UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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The Southern Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025

Notice of Annual Meeting of Stockholders &

Proxy Statement

Altec
A02366
A02146
Southern Company

Our Company

	Capabilities in		More than
45,000 MW	50 States	9 million	28,000	7
of generating capacity		Customers	Employees	Electric & natural gas utilities

Our Major Subsidiaries

1.6 million electric utility customers	2.8 million electric utility customers	193,000 electric utility customers

12,600 MW of wholesale solar, wind, natural gas and clean alternative technology provider in 15 states	4.4 million natural gas distribution customers across four state-regulated, wholesale and retail energy businesses and gas storage facilities in the U.S.
	▶Atlanta Gas Light (GA) ▶Chattanooga Gas (TN)	▶Nicor Gas (IL) ▶Virginia Natural Gas (VA)

Wireless communications service	A national leader in distributed infrastructure technologies doing business nationwide	An innovative leader among the nation’s nuclear energy industry

Our Values
At Southern Company, Our Values establish the foundational behaviors that guide how we work and outline how we make decisions and take actions. Our Values reflect how we lead, engage, collaborate and perform as One Team. Living Our Values is how we make each other better and deliver clean, safe reliable and affordable energy solutions for our customers and communities. This is what we mean when we say we are bigger than our bottom line.
At Southern Company, Our Values will guide us to make every decision, every day, in the right way.

Safety First We actively care about the safety and well-being of our employees, customers and communities. Safely approaching every job, every day, always comes first.

Intentional Inclusion
We are One Team, working to foster a culture of belonging and ensuring our diverse team feels valued. Investing in an equitable culture benefits our employees, customers, communities and stockholders.

Act with Integrity We act with honesty, respect and fairness, demonstrating trustworthiness in all we do. We are true to our word and follow through on our commitments.

Superior Performance
We keep customers at the center of everything that we do, with a focus on continuous improvement. We will continue our strong focus on innovative solutions, improving how we run our business and our commitment to environmental stewardship.

Cover Photo: Crews and equipment staged in Brunswick, Georgia ready to restore service in the aftermath of Hurricane Helene

Southern Company is a holding company that conducts its business through its subsidiaries; accordingly, unless the context otherwise requires, references in this proxy statement to Southern Company’s operations, such as generating activities, greenhouse gas (GHG) emissions and employment practices, refer to those operations conducted through its subsidiaries.
Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission (SEC).
See Appendix A - Definitions of Key Terms on page 101 for many key terms and acronyms used in this proxy statement.

Southern Company 2025 Proxy Statement	1

Notice of Annual Meeting of Stockholders of Southern Company

Date and time Wednesday, May 21, 2025 10:00 a.m., ET
Record date
Stockholders of record at the close of business on March 31, 2025 are entitled to attend and vote at the annual meeting. On that date, there were 1,100,193,640 shares of common stock of Southern Company outstanding and entitled to vote.
On April 11, 2025, these proxy materials and our annual report are being mailed or made available to stockholders.

Access the Annual Meeting Stockholders may participate in the virtual annual meeting by logging in at www.virtualshareholdermeeting.com/SO2025.
Items of Business
Stockholders are being asked to vote on the agenda items described below and to consider any other business properly brought before the 2025 annual meeting and any adjournment or postponement of the meeting.

1	Elect 13 Directors named in this proxy statement
2	Conduct an advisory vote to approve executive compensation, often referred to as a Say on Pay
3	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2025
4	Approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote
5-8	Vote on four stockholder proposals, if each is properly presented at the meeting
Every Vote is Important to Southern Company
We have created an annual meeting website at southerncompanyannualmeeting.com to make it easy to access our 2025 annual meeting materials. At the annual meeting website, you can find an overview of the items to be voted, the proxy statement and the annual report to read online or to download, as well as a link to vote your shares.
Even if you plan to attend the virtual annual meeting, please vote as soon as possible by internet or by telephone or, if you received a paper copy of the proxy form by mail, by signing and returning the proxy form.

Vote by mail If you received a paper copy of the proxy form by mail, you can mark, sign, date and return the proxy form in the enclosed, postage-paid envelope.
Vote by internet or telephone
Voting by internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated.
Internet www.proxyvote.com (24/7)
Telephone 1-800-690-6903 (24/7)

By Order of the Board of Directors
April 11, 2025
Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on May 21, 2025: The proxy statement and the annual report are available at investor.southerncompany.com.

The 2025 annual meeting will be held entirely online via live webcast. This virtual format will leverage the latest technology to provide expanded access to all stockholders, regardless of physical location, and is designed to ensure that stockholders have the same rights and opportunities throughout the virtual meeting as they would at an in-person meeting. Stockholders will be able to participate in the virtual annual meeting, vote and submit questions from any location via the internet by logging in at www.virtualshareholdermeeting.com/SO2025 and entering the 16-digit control number on your proxy card, voting instruction form or Notice of Internet Availability. Stockholders who do not receive a 16-digit control number should consult their voting instruction form or Notice of Internet Availability and may need to obtain a legal proxy in advance of the virtual annual meeting in order to participate. See page 93 for more information about the virtual annual meeting.

2	Southern Company 2025 Proxy Statement

Letter from our Chairman and Chief Executive Officer
Dear Fellow Stockholders:
You are invited to attend the Southern Company 2025 Annual Meeting of Stockholders at 10:00 a.m., ET, on Wednesday, May 21, 2025. We will be conducting the annual meeting online via live webcast to allow greater stockholder participation in the meeting. See page 93 for information about how to participate in the virtual annual meeting.
2024 was another outstanding year for Southern Company. We celebrated monumental milestones and navigated unprecedented challenges. Our many achievements include delivering strong financial results, celebrating commercial operation for Georgia Power's Vogtle Unit 4, making progress on our net zero goal, continuing to advocate for sound energy policy, advancing our energy portfolio and transitioning for the future, seeking out opportunities to run more efficiently, executing a historic storm response and more, all while staying intently focused on Our Values and our culture.
Excelling at the Fundamentals
I am most proud of how our team continued to put customers first throughout 2024. While this is our daily mission, our dedication was especially evident as we came together over the past year in response to several weather events that impacted many of our customers.
In late September, Hurricane Helene swept through Georgia, leaving catastrophic damage so severe that entire sections of the power grid had to be rebuilt. The numbers were staggering - nearly 12,000 poles were broken, over 1,500 miles of wire downed and more than 5,800 transformers were damaged. But the response effort was nothing short of monumental. More than 20,000 personnel worked to restore service as safely and quickly as possible, including teammates from Alabama Power, Georgia Power, Mississippi Power, Atlanta Gas Light and Virginia Natural Gas.
Another monumental achievement was the completion of Georgia Power's Vogtle Unit 4 - making Plant Vogtle the largest generator of clean energy in the nation. This long-term investment will benefit customers and communities in Georgia for the next 60 to 80 years, helping us to meet the energy demands of our growing economy.
And our economy isn't just growing, it is booming. Over the past year, more than 150 companies announced expanded operations or made the decision to locate new facilities within our southeastern footprint. These projects are expected to support over 20,000 new jobs.
Investing for a Bright Energy Future
We were also busy investing in our grid and system to increase reliability and resiliency and improve the customer experience. In 2024, we implemented a new Meter Data Management system, centralizing and validating meter data for billing, analytics and customer use. Along with an advanced data and analytics platform, this update allows our operating companies to anticipate evolving customer needs and improve first-contact customer engagement and resolution.
Meanwhile, 95% of Mississippi Power's customers are now served by a self-healing network, significantly reducing the frequency and duration of outages by isolating faults and automatically restoring service to unaffected customers. This investment prevented nearly ten million outage minutes throughout 2023 and 2024.
The first grid-connected battery energy storage system (BESS) in Georgia Power's history entered commercial operation at the Mossy Branch Battery Facility, capable of storing 65 MWs of energy to enhance grid resiliency and reliability. In April 2024, Southern Power announced the commercial operation of its 30th solar site, the South Cheyenne Solar Facility. Southern Power also announced two expansions of its Millers Branch Solar Facility, which upon completion will be capable of generating up to 512 MWs.
Growing Our Company and Communities
Our commitment to the communities we serve goes well beyond the energy solutions we provide or the economic development support we offer. Our operating companies have been helping hometowns across our service footprint grow and prosper for over 100 years. Our philanthropic investments, employee volunteer efforts and economic development initiatives are focused on elevating our communities for generations to come.
We had a phenomenal year in 2024, and I'm extremely proud of all we have accomplished as one team across our company. Southern Company is poised for a bright future, and I cannot be more excited for the opportunities ahead of us.
We hope that you can join us at the virtual annual meeting as we discuss Southern Company’s 2024 performance, stockholders vote on the items of business noted in this proxy statement and we address stockholder questions.
Your vote is important. We urge you to vote as soon as possible by internet or by telephone or, if you received a paper copy of the proxy form by mail, by signing and returning the proxy form.
We are grateful for your continued confidence in Southern Company.

Christopher C. Womack Chairman, President and Chief Executive Officer April 11, 2025

Southern Company 2025 Proxy Statement	3

Letter from our Independent Directors
Dear Fellow Stockholders:
As independent Directors, we strive to govern Southern Company in a prudent and transparent manner with a commitment to sound governance principles.
Oversight of Strategy and Risk
One of our most important responsibilities is to oversee the strategy of our Company and related opportunities and risks. As the energy industry continues to evolve and as we project significant load growth in our service territories over the coming years, our Company remains committed to developing durable business strategies and supporting policies that facilitate clean, safe, reliable and affordable energy for customers. We continue to believe that companies with a culture that embraces change, engages in healthy debate and encourages innovation will be the most adaptable.
At each Board meeting and during our regular strategy sessions, we contribute to management’s strategic plan by engaging senior leaders in robust discussions about business priorities and long-term opportunities and risks. We work closely with management on advancing our energy portfolio and meeting the projected load growth in our service areas while transitioning our generating fleet for the future. We focus on capital allocation for capacity and grid enhancements to increase reliability and resiliency of the system and improve customer experience and on affordability for customers.
One of the Company’s many achievements in 2024 was the completion of Georgia Power’s Plant Vogtle Unit 4. As independent Directors, we have remained diligent in our oversight of this important project. Vogtle Units 3 and 4 are expected to serve customers with carbon-free electricity for the next 60 to 80 years.
Board Refreshment
Board refreshment is governed by robust, evergreen processes focused on aligning the Board's composition with the Company's long-term strategy. In the last three years, we added five new Directors to our Board, most recently Jimmy Etheredge on April 1. Hal Clark will retire from our Board at the upcoming annual meeting. Our Board aims to strike a balance between the knowledge that comes from longer-term service and the new experiences and ideas that come from adding Directors to our Board. We believe in the business value of having a broad range of perspectives in the boardroom, and seek to have the right mix of qualifications, attributes, skills and experiences to address the Company’s current and future needs.
Thank you for the trust you place in us. By helping management address priorities and challenges while maintaining a long-term outlook, we are best able to support our common goal of creating enduring long-term value for customers, employees and stockholders alike. We are grateful for the opportunity to serve Southern Company on your behalf.

Dr. Janaki Akella	Henry A. Clark III	Shantella E. Cooper

Anthony F. Earley, Jr.	James O. Etheredge	David J. Grain

Donald M. James	John D. Johns	Dr. Dale E. Klein

David E. Meador	William G. Smith, Jr.	Kristine L. Svinicki

Lizanne Thomas

4	Southern Company 2025 Proxy Statement

Company Performance
Our Strategy
We are one of America’s premier energy companies, delivering clean, safe, reliable and affordable energy to our electric and natural gas customers through our state regulated utilities. Our strategy is to maximize long-term value to stockholders through a customer-, community- and relationship-focused business model that is designed to produce sustainable levels of return on energy infrastructure.
Our 2024 Performance
Our goal is to deliver long-term value to stockholders with appropriate risk-adjusted total shareholder return (TSR). During 2024, Georgia Power brought Plant Vogtle Unit 4 into commercial operation, we expanded our portfolio of zero-carbon generating facilities, we demonstrated resilience during the devastation of Hurricane Helene and we executed our financial plan. Our commitment to working as One Team and prioritizing our customers, communities and employees brought us recognition as Fortune magazine's No. 1 most-admired electric and gas utility worldwide for social responsibility, financial soundness and long-term investment value.
Delivering Strong Financial Results and Creating Value for Stockholders
▶We reported adjusted EPS at the top end of our guidance range for 2024. Throughout the year, we saw strong residential customer growth and commercial sales, led by existing data center usage. 2024 was our strongest year on record for new residential electric customers. We added 57,000 new residential electric customers as well as 26,000 new customers in our natural gas distribution businesses. These factors, combined with weather impacts throughout the year and continued investment in our state-regulated utilities, allowed us to deliver strong adjusted earnings for the full year.
▶We increased our dividend for the 23rd consecutive year, with a 3.5% dividend yield as of year-end 2024.
▶We effectively executed our capital plan and maintained discipline around our credit metrics.
Earnings per share ($)

¢	Reported EPS	¢	Adjusted EPS
For a reconciliation of adjusted EPS to EPS under GAAP, see page 98.
Dividends paid per share ($)

Increased 8 cents in 2024

Paid $3.13B to stockholders in 2024

Southern Company 2025 Proxy Statement	5

Company Performance

Our TSR outperformed the Philadelphia Utility Index (UTY) for all periods presented. During 2024, we continued to deliver positive stockholder returns, and we have reliably demonstrated strong TSR performance over the long term.

TOTAL SHAREHOLDER RETURN (ANNUALIZED)

	1-Year	3-Year	5-Year	25-Year
Southern Company	21.7%	10.4%	9.5%	12.3%
Philadelphia Utility Index	20.9%	3.4%	6.1%	9.1%
S&P 500 Index	25.0%	8.9%	14.5%	7.7%
Dow Jones Industrial Average	15.0%	7.6%	10.5%	7.8%
Source: Bloomberg using quarterly compounding as of December 31, 2024.

Excelling at The Fundamentals
▶We demonstrated resilience in our preparation for and recovery from Hurricane Helene, the most destructive storm in Georgia Power's 140-year history. Nearly 1.5 million customers were impacted by the storm, and our response efforts involved more than 20,000 electric and natural gas personnel, including teammates from Georgia Power, Alabama Power, Mississippi Power, Atlanta Gas Light, Virginia Natural Gas and numerous other utility partners who provided mutual assistance.
▶We maintained constructive relationships with state regulatory agencies that will allow our utilities to continue to further enhance safety, modernize infrastructure and improve reliability.
▶We demonstrated outstanding operational performance throughout the year, including serving an all-time record winter peak load of 39,934 MW in January 2024.
▶Across the company, we remained focused on the safety and reliability of our systems. At our electric utilities, we exceeded targets for customer satisfaction, net zero availability, electricity generation and transmission reliability. At our natural gas utilities, we exceeded targets for customer service, miles of main replaced and leak response times.
▶At Southern Nuclear, Plants Farley and Hatch achieved the highest performance ratings possible from the Institute of Nuclear Power Operations.
Investing for a Bright Energy Future
▶Southern Company subsidiary Georgia Power brought Plant Vogtle Unit 4 safely into commercial operation in April 2024. Vogtle Unit 3 previously entered commercial operation on July 31, 2023. With all four units in operation, Plant Vogtle is the largest generator of clean energy in the nation, expected to produce more than 30 million megawatt hours of electricity each year. In addition to providing a new source of clean, reliable energy for Georgia, the construction of the new units at Plant Vogtle has provided billions of dollars of positive economic impact for Georgia and local communities.
▶Also at Georgia Power, the company completed its first “grid-connected” battery energy storage system (BESS). The Mossy Branch Battery Facility is capable of 65 MW of battery storage that can be deployed back to the grid over a four-hour period, adding resiliency to the state’s power grid and helping ensure reliable energy for a growing Georgia.
▶Our Southern Power subsidiary commenced commercial operation of its 30th solar site, the South Cheyenne Solar Facility, and continued expansion of its Millers' Branch facility.
▶Virginia Natural Gas first procured Next Generation Natural Gas for its customers in 2019 and, as of April 2024, 100% of its customers’ energy demands are being supplied with this lower-emissions product. These efforts were facilitated by the Virginia legislature’s Energy Innovation Act.
▶We maintained focus on responsibly transitioning our generation fleet to more cost-effective, lower-emitting generating resources. Our generating fleet transition plans and GHG goal setting processes take into consideration many factors, including resilience, reliability and affordability as well as GHG reduction. Incorporating each of these important elements allows us to follow an achievable and orderly track as we pursue our net zero by 2050 goal.
▶We continue to make progress toward our interim goal of reducing Scope 1 GHG emissions by 50% from 2007 levels by 2030. We have preliminarily achieved GHG reductions of 49% below 2007 levels in 2024.
▶We continue to project our owned and contracted renewables and energy storage resources to reach approximately 21,000 MW by 2030.

6	Southern Company 2025 Proxy Statement

Company Performance

Our Annual Energy Mix

▶Energy mix percentages include non-affiliate power purchase agreements.
▶Renewables/Other category includes wind, solar, hydropower, biomass and landfill gas.
▶Energy mix represents all of the energy the Southern Company system uses to serve its retail and wholesale customers. It is not meant to represent delivered energy mix to any particular retail customer or class of customers.
▶With respect to certain renewable generation and associated renewable energy credits (RECs), to the extent an affiliate of Southern has the right to the RECs associated with renewable energy it generates or purchases, it retains the right to sell the energy and RECs, either bundled or separately, to retail customers and third parties.

Renewables/Other

Nuclear

Natural Gas

Coal

We believe our path to net zero will be achieved through:
▶Continued coal fleet transition
▶Thoughtful use of natural gas
▶Further growth in portfolio of zero-carbon resources
▶Negative carbon solutions
▶Enhanced energy efficiency initiatives
▶Continued investment in R&D focused on clean energy technologies
▶From 2007 through the end of 2024, we reduced the number of coal units from 66 to 15 and our nameplate coal capacity from 20,457 MW to 8,523 MW. Between 2015 and 2024, we more than doubled our renewable and storage resources, with a total of approximately 12,500 MW currently in operation.
▶The work of planning, transitioning and operating our system to meet our decarbonization goals will require continued active and constructive engagement with government officials, investors and a wide variety of other public and private stakeholders. Our success will require the support of policies that encourage and advance innovation while protecting the reliability, resiliency and affordability of the services we provide to our customers.
▶Our electric operating companies continued to be recognized for industry-leading customer service among electric utilities, with J.D. Power ranking Georgia Power No. 1 in residential customer satisfaction (South Large segment) for the third year in a row and Cogent recognizing Mississippi Power as a residential Customer Champion and a Most Trusted Brand for 2024. Our natural gas utilities outperformed the industry in customer satisfaction and scored highly in customer service interactions.
▶The Nicor Gas Energy Efficiency Program’s Community Connection Center (C3) received an E Source 2024 Achievement in Residential Customer Experience Award. Launched in 2022, C3 is a unique offering focused on providing customers with energy efficiency and bill payment assistance options. C3 connects income-eligible customers with local grants, community partners and free resources that can assist beyond their energy bills. Since its inception, the C3 team has helped Nicor Gas customers tap into more than $18 million in energy assistance grants. Over 4,500 customers have received free energy efficiency services through the program and more than 5,000 families have been provided free groceries.
▶Alabama Power was named as the recipient of the Edison Electric Institute's (EEI) Emergency Response Award for its mutual assistance efforts following Hurricanes Beryl and Helene in 2024. The award recognizes recovery and assistance efforts of electric companies following disruptions of service due to extreme weather or other events. Alabama Power dispatched a 350-person team to support restoration efforts in the Houston area following Hurricane Beryl and 1,000 employees to the state of Georgia following Hurricane Helene. Since 1998, Alabama Power has received 19 Mutual Assistance and 14 Storm Recovery Awards from EEI, making the company the most awarded among EEI members.
▶We are committed to supporting and improving our communities while conducting business with honesty, integrity and fairness. Southern Company and our subsidiaries weave together financial grants, philanthropic programs, community board leadership and employee volunteerism to create positive momentum our communities.

Southern Company 2025 Proxy Statement	7

Company Performance

▶In 2024, our companies and foundations invested over $85 million in grants, sponsorships and impact investments across our territories.
▶Our operating companies also play leadership roles in economic development efforts across the states and regions where we operate. In 2024, our economic development groups supported initiatives that resulted in the announcement of more than 20,000 jobs and $14 billion of investment in our electric service territories.

Leading Through Innovation
▶For more than five decades, Southern Company’s world-class Research and Development organization has remained at the forefront of innovation. The organization’s research portfolio spans technology development for energy production, delivery and use, and is facilitating our transition to a net-zero energy system.

▶The National Carbon Capture Center (NCCC), funded by the Department of Energy (DOE) and other sponsors and managed by Southern Company, continues to advance CO2 capture, conversion, and removal technologies. In 2024, the NCCC announced it surpassed 150,000 hours of technology testing, aiding the development of cost-effective and commercially viable carbon management technologies to reduce GHG emissions. Additionally, nine technology projects with a direct testing connection to the NCCC received DOE funding awards, demonstrating the facility’s role in progressing technologies from laboratory development to commercial deployment. The center also completed its first tests of direct air capture and cryogenic carbon capture technologies.
▶In 2024, Georgia Power and Urbint were awarded EEI's Thomas F. Farrell, II Safety Leadership and Innovation Award for their partnership to create a revolutionary artificial intelligence-powered hazard recognition and reporting tool to enhance workforce safety.
▶We continue to leverage innovative collaborations, including our partnership with Energy Impact Partners, the world’s largest utility-backed, clean tech investor coalition with over $4 billion in assets under management. In 2024, we piloted multiple innovative solutions across the Southern Company system to enhance customer value, modernize our business, and sustainably serve our growing communities.

Innovating How We Work
▶Our people are at the center of our mission to provide clean, safe, reliable and affordable energy. How we do our work is just as important as what we do.
▶Throughout 2024, we challenged our leaders to think differently and evaluate how we operate as an enterprise. Through a collaborative ideation and review process, our leaders identified multiple opportunities to refine and align our Company strategy. This process offered an exciting opportunity for our collective leadership teams to positively position our Company, stakeholders and employees to discuss continued long-term success, and to enhance our Company culture of collaboration and continuous improvement.
▶We aim to foster a culture of belonging to attract, develop and retain a sustainable and capable workforce. We encourage different ideas and points of view, and our Code of Ethics affirms our expectation that employees treat each other with fairness, respect and dignity. Our 30 employee-led groups, councils and networks continue to grow and enrich our culture by providing valuable mentoring programs, volunteering and networking opportunities for employees.
▶We offer competitive pay and invest in comprehensive benefit plans, programs and policies that help stabilize and improve the well-being of our employees and their families through industry-leading physical health, mental health and financial planning options. During 2024, we continued our focus on and advancement of employee well-being with increased support and communication on financial wellness and mental health through dedicated campaign and enhanced online tools, resources and webinars.

8	Southern Company 2025 Proxy Statement

Company Performance

▶We are committed to building a robust, skilled workforce across our footprint that not only meets our internal needs, but also those of our communities. We actively collaborate with educational institutions, labor partners and government, business and industry leaders to advocate for policies that remove barriers to employment, develop training programs that upskill our community members for in-demand careers, and align workforce initiatives across our footprint. In doing so, we seek to uplift our communities and create pathways of socio-economic mobility for our residents. For example, as representatives on the Alabama Workforce Board established in 2024 and its Executive Committee, our leaders are working to advise Alabama’s first Secretary of Workforce on developing a unified Department of Workforce that prioritizes career outcomes for Alabamians.
▶We expanded our reimagined, modern "corporate university" with the implementation of our Leadership Academy Impact Program. Designed for mid-level high potential leaders, the program is a testament to our commitment to foster the growth and development of our future executive leaders. The Impact Program focuses on comprehensive development opportunities such as translating business strategy into action, growing competence and character, holding others accountable and balancing the focus on self, team and Company.

Commitment to Transparency
We recognize the value our investors and stakeholders place on transparency. We provide investors with voluntary disclosures aligned to key reporting frameworks. We also provide detailed information on our decarbonization strategy through our data table and issue-specific reports designed to address stockholder feedback and frequently asked questions.

The Sustainability section of our website highlights our ongoing efforts across our core sustainability priorities:

Serve Our Customers	Invest in Our People
Advance Clean Energy	Elevate Our Communities
Lead Through Innovation	Maintain Effective Governance

We actively review reports and ratings issued by sustainability data providers and identify disclosures that can inform their analyses. As a result of these efforts, we maintain solid ratings as measured by many leading third-party providers.

Southern Company 2025 Proxy Statement	9

Proxy Voting Roadmap

The Board, acting upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, has nominated 13 of the Directors currently serving for re-election to the Southern Company Board of Directors. Each nominee holds or has held senior executive positions, maintains the highest degree of integrity and ethical standards and complements the needs of the Company and the Board. Through their positions, responsibilities, skills and perspectives, which span many industries and organizations, these nominees represent a Board of Directors with a broad range and depth of expertise and experience to effectively oversee the Company's operations, risks and long-term strategy.

The Board recommends a vote FOR each nominee for Director

Janaki Akella, 64 Independent Former Digital Transformation Leader, Google LLC Director Since: January 2019

Shantella E. Cooper, 57 Independent Founder and Chief Executive Officer, Journey Forward Strategies, LLC Director Since: October 2023

Anthony F. Earley, Jr., 75 Lead Independent Director Chairman, President and Chief Executive Officer, PG&E Corporation (retired) Director Since: January 2019

James O. Etheredge, 61 Independent Managing Director, Monarch Private Capital and former Chief Executive Officer - North America, Accenture plc Director Since: April 2025

David J. Grain, 62 Independent Founder and Chief Executive Officer, Grain Management, LLC Director Since: December 2012

Donald M. James, 76 Independent Chairman and Chief Executive Officer, Vulcan Materials Company (retired) Director Since: December 1999

John D. Johns, 73 Independent Senior Advisor, Blackstone Inc. and former Chairman and Chief Executive Officer, Protective Life Corporation Director Since: February 2015

Dale E. Klein, 77 Independent Professor, University of Texas at Austin Director Since: July 2010

David E. Meador, 68 Independent Vice Chairman and Chief Administrative Officer, DTE Energy (retired) Director Since: April 2023

William G. Smith, Jr., 71 Independent Chairman, President and Chief Executive Officer, Capital City Bank Group, Inc. Director Since: February 2006

Kristine L. Svinicki, 58 Independent Adjunct Professor, University of Michigan Director Since: October 2021

Lizanne Thomas, 67 Independent Partner, Jones Day (retired) Director Since: April 2023

Christopher C. Womack, 67 Chairman, President and Chief Executive Officer, Southern Company Director Since: March 2023

Collective qualifications, attributes, skills and experience

Accounting, Finance and Capital Markets
CEO Experience
Cybersecurity
Environment and Clean Energy
Government and Public Policy
Industry Experience
Regional Knowledge
Technology and Innovation

10	Southern Company 2025 Proxy Statement

Proxy Voting Roadmap

We believe our compensation program provides the appropriate mix of fixed and at-risk compensation.
The short- and long-term performance-based compensation program ties executive pay to Company performance, rewards achievement of financial and operational goals, encourages individual performance that is in line with our long-term strategy, is aligned with stockholder interests and remains competitive with our industry peers.

The Board recommends a vote FOR this proposal

The Audit Committee appointed Deloitte & Touche as our independent registered public accounting firm for 2025. This appointment is being submitted to stockholders for ratification.

The Board recommends a vote FOR this proposal

A supermajority vote requirement like the one contained in Article Eleventh of the Restated Certificate of Incorporation (Certificate of Incorporation or Certificate) historically has been intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad stockholder consensus to make certain fundamental changes.
As corporate governance standards have evolved, many stockholders and commentators now view a supermajority requirement as limiting the Board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

The Board recommends a vote FOR this proposal

The following four proposals were submitted by stockholders. If the proponent of each proposal, or the proponent’s representative, is present at the annual meeting and presents the proposal for a vote, then the proposal will be voted on at the annual meeting.

▶Simple Majority Vote ▶Disclose Assumptions Underlying Continued Reliance on Fossil Fuel-Based Energy	▶Conduct a Net Zero Audit ▶Report on Respecting Workforce Civil Liberties

The Board recommends a vote AGAINST each proposal

Southern Company 2025 Proxy Statement	11

Governance

The Board, acting upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, has nominated 13 of the Directors currently serving for re-election to the Southern Company Board of Directors.
Janaki Akella Shantella E. Cooper Anthony F. Earley, Jr. James O. Etheredge	David J. Grain Donald M. James John D. Johns	Dale E. Klein David E. Meador William G. Smith, Jr.	Kristine L. Svinicki Lizanne Thomas Christopher C. Womack

Each nominee, if elected, will serve until the 2026 annual meeting of stockholders and until their successors are elected and qualified.
The proxies named on the proxy form will vote each properly executed proxy form for the election of the 13 Director nominees, unless otherwise instructed. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.

The Board recommends a vote FOR each nominee for Director

Governance Highlights
We seek to establish corporate governance standards and practices that create long-term value for our stockholders and positive influences on the governance of the Company.

Stockholder Empowerment	Independent Board of Directors

▶All Directors stand for stockholder election annually
▶Majority voting standard in uncontested Director elections
▶Directors not receiving majority support must tender their resignation for consideration by the Board
▶Proxy access for stockholders
▶10% threshold for stockholders to request a special meeting
▶No poison pill

▶12 of our 13 nominees for Director are independent
▶Strong Lead Independent Director with robust authority and responsibility that is disclosed to stockholders
▶All Board committees are comprised of independent Directors and are chaired by independent Directors
▶Actively endeavors to include candidates in the pool that reflect a broad range and depth of expertise and experience relevant to our businesses and strategies

Stockholder Engagement	Governance Best Practices

▶Year-round stockholder outreach that includes participation of independent Directors, with feedback provided to the Board
▶Key members of senior management regularly attend investor conferences to better understand emerging issues and stockholder perspectives and to facilitate engagement opportunities
▶Process in place for stockholders and interested parties to communicate with Lead Independent Director or other independent Directors

▶Regular Board refreshment with nationally-recognized search firm on retainer
▶Elected five new Directors in last three years
▶Annual Board review of leadership structure and disclosure of the Board’s reasoning underlying its leadership structure
▶Annual Board self-assessment facilitated by an independent third party and annual committee self-assessments
▶Regular executive sessions of independent Directors
▶Limits on the number of public company boards a Director may serve

Director Nominee Attributes

12	Southern Company 2025 Proxy Statement

Governance
Board of Director Nominees Qualifications, Attributes, Skills and Experience
The Nominating, Governance and Corporate Responsibility Committee establishes and regularly reviews with the Board the qualifications, attributes, skills and experience that it believes are desirable to be represented on the Board to help ensure they align with the Company’s long-term strategy. We believe our Directors possess a broad range and depth of expertise and experience to effectively oversee the Company’s operations, risks and long-term strategy. This high-level summary is not intended to be an exhaustive list of each director nominee's skills or contributions to the Board. As a result, the absence of a checkmark does not mean a director does not necessarily possess that particularly skill or experience.

Accounting, Finance and Capital Markets	CEO Experience	Cybersecurity
Experience in accounting and financial reporting, corporate finance, mergers and acquisitions, developing financial plans and programs or capital allocation	Experience as a public company CEO or leading a similarly complex organization	Experience with cyber threats, risk mitigation and policy
Environment and Clean Energy	Government and Public Policy	Industry Experience
Experience with environmental or climate policy, regulation, risk and business operations, as well as an understanding of clean energy or the risks and opportunities for an organization transitioning to a low-carbon future	Experience working with governmental agencies, regulatory affairs or public policy, especially in regulated industries	Experience with the energy or utility industry, including electric and gas utility operations, nuclear operations or industrial health and safety, or overseeing large-scale industrial projects
Regional Knowledge	Technology and Innovation
Experience working in the communities served by Southern Company or with its regional business and political environment	Experience with digital technology including data analytics, artificial intelligence, information technology or digital transformation, as well as technology innovation affecting the industry

Accounting, Finance and Capital Markets
CEO Experience
Cybersecurity
Environment and Clean Energy
Government and Public Policy
Industry Experience
Regional Knowledge
Technology and Innovation
Other Current Public Company Boards	1	2	0	0	2	0	2	0	0	1	2	1	1
Tenure (Completed Whole Years)	6	1	6	0	12	25	10	14	2	19	3	2	2
Age	64	57	75	61	62	76	73	77	68	71	58	67	67
Gender (Male/Female)	F	F	M	M	M	M	M	M	M	M	F	F	M
Race or Ethnicity
American Indian/Alaska Native
Asian
Black / African American
White / Caucasian

Southern Company 2025 Proxy Statement	13

Governance
Board Refreshment, Board Succession Planning and Board Composition
The Nominating, Governance and Corporate Responsibility Committee continues to focus on Board refreshment to align the Board’s long-term composition with the Company’s long-term strategy and to effect meaningful Board succession planning. It has an evergreen Board search process in place and has retained a nationally-recognized Board search firm to assist in the identification of qualified candidates.
The Nominating, Governance and Corporate Responsibility Committee evaluates the evolving attributes, skills, experience, qualifications and expertise needed by the Board to determine the Board’s membership and size. Over the last three years, the Board has added five new Directors with a range of skills. Over the same period of time, four directors have stepped down from the Board, and an additional Director is retiring from the Board at the end of his term at the annual meeting.
Our commitment to Our Values, including Intentional Inclusion and Superior Performance, begins with the Board. The Board believes a broad range of experiences and expertise contributes to a more effective decision-making process and helps drive long-term value. The Nominating, Governance and Corporate Responsibility Committee actively seeks out candidates with diverse backgrounds, skills and experience to include in the pool from which the Board nominees are chosen, with the ultimate decision on all Board nominations being based on contributions that the selected nominees will bring to the Board.
The Nominating, Governance and Corporate Responsibility Committee assesses the effectiveness of its refreshment efforts and the development of a constructive culture through its regular evaluations of the Board’s composition.

Board Additions Over Last Three Years
Shantella E. Cooper Founder and Chief Executive Officer, Journey Forward Strategies, LLC

James O. Etheredge Managing Director, Monarch Private Capital and former Chief Executive Officer - North America, Accenture plc

David E. Meador Vice Chairman and Chief Administrative Officer, DTE Energy (retired)

Lizanne Thomas Partner, Jones Day (retired)

Christopher C. Womack Chairman, President and CEO, Southern Company

Skills Brought By New Directors

Accounting, Finance and Capital Markets	Government and Public Policy

CEO Experience	Industry Experience

Cybersecurity	Regional Knowledge

Environment and Clean Energy	Technology and Innovation

The Board aims to strike a balance between the knowledge that comes from longer-term service on the Board and the new experience and ideas that can come from adding Directors to the Board. The Board believes the average tenure of the 13 Director nominees of approximately eight years reflects the balance the Board seeks between the different perspectives brought by longer-serving Directors and new Directors. The Board aims to continue to refresh its membership over time.

Meetings and Attendance
The Board met seven times in 2024. All of our Directors attended at least 75% of applicable Board and committee meetings in 2024. Our Directors are engaged, as demonstrated by the average Director attendance at all applicable Board and committee meetings in 2024 of 98%. All Director nominees are expected to participate in the annual meeting of stockholders. All nominees for Director at the 2024 annual meeting attended the meeting.

14	Southern Company 2025 Proxy Statement

Governance
Board Nomination Process
Identifying Nominees for Election to the Board
The Nominating, Governance and Corporate Responsibility Committee, comprised entirely of independent Directors, is responsible for identifying, evaluating and recommending nominees for election to the Board. Final selection of the nominees for election to the Board is within the sole discretion of the Board. The Nominating, Governance and Corporate Responsibility Committee also evaluates and makes recommendations about the size of the Board. The Board is currently comprised of 14 members and Hal Clark will retire as the upcoming annual meeting. Effective as of the annual meeting, the Board will be reduced to 13 members.
The Board believes that, as a whole, it should have collective qualifications, attributes, skills and experience beneficial to our Company and in line with our long-term strategic plans.
Mr. Etheredge was recommended by the Nominating, Governance and Corporate Responsibility Committee for election as an independent Director and was elected to the Board effective April 1, 2025. Mr. Etheredge was identified as a candidate by the CEO and the non-management Directors.

1	Board Succession Planning ▶Evaluate qualifications and skills of Board ▶Identify skills and experience to enhance effectiveness

2	Identification of Candidates by Nomination, Governance and Corporate Responsibility Committee
▶Evergreen process	▶Identify qualified candidates based on talent framework	▶Assistance from independent search firm
▶Consider personal characteristics and qualifications, including:

  History of achievement that reflects superior standards
  Willingness to commit sufficient time
  Genuine interest in the Company and a recognition that, as a member of the Board, one is accountable to the stockholders of the Company, not to any particular interest group
 Candidates with diverse backgrounds, skills and experience
Highest degree of integrity and ethical standards Independence from management Ability to provide sound and informed judgment Financial literacy Number of other board memberships

3	Meeting with Candidates Interviews with: ▶Chairman and CEO ▶Lead Independent Director	▶Members of Nominating, Governance and Corporate Responsibility Committee ▶All of the members of the Board
All Board members are provided an opportunity to interview selected candidates and provide feedback

4	Decision and Nomination Nomination by Nominating, Governance and Corporate Responsibility Committee and approval by full Board

5
Election
Stockholders consider the nominees and elect Directors at the annual meeting to serve one-year terms. The Board may also elect Directors on the recommendation of the Nominating, Governance and Corporate Responsibility Committee throughout the year, following the same process, when determined to be in the best interests of the Company and its stockholders.

Result We have nominated five new highly qualified Directors in the past three years.

Southern Company 2025 Proxy Statement	15

Governance
Stockholder Nomination of Directors
Proxy access generally refers to the right of stockholders who meet certain ownership thresholds to nominate one or more Directors to the Board and have the nominees included in the Company’s proxy materials and on the Company’s proxy card.
We have proxy access provisions in our By-Laws. The key terms are as follows.

Any stockholder or group of up to 20 stockholders maintaining continuous qualifying ownership of at least 3% of our outstanding shares for at least three years can nominate, and include in our proxy materials, Director nominees constituting the greater of two nominees or 20% (rounded down) of the number of Directors in our proxy materials for the next annual meeting.

Nominating stockholder(s) and the nominee(s) must also meet the eligibility requirements described in our By-Laws. Our By-Laws also provide for the direct nomination of directors for election by stockholders at an annual meeting. For additional information about stockholder nomination of directors, see page 95.
Stockholder Recommendation of Director Candidates
The Nominating, Governance and Corporate Responsibility Committee considers potential board candidates recommended by stockholders. Recommendations can be made by submitting the candidate’s information to our Corporate Secretary in writing at Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. Stockholders should provide as much relevant information about the candidate as possible, including the candidate’s biographical information and qualifications to serve. A stockholder recommended candidate is reviewed in the same manner as a candidate identified by the Nominating, Governance and Corporate Responsibility Committee.
Service on Other Boards and Committees
In identifying candidates to serve on the Board and in evaluating whether to recommend the re-election of existing Directors, the Nominating, Governance and Corporate Responsibility Committee considers whether a candidate or a Director demonstrates a willingness to commit sufficient time to serving on the Board. The Nominating, Governance and Corporate Responsibility Committee is regularly updated on the public company board service limit or “overboarding” policies of our largest stockholders.
Our Corporate Governance Guidelines include limitations on the number of public company boards and public company audit committees a Director may serve.

▶No employed Director may serve on more than two public company boards (not including the Company’s Board or the director’s employing company board) unless otherwise approved by the Nominating, Governance and Corporate Responsibility Committee.
▶No Director may serve on more than four public company boards (including the Company’s Board), unless otherwise approved by the Nominating, Governance and Corporate Responsibility Committee.
▶No Director who is a member of the Company’s Audit Committee may serve on the audit committees of more than three public companies (including the Company’s Audit Committee).

In addition to these limitations, our Corporate Governance Guidelines require that the Company’s CEO will not serve on other public company boards without consulting with the Board. They also require that current Directors must notify the CEO and the Chair of the Nominating, Governance and Corporate Responsibility Committee when considering a request for service on another public company board.
Each of the Directors are in full compliance with these Corporate Governance Guidelines.
In light of this, as part of its annual evaluation on whether to recommend the re-election of existing Directors, the Nominating, Governance and Corporate Responsibility Committee is provided information on the public company boards and private company for-profit boards on which each Director serves, including compliance with the specific numerical guidelines above, as well as the Directors’ attendance records at Southern’s Board and committee meetings. In 2024, all Directors attended at least 75% of applicable Board and committee meetings, with the average Director attendance at all applicable Board and committee meetings at 98%. These factors also influence the Nominating, Governance and Corporate Responsibility Committee’s annual consideration of Board leaderships positions, committee leadership positions and committee membership.

16	Southern Company 2025 Proxy Statement

Governance
Majority Voting For Directors and Director Resignation Policy
We have a majority vote standard for Director elections, which requires that a nominee for Director in an uncontested election receive a majority of the votes cast at a stockholder meeting in order to be elected to the Board. The Board believes that the majority vote standard in uncontested Director elections strengthens the Director nomination process and enhances Director accountability.
We also have a Director resignation policy, which expects any nominee for election as a Director who fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of the stockholders to promptly tender a letter of resignation. Such resignation would be considered by the Board and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results.
Director Onboarding and Continuing Education
Our Director onboarding process helps to facilitate a smooth and efficient transition for newly elected Directors. Following a Director's election to the Board, new Directors actively participate in a tailored orientation experience to inform them on the current risks and opportunities facing the Company through individual meetings with senior executives responsible for the Company's major lines of business and operations. The Company schedules site visits across the footprint upon request for new Directors to learn directly from our subject matter experts. Directors learn about our corporate governance practices and policies; the financial and technical aspects of our electric utility and natural gas operations, including our nuclear generation facilities; the complex regulatory frameworks in which many of our major subsidiaries operate; our enterprise risk management process and the significant risks facing the Company; and our long-term strategy to deliver clean, safe, reliable and affordable energy to our electric and natural gas customers.
New Directors are encouraged to attend all committee meetings to familiarize themselves with the types of matters reported on during each committee's meeting.
Following the onboarding process, Directors are encouraged to participate in continuous learning in an effort to promote the investment in knowledge on matters relevant to the Company. On a periodic basis, we provide our Directors with suggested educational courses on topics including emerging governance issues, compliance and ethics matters, financial and risk oversight and industry-specific subjects. To facilitate ongoing education by our Directors, we pay the costs for registration, tuition and related travel and lodging expenses.
Communicating with The Board
We encourage stockholders or interested parties to communicate directly with the Board, the independent Directors or the individual Directors, including the Lead Independent Director.
▶Communications may be sent to the Board as a whole, to the independent Directors or to specified Directors, including the Lead Independent Director, by regular mail or electronic mail.
▶Regular mail should be sent to our principal executive offices, to the attention of the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.
▶Electronic mail should be directed to corpgov@southernco.com. Stockholders may also contact the Board using the online form located in the Corporate Governance section of our website at investor.southerncompany.com.
With the exception of commercial solicitations, all communications directed to the Board or to specified Directors will be relayed to them.

Southern Company 2025 Proxy Statement	17

Governance
Biographical Information about our Nominees for Director

Janaki Akella Former Digital Transformation Leader, Google LLC

Age: 64 Director since: January 2019	Board committees: Audit; Business Security and Resiliency (Chair) Other public company directorships: SLM Corporation

Director Highlights
Dr. Akella’s qualifications include electrical engineering experience and knowledge, global business technology, data and analytics expertise and cybersecurity and artificial intelligence matters knowledge. Her understanding and involvement with technology market disruptions is particularly valuable to the Board as the Southern Company system continues to develop innovative business strategies.

▶Dr. Akella served as the Digital Transformation Leader of Google LLC, a multinational technology company specializing in internet-related products, from 2017 until March 2023. At Google, Dr. Akella addressed challenges and complex technical issues arising from new technologies and new business models.
▶Prior to joining Google, Dr. Akella held a number of leadership positions during a 17-year career at McKinsey & Company, where she most recently served as principal. She led and contributed to over 100 consulting engagements in North America, Europe, Asia and Latin America with multiple project teams and client executives. She began her career with Hewlett-Packard as a member of the system technology technical staff, engineer scientist and technical contributor.
▶She currently serves on the Board of SLM Corporation, commonly known as Sallie Mae, where she is a member of the Audit Committee and Operational and Compliance Risk Committee. She also serves on the Board of Fractal Analytics Limited, a private artificial intelligence company that helps businesses use data to improve decision-making, marketing and customer relationships, and averQ, Inc., a private company that provides risk management platforms to regulated financial services companies.
▶She previously served on the Boards of the Guindy College of Engineering North American Alumni and the Churchill Club.

Shantella E. Cooper Founder and Chief Executive Officer of Journey Forward Strategies, LLC

Age: 57 Director since: October 2023	Board committees: Business Security and Resiliency; Nominating, Governance and Corporate Responsibility Other public company directorships: Intercontinental Exchange and SouthState Corporation

Director Highlights
Ms. Cooper’s qualifications include more than 30 years of talent development and executive leadership experience working with Fortune 500 corporations, private companies and the non-profit sector. Ms. Cooper’s expertise in developing sustainable people-focused business strategies is valuable to the Board.

▶Ms. Cooper is Founder and Chief Executive Officer of Journey Forward Strategies, a solutions-focused consulting firm specializing in leadership development and organizational effectiveness. With over 30 years of experience and expertise, Ms. Cooper delivers sustainable results for her clients, while excelling in the areas of executive coaching, leadership and culture development and business transformation. Ms. Cooper also serves as a senior advisor, and was previously an external executive coach, to McKinsey & Company.
▶Ms. Cooper served as Executive Director for the Atlanta Committee for Progress (ACP) from 2019 to 2022. ACP is a partnership between the city’s top business, civic and academic leaders and the Mayor of Atlanta to support economic growth and inclusion.
▶She served as Chief Transformation Officer of WestRock from 2016 to 2019 where she developed infrastructure and processes essential for business growth via mergers and acquisitions. She also led divisions such as Recycling and Waste Services, Enterprise Logistics, Global Procurement and Information Technology. From 2002 to 2016, she served in several roles at Lockheed Martin, including Vice President and General Manager, Vice President of Human Resources and Vice President of Business Ethics.
▶Ms. Cooper currently serves on the Board of Intercontinental Exchange, Inc., where she is the chair of the Risk Committee and a member of the Compensation Committee, and SouthState Corporation, where she is a member of the Risk Committee and the Governance and Nominating Committee. She served on the Board of Directors for Veritiv Corporation until 2023.
▶She serves on the Board of Directors for Grady Memorial Hospital Corporation and the Board of Trustees for Emory University as well as several other Atlanta-area boards supporting technology, research and education. Ms. Cooper has been recognized for her expertise in workforce and leadership development by numerous publications and organizations.

18	Southern Company 2025 Proxy Statement

Governance

Anthony F. “Tony” Earley, Jr. Chairman, President and Chief Executive Officer, PG&E Corporation (retired)

Age: 75 Director since: January 2019	Board committees: Operations, Environmental and Safety Other public company directorships: None

Director Highlights
Mr. Earley’s qualifications include public company CEO experience and energy industry expertise including nuclear regulation, generation and technology, as well as cybersecurity matters, environmental matters and major capital projects. His experience as the president and chief executive officer of energy companies and his involvement in electric industry-wide research and development programs are valuable to the Board.

▶Mr. Earley served as Chairman, President and Chief Executive Officer of PG&E Corporation, a public utility holding company providing natural gas and electric services, from 2011 until February 2017, when he became Executive Chairman. He served as Executive Chairman until his retirement from PG&E in December 2017. On January 29, 2019, PG&E Corporation and its subsidiary Pacific Gas and Electric Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code as a result of wildfire claims in California.
▶Before joining PG&E, Mr. Earley served in several executive leadership roles during his 17 years at DTE Energy, including Executive Chairman, Chairman and Chief Executive Officer. Prior to joining DTE Energy in March 1994, he served in various capacities at Long Island Lighting Company, including President and Chief Operating Officer. He was a partner at the Hunton & Williams LLP law firm as a member of the energy and environmental team. He also served as an officer in the U.S. Navy nuclear submarine program where he was qualified as a chief engineer.
▶He served on the Board of Ford Motor Company until 2022. He also previously served on the Boards of, DTE Energy, PG&E Corporation, Comerica Incorporated, Masco Corporation and Long Island Lighting Company.
▶He previously served on the executive committees of the Edison Electric Institute and the Nuclear Energy Institute and served on the Board of the Electric Power Research Institute.

James O. "Jimmy" Etheredge Managing Director at Monarch Private Capital and former Chief Executive Officer - North America, Accenture plc

Age: 61 Director since: April 2025	Board committees: None Other public company directorships: None

Director Highlights
Mr. Etheredge’s qualifications include CEO experience, technology and innovation expertise, accounting and cybersecurity experience and a deep understanding of the customer experience in the utility industry. Mr. Etheredge’s leadership experience, his broad knowledge of industries within our regional service territories and his experience with innovative solutions are of significant value to the Board.

▶Mr. Etheredge has served as Managing Director of Corporate Solutions at Monarch Private Capital, an impact investment firm, since April 2025.
▶Mr. Etheredge served as Chief Executive Officer – North America of Accenture plc, a global multinational professional services company, leading the company’s largest market (U.S. and Canada) from September 2019 to August 2023, and as a special advisor to the CEO and Board until July 2024. His responsibilities as CEO - North America included driving results through an 80,000-member team and executing Accenture’s strategy and consulting, interactive, technology (including artificial intelligence, cloud and others) and operations practices.
▶From 2016 until September 2019, Mr. Etheredge was Senior Managing Director of U.S. Southeast, responsible for leading Accenture's business in ten states. In this role, he oversaw the firm's business across all consulting specialties and client industry segments within the region and during this time he extended Accenture's innovation hub network by creating an innovation incubator at the Georgia Institute of Technology.
▶Mr. Etheredge joined Accenture in 1985, became a partner in 1997 and an executive partner in 2011. During his career at Accenture, Mr. Etheredge advised clients in the utilities industry both in the U.S. and worldwide with a focus on customer service and customer care.
▶Mr. Etheredge serves as Deputy Chair of the Federal Reserve Bank of Atlanta, where he is a member of the Audit and Risk Committee. He is a member of the Board of Encora Digital LLC, a private global digital engineering company. He is part of the governance body for Grant Thornton Advisors and its tax and advisory affiliates, serving as an attendee of the General Partner of Grant Thornton Advisor’s parent.
▶He also serves as a trustee of the Georgia Tech Foundation and Woodruff Arts Center and on the boards of the Atlanta Police Foundation, Techbridge and the Atlanta Area Council of Scouting America.

Southern Company 2025 Proxy Statement	19

Governance

David J. Grain Founder and Chief Executive Officer, Grain Management, LLC (Grain Management)

Age: 62 Director since: December 2012	Board committees: Compensation and Talent Development; Nominating, Governance and Corporate Responsibility (Chair) Other public company directorships: Dell Technologies and New Fortress Energy Inc.

Director Highlights
Mr. Grain’s qualifications include CEO experience, capital allocation expertise, financial expertise, major capital projects knowledge and experience, technology innovations knowledge and experience and risk management experience. Mr. Grain’s knowledge and involvement managing large and small businesses and raising and managing investor capital, particularly in a regulated industry, is also valuable to the Board.

▶Mr. Grain is the Founder, Chief Executive Officer and Managing Director of Grain Management, a private equity firm focused on global investments in the media and communications sectors, which he founded in 2006. With headquarters in Washington, D.C. and offices in New York City, New York, Sarasota, Florida and London, England, the firm manages capital for a number of the world’s leading academic endowments, public pension funds and foundations.
▶Mr. Grain also founded and was Chief Executive Officer of Grain Communications Group, Inc.
▶Prior to founding Grain Management, he served as President of Global Signal, Inc., Senior Vice President of AT&T Broadband’s New England Region and Executive Director in the High Yield Finance Department at Morgan Stanley.
▶Mr. Grain was appointed by President Obama in 2011 and again in 2024 by President Biden to the National Infrastructure Advisory Council.
▶He previously served as Chairman of the Florida State Board of Administration Investment Advisory Council as an appointee of former Governor Charlie Crist, where he provided independent oversight of the state board’s funds and major investment responsibilities, including investments for the Florida Retirement System programs.
▶Mr. Grain is a Director of Dell Technologies, where he is a member of the Audit Committee, and New Fortress Energy, Inc. Previously, he was a director of Catalyst Partners Acquisition Corporation (a special purpose acquisition corporation) until 2023..
▶He is currently a member of the Dartmouth College Board of Trustees and is a Trustee of the Brookings Institution.

Donald M. James Chairman of the Board and Chief Executive Officer of Vulcan Materials Company (retired)

Age: 76 Director since: December 1999	Board committees: Audit; Compensation and Talent Development; Finance Other public company directorships: None

Director Highlights
Mr. James’ qualifications include public company CEO experience, a legal background as a former public company general counsel and an understanding of corporate governance, risk management, major capital projects and environmental matters. Mr. James brings important perspectives on management, operations and strategy from his experience as the former chief executive officer of a public company.

▶Mr. James joined Vulcan Materials Company, a producer of aggregate and aggregate-based construction materials, in 1992 as Senior Vice President and General Counsel. He became President of the Southern Division, followed by Senior Vice President of the Construction Materials Group, and then President and Chief Operating Officer. In 1997, he was elected Chairman and Chief Executive Officer. Mr. James retired from his position as Chief Executive Officer in 2014 and as Non-Executive Chairman and from the Board in 2015.
▶Prior to joining Vulcan Materials Company, Mr. James was a partner at the law firm of Bradley, Arant, Rose & White for 10 years.
▶Mr. James serves as Chairman of New Frontier Materials, a private company in the construction materials industry.
▶Mr. James served as a director of Wells Fargo & Company until 2020. He is also a former director of Vulcan Materials Company, Protective Life Corporation, SouthTrust Corporation and Wachovia Corporation.
▶Mr. James is a Trustee of Children’s of Alabama, where he serves on the Executive Committee and the Compensation Committee.

20	Southern Company 2025 Proxy Statement

Governance

John D. Johns Senior Advisor at Blackstone Inc. (Blackstone) and former Chairman and Chief Executive Officer of Protective Life Corporation (Protective Life)

Age: 73 Director since: February 2015	Board committees: Finance (Chair); Nominating, Governance and Corporate Responsibility Other public company directorships: Genuine Parts Company

Director Highlights
Mr. Johns’ qualifications include public company CEO experience, financial expertise, capital allocation experience and risk management experience in a highly-regulated industry. His legal background as the former general counsel of a large energy public holding company that included natural gas operations and his prior service for over a decade on the Board of Directors of Alabama Power are also of significant value to the Board.

▶Mr. Johns has served as a Senior Advisor at Blackstone, an investment firm, since April 2022.
▶He retired in 2020 as Chairman, DLI North America Inc., the oversight company for Protective Life, a provider of financial services through insurance and investment products.
▶He served as Chairman and Chief Executive Officer of Protective Life from 2002 to 2017 and President from 2002 to January 2016. He joined Protective Life in 1993 as Executive Vice President and Chief Financial Officer.
▶Before his tenure at Protective Life, Mr. Johns served as general counsel of Sonat, Inc., a diversified energy company.
▶Prior to joining Sonat, Inc., Mr. Johns was a founding partner of the law firm Maynard, Cooper & Gale, P.C.
▶He previously served on the Board of Alabama Power from 2004 to 2015. During his tenure on the Alabama Power Board, he was a member of the Nominating and Executive Committees.
▶Mr. Johns serves on the Board of Genuine Parts Company, where he is Lead Independent Director and is a member of the Compensation and Human Capital Committee and the Executive Committee. He served as a director of Regions Financial Corporation until 2024.
▶Mr. Johns has served on the Executive Committee of the Financial Services Roundtable in Washington, D.C. and is a past chairman of the American Council of Life Insurers.
▶Mr. Johns has served as the Chairman of the Business Council of Alabama, the Birmingham Business Alliance, the Greater Alabama Council of Scouting America and Innovation Depot, Alabama’s leading business and technology incubator.

Dale E. Klein Reese Endowed Professor in the Cockrell School of Engineering at the University of Texas at Austin and former Commissioner and Chairman, U.S. Nuclear Regulatory Commission

Age: 77 Director since: July 2010	Board committees: Business Security and Resiliency; Compensation and Talent Development; Operations, Environmental and Safety (Chair) Other public company directorships: None

Director Highlights
Dr. Klein’s qualifications include expertise in nuclear energy research, regulation, safety and technology, as well as experience in environmental matters and governmental affairs. His senior leadership skills demonstrated as the Chairman of the U.S. Nuclear Regulatory Commission are also important to the Board.

▶Dr. Klein was Commissioner from 2006 to 2010 and Chairman from 2006 through 2009 of the U.S. Nuclear Regulatory Commission, the federal agency responsible for regulation of nuclear reactor materials and safety. He also served as Assistant to the Secretary of Defense for Nuclear, Chemical and Biological Defense Programs from 2001 through 2006.
▶Dr. Klein has more than 45 years of experience in the nuclear energy industry. Dr. Klein is a member of the National Academy of Engineering.
▶Dr. Klein began his career at the University of Texas in 1977 as a professor of mechanical engineering, which included a focus on the university’s nuclear program. He spent over 35 years in various teaching and leadership positions, including Director of the nuclear engineering teaching laboratory, Associate Dean for research and administration in the College of Engineering and Vice Chancellor for special engineering programs. He currently serves as a Professor in the Cockrell School of Engineering and holds the Reese Endowed Professorship at the University of Texas at Austin.
▶He served on the Audit and Nuclear and Operating Committees of Pinnacle West Capital Corporation, an Arizona energy company, and was a member of the Board of Pinnacle West Capital Corporation’s principal subsidiary, Arizona Public Service Company, until 2023. Dr. Klein serves on the private company boards of AVANTech and Los Alamos Technical Associates.

Southern Company 2025 Proxy Statement	21

Governance

David E. Meador Vice Chairman and Chief Administrative Officer of DTE Energy (retired)

Age: 68 Director since: April 2023	Board committees: Audit; Operations, Environmental and Safety Other public company directorships: None

Director Highlights
Mr. Meador’s qualifications include public energy company experience and expertise in the energy sector, including financial, information technology, manufacturing, procurement, and corporate and public affairs. Mr. Meador’s extensive involvement in economic and workforce development, corporate culture and government and community relations are all of value to the Board.

▶Mr. Meador served as Vice Chairman and Chief Administrative Officer of DTE Energy, a diversified energy company involved in the development and management of energy-related businesses and services, from 2014 until 2022. In his 25 years at DTE Energy, he served in several executive leadership positions, including Executive Vice President and Chief Financial Officer.
▶With over 40 years of experience in the manufacturing and energy sectors, Mr. Meador is a recognized expert in finance and accounting, business strategy, governance, sustainability, mergers and acquisitions, government and community relations, procurement and information technology.
▶Prior to joining DTE Energy, he served in a variety of financial and accounting positions at Chrysler Corporation for 14 years and was an auditor with Coopers & Lybrand.
▶Mr. Meador previously served on the Boards of Amerisure Mutual Insurance, Landauer, Inc. and Energy Insurance Mutual. Mr. Meador led the creation, and is the current Executive Director, of the Detroit Regional CEO Group. He currently serves on several non-profit boards supporting workforce and economic development, human services and education.

William G. Smith, Jr. Chairman of the Board, President and Chief Executive Officer of Capital City Bank Group, Inc.

Age: 71 Director since: February 2006	Board committees: Audit (Chair) Other public company directorships: Capital City Bank Group, Inc.

Director Highlights
Mr. Smith’s qualifications include public company CEO experience, finance and capital allocation expertise, risk management expertise and audit and financial reporting experience. Mr. Smith contributes valuable perspectives on management, operations and regulatory compliance from his experience as the chief executive officer of a public company in a highly-regulated industry.

▶Mr. Smith began his career at Capital City Bank, a publicly-traded financial holding company providing a full range of banking services, in 1978, where he worked in a number of positions of increasing responsibility before being elected President and Chief Executive Officer of Capital City Bank Group, Inc. in January 1989. He was elected Chairman of the Board of the Capital City Bank Group, Inc. in 2003. He is also the Chairman and Chief Executive Officer of Capital City Bank.
▶Mr. Smith previously served on the Board of Directors of the Federal Reserve Bank of Atlanta and First National Bankers Bank.
▶Mr. Smith is the former Federal Advisory Council Representative for the Sixth District of the Federal Reserve System and past Chair of Tallahassee Memorial and the Tallahassee Area Chamber of Commerce.
▶Mr. Smith served as the Company’s Lead Independent Director from 2012 to 2014.

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Governance

Kristine L. Svinicki Adjunct Professor, University of Michigan and former Commissioner and Chairman, U.S. Nuclear Regulatory Commission

Age: 58 Director since: October 2021
Board committees: Business Security and Resiliency; Operations, Environmental and Safety
Other public company directorships: Pinnacle West Capital Corporation and its wholly-owned subsidiary Arizona Public Service Company

Director Highlights
Ms. Svinicki’s qualifications include nuclear energy and technology expertise and federal and state energy policy expertise. As a former Chairman of the U.S. Nuclear Regulatory Commission, she has vast experience and insight into nuclear regulation and generation, as well as environmental and cybersecurity matters. Ms. Svinicki’s leadership skills, contributions to U.S. nuclear energy policies and extensive nuclear energy knowledge are of significant value to the Board.

▶Ms. Svinicki was appointed a member of the U.S. Nuclear Regulatory Commission, the federal agency responsible for regulation of nuclear reactor materials and safety, by three U.S. Presidents, becoming that organization’s longest-serving member. She served as a Commissioner from 2008 until 2017 and then served as Chairman from 2017 to 2021.
▶Prior to her tenure on the U.S. Nuclear Regulatory Commission, Ms. Svinicki spent over a decade as a staff member in the U.S. Senate working on issues related to national security, science and technology, and energy and the environment. She also served as a professional staff member on the Senate Armed Services Committee where she was responsible for the committee’s portfolio of defense science and technology programs and policies, and for the atomic energy defense activities of the U.S. Department of Energy, including nuclear weapons, nuclear security and environmental programs.
▶Previously, Ms. Svinicki served as a nuclear engineer in the U.S. Department of Energy’s Washington, D.C. offices of Nuclear Energy, Science and Technology, and of Civilian Radioactive Waste Management, as well as its Idaho Operations Office, in Idaho Falls, Idaho.
▶Ms. Svinicki serves on the Audit, Finance and Nuclear and Operating Committees of Pinnacle West Capital Corporation, an Arizona energy company, and is a member of the Board of Pinnacle West Capital Corporation’s principal subsidiary, Arizona Public Service Company.
▶Ms. Svinicki is a longstanding member of the American Nuclear Society and serves on the Board of TerraPower LLC, a nuclear innovation company.
▶Ms. Svinicki currently serves as an adjunct professor of nuclear engineering and radiological sciences at the University of Michigan. She also serves on the National Academy of Sciences, Engineering and Medicine’s committee to address specific issues related to nuclear terrorism threats.

Lizanne Thomas Partner, Jones Day (retired)

Age: 67 Director since: April 2023	Board committees: Compensation and Talent Development (Chair); Finance; Nominating, Governance and Corporate Responsibility Other public company directorships: Logility Supply Chain Solutions, Inc.

Director Highlights
Ms. Thomas’ qualifications include mergers and public and private acquisitions expertise as well as corporate governance and stockholder activism experience. Her legal background and extensive governance work with publicly traded companies across a wide spectrum of industries are all of value to the Board.

▶Ms. Thomas retired at the end of 2023 as Partner and the Chair of the Governance and Activism practice of the global law firm Jones Day after 41 years of service. In addition to leading the firm’s corporate governance and activism practice, she has substantial experience in public company mergers and acquisitions, having led many of the firm’s multi-billion dollar transactions. Ms. Thomas served in various senior management roles at Jones Day, including most recently as Partner-in-Charge of the firm’s Southeast U.S. Region from 2014 through 2022.
▶She currently serves on the Board of Logility Supply Chain Solutions, Inc. (formerly American Software, Inc.), where she chairs the Governance Committee and also serves on the Audit and the Compensation Committees. She previously served on the Boards of Popeyes Louisiana Kitchen, Inc., Atlantic Capital Bancshares and Krispy Kreme Doughnuts, Inc. In 2016, Ms. Thomas was named one of the top 100 directors by the National Association of Corporate Directors.
▶Ms. Thomas is a Fellow of the American College of Governance Lawyers and is Chair of the Georgia Research Alliance. She also serves on the Board of Trustees of Furman University and the Lettie Pate Evans Foundation.

Southern Company 2025 Proxy Statement	23

Governance

Christopher C. Womack Chairman of the Board, President and Chief Executive Officer of Southern Company

Age: 67 Director since: March 2023	Board committees: None Other public company directorships: Invesco Ltd.

Director Highlights
Mr. Womack’s qualifications include operating company CEO experience, power delivery experience and human resources experience. His extensive knowledge of the Company, its customers and communities based on more than 35 years of service, as well as his external affairs and government policy expertise, are valuable to the Board.

▶Mr. Womack was named President, effective March 2023; Chief Executive Officer, effective May 2023; and Chairman of the Board, effective December 2023. He has held numerous leadership positions across the Southern Company system, most recently serving as Chairman and Chief Executive Officer of Georgia Power since June 2021 and President of Georgia Power since November 2020. Prior to that, Mr. Womack served as Executive Vice President and President of External Affairs of the Company from January 2009 to October 2020. Mr. Womack joined Southern Company in 1988 and has served as executive vice president of external affairs at Georgia Power and senior vice president and senior production officer of Southern Company Generation, where he was responsible for coal, gas, and hydro generation for Georgia Power and Savannah Electric, a subsidiary of Southern Company that merged into Georgia Power in 2006. Mr. Womack also served as senior vice president of human resources and chief people officer at Southern Company, as well as senior vice president of public relations and corporate services at Alabama Power.
▶Prior to joining Southern Company, Mr. Womack worked on Capitol Hill for the U.S. House of Representatives in Washington D.C. He served as a legislative aide for former Congressman Leon E. Panetta and as staff director for the Subcommittee on Personnel and Police for the Committee on House Administration.
▶Mr. Womack is a Director of Invesco Ltd., where he serves on the Audit Committee, the Nomination and Corporate Governance Committee and the Compensation Committee. Mr. Womack served on the Board of Essential Utilities, Inc. until 2023.
▶Mr. Womack also serves on the Board of Georgia Ports Authority. He is past chair of the Board of the East Lake Foundation and is on the national Board of The First Tee. Mr. Womack previously chaired the Atlanta Convention and Visitors Bureau Board and the Atlanta Sports Council.

Retiring Board Members

Henry A. "Hal" Clark III
Henry A. "Hal" Clark III will retire from our Board at the end of his term on the date of the annual meeting. We sincerely thank him for his many years of service to the Board, the Company and its stockholders.

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Governance
Committees of the Board
Charters for each of the Board’s six standing committees can be found on the Corporate Governance section of our website at investor.southerncompany.com. All members of the Board’s standing committees are independent Directors.
Audit Committee

Members	William G. Smith, Jr.	Janaki Akella	Henry A. Clark III	Attendance 98% Meetings in 2024 9 Report Page 80
	Donald M. James	David E. Meador

The Audit Committee’s duties and responsibilities include the following:

▶Oversee the Company’s financial reporting, audit process, internal controls and legal, regulatory and ethical compliance.
▶Appoint the Company’s independent registered public accounting firm, approve its services and fees and establish and review the scope and timing of its audits.
▶Recommend the filing of the Company’s and its registrant subsidiaries’ annual financial statements with the SEC.

▶Review and discuss the Company’s financial statements with management, the internal auditors and the independent registered public accounting firm, including critical audit matters, critical accounting policies and practices, material alternative financial treatments within GAAP, proposed adjustments, control recommendations, review of internal controls for nonfinancial sustainability-related data and disclosures, significant management judgments and accounting estimates, new accounting policies, changes in accounting principles, any disagreements with management and other material written communications between the internal auditors and/or the independent registered public accounting firm and management.

The Board has determined that each member of the Audit Committee is independent as defined by the NYSE corporate governance rules within its listing standards and rules of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Board has also determined that each member of the Audit Committee is financially literate under NYSE corporate governance rules and that William G. Smith, Jr. qualifies as an audit committee financial expert as defined by the SEC.

Business Security and Resiliency Committee

Members	Janaki Akella	Shantella E. Cooper	Attendance 100% Meetings in 2024 5
	Dale E. Klein	Kristine L. Svinicki

The Business Security and Resiliency Committee’s duties and responsibilities include the following:

▶Oversee management’s efforts to establish and continuously improve enterprise-wide security policies, programs, standards and controls, including those related to cyber and physical security.
▶Oversee management’s efforts to monitor significant security events and operational and compliance activities.
▶Oversee management’s use of artificial intelligence and associated benefits and risk management.

The Board has determined that each member of the Business Security and Resiliency Committee is independent.

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Governance
Compensation and Talent Development Committee

Members	Lizanne Thomas	David J. Grain	Attendance 100% Meetings in 2024 7 Report Page 42
	Donald M. James	Dale E. Klein

The Compensation and Talent Development Committee’s duties and responsibilities include the following:

▶Evaluate the performance of the CEO at least annually, review the evaluation with the independent Directors of the Board and approve the compensation level of the CEO for ratification by the independent Directors of the Board based on this evaluation.
▶Oversee the evaluation of, and review and approve the compensation level of, the other executive officers.
▶Review and approve compensation plans and programs, including performance-based compensation, equity-based compensation programs and perquisites.
▶Review CEO and other management succession plans with the CEO and the full Board, including succession of the CEO in the event of an emergency.

▶Review risks and associated risk management activities related to human capital, including talent management, development and retention; employee engagement and well-being; Intentional Inclusion initiatives; performance management; and annual pay reviews.
▶Review the assessment of risk associated with employee compensation policies and practices, particularly performance-based compensation, as they relate to risk management practices and/or risk-taking incentives.
▶Oversee and review annually the Company’s plans for leadership development.
▶Review and discuss with management the CD&A.

The Board has determined that each member of the Compensation and Talent Development Committee is independent as defined by the NYSE corporate governance rules within its listing standards.
The Compensation and Talent Development Committee engaged Pay Governance LLC, a third-party consultant, to provide an independent assessment of the current executive compensation program and any management-recommended changes to that program and to work with management to ensure that the executive compensation program is designed and administered consistent with the Compensation and Talent Development Committee’s requirements.
Pay Governance also advises the Compensation and Talent Development Committee on executive compensation and related corporate governance trends.
Pay Governance is engaged directly by the Compensation and Talent Development Committee and does not provide any services to management unless authorized to do so by the Compensation and Talent Development Committee. The Compensation and Talent Development Committee reviewed Pay Governance’s independence and determined that Pay Governance is independent and the engagement did not present any conflicts of interest. Pay Governance also determined that it was independent from management, which was confirmed in a written statement delivered to the Compensation and Talent Development Committee.

Finance Committee

Members	John D. Johns	Henry A. Clark	Attendance 100% Meetings in 2024 6
	Donald M. James	Lizanne Thomas

The Finance Committee’s duties and responsibilities include the following:

▶Review the Company’s financial matters and recommend actions to the Board such as dividend philosophy and financial plan approval.
▶Provide input regarding the Company's financial plan and associated financial goals.

▶Review the financial strategy of and the strategic deployment of capital by the Company.
▶Provide input to the Compensation and Talent Development Committee on financial goals and metrics for the Company’s annual and long-term incentive compensation programs.

The Board has determined that each member of the Finance Committee is independent.

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Governance
Nominating, Governance and Corporate Responsibility Committee

Members	David J. Grain	Shantella E. Cooper	Attendance 95% Meetings in 2024 5
	John D. Johns	Lizanne Thomas

The Nominating, Governance and Corporate Responsibility Committee’s duties and responsibilities include the following:

▶Recommend Board size and membership criteria and identify, evaluate and recommend Director candidates.
▶Oversee and make recommendations regarding the composition of the Board and its committees.
▶Oversee succession planning for the Board and key leadership roles on the Board and its committees.
▶Review and make recommendations regarding total compensation for non-employee Directors.
▶Oversee the Company’s stockholder engagement program.

▶Periodically review and recommend updates to the Corporate Governance Guidelines and Board committee charters.
▶Coordinate the performance evaluations of the Board and its committees.
▶Oversee the Company’s practices and positions to advance its corporate citizenship, including environmental, sustainability and corporate responsibility initiatives.

The Board has determined that each member of the Nominating, Governance and Corporate Responsibility Committee is independent.

Operations, Environmental and Safety Committee

Members	Dale E. Klein	Anthony F. Earley, Jr.	Attendance 100% Meetings in 2024 5
	David E. Meador	Kristine L. Svinicki

The Operations, Environmental and Safety Committee’s duties and responsibilities include the following:

▶Oversee information, activities and events relative to significant operations of the Southern Company system including nuclear and other power generation facilities, electric transmission and distribution, natural gas distribution and storage, fuel and information technology initiatives.
▶Oversee business strategies designed to address the long-term reduction of GHG emissions, fleet transition and related risks and opportunities across the Company.

▶Oversee significant environmental and safety regulation, policy and operational matters, including net zero carbon strategies.
▶Oversee the Southern Company system’s management of significant construction projects.
▶Provide input to the Compensation and Talent Development Committee on the key operational goals and metrics for the incentive compensation programs.

The Board has determined that each member of the Operations, Environmental and Safety Committee is independent.

Southern Company 2025 Proxy Statement	27

Governance
Board Composition and Structure
Board Leadership Structure
Our Corporate Governance Guidelines and our By-Laws allow the independent Directors to determine the appropriate Board leadership structure for Southern Company, including the flexibility to split or combine the Chairman and CEO responsibilities. The independent Directors annually, and at other appropriate times, review our Board leadership structure to determine the structure that is in the best interests of the Company and its stockholders.
The Board believes there is no single best leadership structure that is the most effective in all circumstances and that a rigid leadership structure could impede the Board’s effectiveness and ability to act in the best interests of the Company, its stockholders and the customers and communities we serve. The broad range of backgrounds, experiences and expertise of our independent Directors provide the Board with a diverse range of perspectives from which to determine the leadership structure best suited for the Company and the long-term interests of its stockholders.

▶The combined role of Chairman and CEO is held by Chris Womack, who is the Director most familiar with our business and industry (including the regulatory structure and other industry-specific matters) and is most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. During his tenure as Chairman and CEO, Mr. Womack has proven instrumental in driving forward Southern Company’s strategic priorities.
▶The Board believes that the combined role of Chairman and CEO promotes the development and execution of our strategy. Independent Directors and management have different perspectives and roles in strategy development. The CEO brings Company-specific experience and expertise, while our independent Directors bring experience, oversight and expertise from outside the Company and its industry. At the same time, several of our independent Directors have deep experience within our industry, and all of our independent Directors receive comprehensive industry information from diverse sources, both internal and external, to best position them to oversee the Company’s strategy and key risks.
▶The Board believes that the combined role of Chairman and CEO facilitates the flow of information between management and the Board, which is essential to effective corporate governance. For example, the Board recognizes the importance of presenting the Board with robust and comprehensive meeting agendas and information. As a result, a key element of the Lead Independent Director’s role is working with the Chairman to set the agenda for Board meetings and reviewing and approving the meeting materials.

While the Board determined that combining the roles of Chairman and CEO under Mr. Womack is appropriate at this time, as part of its annual review, it will continue to evaluate the Board leadership structure considering evolving industry norms, best practices and the Company’s specific needs and strategic objectives.
Role of the Lead Independent Director
The Lead Independent Director is elected by the independent Directors of the Board to serve in the role for a period of generally two to three years. Mr. Earley was elected by the independent Directors in May 2024 to serve as Lead Independent Director. The Board’s succession planning process includes the regular review of the skills, qualifications, attributes and experiences of the independent Directors to identify potential future candidates for the Lead Independent Director role.

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Governance

Anthony F. Earley, Jr. Lead Independent Director Provides strong independent leadership and independent oversight of executive management

▶Chair executive sessions of the non-management Directors, which are included on the agenda of every regular board meeting, with the ability to call an executive session
▶Chair Board meetings in the absence of the Chairman
▶Work with the Chairman to set the agenda for Board meetings
▶Approve the agenda (with the ability to add agenda items) and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items
▶Approve information sent to the Board
▶Meet regularly with the Chairman

▶Act as the principal liaison between the Chairman and the non-management Directors (although every Director has direct and complete access to the Chairman at any time)
▶Serve as the primary contact Director for stockholders and other interested parties
▶Communicate any sensitive issues to the Directors
▶Oversee the independent Directors’ performance evaluation of the Chairman, in conjunction with the chair of the Compensation and Talent Development Committee
▶Partner with the Nominating, Governance and Corporate Responsibility Committee and the Chairman in the recruitment and retention of Directors and management

Role of the Independent Directors
The Board has strong, independent Directors who provide additional independent leadership to the Board and effective oversight of management. The independent Directors are free to raise subjects at a Board meeting that are not on the agenda for that meeting. An executive session, which allows the independent Directors to meet without the Chairman present, is included on the agenda of every regular board meeting.
All of the Board’s six standing committees are comprised solely of independent Directors and independent Directors chair all of these committees. Each Board committee has a designated member of senior management, other than the Chairman, that works with the independent Director that chairs that committee to develop the committee’s agenda for each meeting. The independent Director that chairs each committee reviews and approves the agenda and materials to be covered at the upcoming meeting. The independent Directors are free to raise subjects at a committee meeting that are not on the agenda for that meeting. An executive session is included on the agenda of every regular committee meeting.
The independent Directors evaluate the performance of the Chairman at least annually. The Lead Independent Director, in conjunction with the chair of the Compensation and Talent Development Committee, is responsible for overseeing the evaluation process. Input on the Chairman’s performance is sought from all of the independent Directors. The Lead Independent Director facilitates a robust discussion of the evaluation results with the independent Directors while meeting in executive session. The Lead Independent Director and the chair of the Compensation and Talent Development Committee together discuss the evaluation with the Chairman. The evaluation is used by the Compensation and Talent Development Committee to determine the compensation to be recommended for ratification by the independent Directors.
Meetings of Non-Management Directors
An executive session, which allows non-management Directors (our independent Directors) to meet without any members of the Company’s management present, is included on the agenda of each regularly-scheduled Board meeting. These executive sessions promote an open discussion of matters in a manner that is independent of the Chairman. The Lead Independent Director chairs each of these executive sessions.

Southern Company 2025 Proxy Statement	29

Governance
Board Independence
Director Independence Standards
No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board has adopted categorical guidelines which provide that a Director will not be deemed to be independent if within the preceding three years:
▶The Director was employed by the Company or the Director’s immediate family member was an executive officer of the Company.
▶The Director has received, or the Director’s immediate family member has received, during any 12-month period, direct compensation from the Company of more than $120,000, other than Director and committee fees. (Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered.)
▶The Director was affiliated with or employed by, or the Director’s immediate family member was affiliated with or employed in a professional capacity by, a present or former external auditor of the Company and personally worked on the Company’s audit.
▶The Director was employed, or the Director’s immediate family member was employed, as an executive officer of a company where any of the Company’s present executive officers at the same time served on that company’s compensation committee.
▶The Director is a current employee, or the Director’s immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any year, exceeds the greater of $1,000,000 or 2% of that company’s consolidated gross revenues.
▶The Director or the Director’s spouse serves as an executive officer of a charitable organization to which the Company made discretionary contributions which, in any year, exceeds the greater of $1,000,000 or 2% of the organization’s consolidated gross revenues.
These guidelines are in compliance with the NYSE corporate governance rules within its listing standards.
Director Independence Review Process
At least annually, the Board receives a report on all commercial, consulting, legal, accounting, charitable or other business relationships that a Director or the Director’s immediate family members have with the Company and its subsidiaries. This report includes all ordinary course transactions with entities with which the Directors are associated.
▶The Board determined that the Company and its subsidiaries followed our procurement policies and procedures and our policy relating to the approval and ratification of related person transactions, that the amounts reported were well under the thresholds contained in the Director independence requirements and that no Director had a direct or indirect material interest in the transactions included in the report.
▶The Board reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the Directors are associated. The Board determined that the contributions were consistent with other contributions by the Company and its subsidiaries to charitable organizations and none were approved outside the Company’s normal procedures.
▶In determining Director independence, the Board considers transactions, if any, identified in the report discussed above that affect Director independence, including any transactions in which the amounts reported were above the threshold contained in the Director independence requirements and in which a Director had a direct or indirect material interest. No such transactions were identified and, as a result, no such transactions were considered by the Board.
▶The Board also considered that, in the ordinary course of the Southern Company system’s business, electricity and natural gas are provided to some Directors and entities with which the Directors are associated on the same terms and conditions as provided to other customers of the Southern Company system.
As a result of its review process in February 2025, the Board affirmatively determined that 13 of 14 currently serving Directors, and 12 of 13 nominees for Director, are independent. The only Director that is not independent is Mr. Womack, Chairman, President and CEO of the Company. The Board previously determined that Dr. Ernest J. Moniz and Mr. E. Jenner Wood III were independent while they served on the Board during 2024.
Independent Director Nominees
▶Janaki Akella
▶Shantella E. Cooper
▶Anthony F. Earley, Jr.
▶James O. Etheredge
▶David J. Grain
▶Donald M. James
▶John D. Johns
▶Dale E. Klein
▶David E. Meador
▶William G. Smith, Jr.
▶Kristine L. Svinicki
▶Lizanne Thomas

30	Southern Company 2025 Proxy Statement

Governance
Board and Committee Self-Evaluation Process
The Board and each of its committees have a robust annual self-evaluation process.

1	Board Evaluation	The Lead Independent Director, in conjunction with the Nominating, Governance and Corporate Responsibility Committee, oversees the annual self-assessment process on behalf of the Board.

2	Committee Evaluations	The charter of each committee of the Board also requires an annual performance evaluation, which traditionally is overseen by the chair of each committee.

3	Interviews and Discussion
The Board self-evaluation process involves completion of a written questionnaire by each Board member, followed by an interview of each Director conducted by an independent third party. The independent third party reviews the results of the evaluation process with the Lead Independent Director. The Lead Independent Director leads a discussion with the full Board to review the results of the self-evaluation and identify follow up items.
The committee self-evaluation process involves a review and discussion for each committee. The process is led by the chair of each committee and is conducted in executive session.

4	Outcome	The objective is to allow the Directors to share their perspectives and consider adjustments or enhancements in response to the feedback.

As a result of the Board’s self-evaluation processes in recent years and its positive experience with the expansion of virtual Board and committee meeting technology, the Board has restructured its meeting schedule to leverage virtual technology for its committee meetings and to hold its Board meetings in person to use the Directors’ time most effectively.
Board and Committee Responsibilities
Oversight of Strategy and Risk
The Board and its Committees provide oversight of the Company’s business strategy throughout the year. Various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s committees, and the Board receives regular updates on progress and execution from, and provides guidance to, our management team.
The Board dedicates at least one meeting each year to a deep dive on strategic planning and oversight. These sessions create a dedicated forum for a fluid exchange of viewpoints and ideas on the Company’s strategic direction and identifying new opportunities and risks as management executes upon the Company’s strategy.

In 2024, the Board participated in a multi-day, expanded off-site strategy session that included presentations by external experts and internal leaders and robust dialogue among the members of the Board. Key topics addressed by external experts included the evolving nature of the utility industry, the growth of data centers and infrastructure and related risks and opportunities for the industry, the dynamic political and regulatory landscape and potential long-term impacts on our business and how intentional inclusion facilitates a corporate growth strategy. Key topics led by senior management across the Company included our long-term financial plan, affordability for our customers, the future of nuclear development, projected customer growth and fleet transition.

The Board and its committees have both general and specific risk oversight responsibilities. The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to the committees. Any risk oversight that is not allocated to a committee remains with the Board.
At least annually, the Board reviews our risk profile to evaluate and confirm that oversight of each risk is properly designated to an appropriate committee or the full Board. The charters of the committees and the checklist of agenda items for each committee define the areas of risk for which each committee is responsible for providing ongoing oversight.

Southern Company 2025 Proxy Statement	31

Governance

Audit Committee
▶Reviews risks and associated risk management activities related to financial reporting and ethics and compliance-related matters.
▶Reviews the adequacy of the risk oversight process and documentation that appropriate enterprise risk management and oversight are occurring. The documentation includes a report that tracks which significant risk reviews have occurred and the committee(s) reviewing such risks. In addition, an overview is provided at least annually of the risk assessment and profile process conducted by Company management.
▶Receives regular updates from Internal Auditing and quarterly updates as part of the disclosure controls process.

Business Security and Resiliency Committee
▶Reviews risks and associated risk management activities related to cybersecurity, physical security, operational resiliency and technological developments and the response to incidents with respect thereto.
▶Reviews the adequacy of processes and procedures to protect critical cyber and physical assets and resiliency of ongoing operations.
▶Reviews risks and associated risk management activities related to use of artificial intelligence (AI).

Compensation and Talent Development Committee
▶Reviews risks and associated risk management activities related to human capital.
▶Reviews the assessment of risks associated with the Company’s employee compensation policies and practices, particularly performance-based compensation, as they relate to risk management practices and/or risk-taking incentives. The review is conducted at least annually and whenever significant changes to any business unit’s compensation practices are under consideration.

Finance Committee
▶Reviews risks and associated risk management activities related to financial matters of the Company such as financial integrity, major capital investments, dividend policy, financing programs and financial and capital allocation strategies.

Nominating, Governance and Corporate Responsibility Committee
▶Reviews risks and associated risk management activities related to the state and federal regulatory and legislative environment, stockholder activism and environmental, sustainability and corporate social responsibility.

Operations, Environmental and Safety Committee
▶Reviews risks and associated risk management activities related to significant operations of the Southern Company system such as safety, system reliability, nuclear, gas and other operations, environmental regulation and policy, net zero carbon strategies, fuel cost and availability.

Each committee provides ongoing oversight for each of our most significant risks designated to it, reports to the Board on their oversight activities and elevates review of risk issues to the Board as appropriate. Each committee has a designated member of executive management as the primary responsible officer for providing information and updates related to the significant risks for that committee. These officers ensure that all significant risks identified in the risk profile we develop are regularly reviewed with the Board and/or the appropriate committee(s).
Southern Company has a robust enterprise risk management program that facilitates identification, communication and management of the most significant risks throughout the Company, employing a formalized framework in which risk governance and oversight are largely embedded in existing organizational and control structures. As a part of the governance structure, the CFO serves as the Chief Risk Officer and is accountable to the CEO and the Board for ensuring that enterprise risk oversight and management processes are established and operating effectively.

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Governance
All Directors are actively involved in the risk oversight function, and we believe that our leadership structure supports the Board’s risk oversight responsibility. Each committee is chaired by an independent Director, and the Chairman and CEO does not serve on any committee. There is regular, open communication between management and the Directors.

Spotlight on Cybersecurity and Artificial Intelligence Risks

Cybersecurity is a critical component of our risk management program. The Board devotes significant time and attention to overseeing cybersecurity risk, and our approach to cybersecurity governance establishes oversight throughout the enterprise.
▶The Business Security and Resiliency Committee, comprised solely of independent Directors, is charged with oversight of risks related to cybersecurity, physical security and operational resiliency. The Business Security and Resiliency Committee includes directors with an understanding of cyber issues. The Business Security and Resiliency Committee meets at every regular Board meeting and when needed in the event of a specific threat or emerging issue. The Chief Information Security Officer reports to the Business Security and Resiliency Committee at each regular committee meeting.
▶We use a cross-functional, risk-based, and “defense in depth” approach to prevent, detect, identify, mitigate, respond to and recover from cybersecurity threats and incidents. Recognizing that no single technology, process or business control can effectively prevent or mitigate all risks related to cyber threats, we employ multiple technologies, processes and controls, all working independently but as part of a cohesive strategy to reduce risk. This strategy is regularly tested through auditing, penetration testing, vulnerability testing and other exercises designed to assess effectiveness.
▶Overall network security efforts are led by the Chief Information Security Officer and the Technology Security Organization, the organization responsible for implementing, monitoring and maintaining cybersecurity practices across the Company, and aided by the COO and the Energy Management System and Generation Organization. We utilize a 24/7 Security Operations Center, which facilitates real-time situational awareness across the cyber-threat environment, and a robust Insider Threat Protection Program and Fusion Center that leverages cross-function information sharing to assess insider threat activity.
The Business Security and Resiliency Committee is also charged with oversight of the Company's use of AI and the associated benefits and risk management thereof. During 2024, the Company adopted an AI Acceptable Use Policy to guide employees in leveraging this technology for the benefit of our customers, while protecting data, helping to ensure accuracy, respecting intellectual property rights, preventing bias and keeping people involved in decisions.

Spotlight on Environmental Risks

The Board oversees the strategy and risks of climate and environmental matters. These matters are important to the long-term success of the Company and, accordingly, are integrated into topics reviewed and discussed at each Board meeting as well as the Board’s annual in-depth strategy session. Our committee structure facilitates oversight of these matters.
▶The Audit Committee oversees the adequacy and effectiveness of internal controls, including the development of internal controls for non-financial sustainability-related data and disclosures
▶The Business Security and Resiliency Committee oversees physical security and operational resiliency, including issues and policies relating to climate change and adaptation and its impact on business resiliency
▶The Compensation and Talent Development Committee oversees total rewards strategies, including aligning incentive compensation with our fleet transition goals
▶The Finance Committee oversees capital deployment, including alignment of long-term capital allocation strategies with net zero objectives
▶The Nominating, Governance and Corporate Responsibility Committee oversees significant corporate responsibility strategies, programs and practices, including environmental and climate matters through community engagement, public policy advocacy, political contributions and lobbying and assessing feedback from stockholders and other stakeholders
▶The Operations, Environmental and Safety Committee oversees progress toward our GHG emission reduction goals and fleet transition, including net zero carbon strategies, resource planning, emerging technologies and R&D and the impact on employees and communities of implementing the business strategies and operations

Southern Company 2025 Proxy Statement	33

Governance
Political Engagement Oversight
As a leading energy company that serves many communities through our subsidiaries, it is important to Southern Company’s business success to participate in the political process. We make political contributions in compliance with the laws and regulations that govern such contributions and in alignment with our commitment to act with integrity. We also engage directly with lawmakers and regulators on issues of importance to the Company and its stakeholders. Constructive relationships with policymakers allow our subsidiaries to deliver clean, safe, reliable and affordable energy to customers.
We have put in place decision-making and oversight processes for political expenditures and all governmental relations activities. Both management and the Board play important roles in these governance processes, including independent Director oversight of political expenditures and lobbying activities by our Nominating, Governance and Corporate Responsibility Committee and Audit Committee. This also includes periodic review of governmental relations activities by our internal auditing organization to assess compliance with applicable laws and Company policies and procedures, the findings of which are reported to our Audit Committee.
As part of our commitment to good governance, we regularly review our disclosures against best practices. We have also engaged with our stakeholders on this topic in recent years. In the Sustainability section of our website under Policy Engagement and Advocacy at investor.southerncompany.com, we provide the following political engagement and advocacy disclosures:

▶We published a Trade Association and Climate Engagement Report to provide additional transparency by bringing together existing disclosures and providing analysis and insight into our net zero advocacy positions and memberships in trade associations, along with an assessment of whether the climate change statements or positions of key trade associations are aligned with the goals of the Paris Agreement.
▶We describe the principles and public policy advocacy positions that are representative of the views we express in our engagements on climate-related matters.
▶Our Report on Political Engagement Disclosures includes political contributions made by our subsidiaries and the lobbying dollars spent by trade associations that lobby at the state and federal level and to which our subsidiaries pay annual dues of $50,000 or more.
▶Our Overview of Southern Company Policies and Practices for Political Engagement summarizes our approach to governance and oversight of these matters.

Our robust political engagement disclosures evidence our commitment to transparency, accountability and strong corporate governance. We were again recognized as a “Trendsetter” by the 2024 CPA-Zicklin Index of Corporate Political Disclosure and Accountability.
Succession Planning and Talent Development
Valuing and developing our people is a strategic priority for our Company. To support this priority, we engage in detailed discussions around succession planning and talent development at all levels within our organization. We have robust discussions and actions that occur throughout the year. The Board meets potential leaders at many levels across the organization through formal presentations and informal events on a regular basis.
The Compensation and Talent Development Committee oversees the development and implementation of succession plans for senior leadership positions.
▶The process starts with management undertaking a full internal review of performance and development of leaders across the organization.
▶Management presents and discusses with the Compensation and Talent Development Committee its evaluation and recommendations for senior leadership succession regularly throughout the year. This review includes an assessment of the current readiness of potential successors and development actions necessary for identified individuals.
▶The Compensation and Talent Development Committee updates the Board on these discussions.
The Compensation and Talent Development Committee is also regularly updated on key talent indicators for the overall workforce, including employee engagement and recruiting and talent development programs.
The Board annually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan. To assist the Board, the CEO annually provides his assessment of senior leaders and their potential to succeed in key senior management positions. The evaluation is done in the context of the business strategy with a focus on risk management.

34	Southern Company 2025 Proxy Statement

Governance
Certain Relationships and Related Transactions
We have a robust system for identifying potential related person transactions.
▶Our Audit Committee is responsible for overseeing our Code of Ethics, which includes policies relating to conflicts of interest. The Code of Ethics requires that all employees, officers and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole.
▶We conduct a review of our financial systems to identify potential conflicts of interest and related person transactions.
▶At least annually, each Director and executive officer completes a detailed questionnaire that asks about any business relationship that may give rise to a conflict of interest and all transactions in which the Company or one of its subsidiaries is involved and in which the executive officer, a Director or a related person has a direct or indirect interest.
▶We have a Contract Manual and other formal written procurement policies and procedures that guide the purchase of goods and services, including requiring competitive bids for most transactions above $100,000 or approval based on documented business needs for sole sourcing arrangements.
The approval and ratification of any related person transaction would be subject to these written policies and procedures which include:
▶a determination of the need for the goods and services;
▶preparation and evaluation of requests for proposals;
▶controls and guidance regarding the evaluation of the proposals;
▶negotiation of contract terms and conditions; and
▶execution of contracts by authorized individuals.
As appropriate, applicable contracts are also reviewed by individuals in the legal, accounting and/or risk management services departments prior to being approved by the authorized individual. The authorized individual will vary depending on the department requiring the goods and services and the dollar amount of the contract.
In addition to the above procedures, the Board has adopted a written policy pertaining to the approval or ratification of related person transactions by the Nominating, Governance and Corporate Responsibility Committee.
In 2024, Mr. Scott Kuczynski, the son of Steven E. Kuczynski, an executive officer who retired from the Company in 2024, was employed by Southern Company Gas as a government analyst and received total compensation of approximately $125,000. Also, in 2024, Mr. Terrell Maske, the brother-in-law of J. Jeffrey Peoples, an executive officer of the Company, was employed by Alabama Power Company as an environmental affairs supervisor and received total compensation of approximately $204,000.
We do not have any other related person transactions that meet the requirements for disclosure in this proxy statement.
In the ordinary course of the Southern Company system’s business, electricity and natural gas are provided to some Directors and entities with which the Directors are associated on the same terms and conditions as provided to other customers of the Southern Company system.
Information Available on Our Website
Key corporate governance information is available on our website at investor.southerncompany.com.

▶Board of Directors ▶Composition of Board Committees ▶Board Committee Charters ▶Corporate Governance Guidelines ▶Company Leadership	▶Director and Executive Stock Ownership Guidelines ▶Code of Ethics ▶Restated Certificate of Incorporation ▶Amended and Restated By-Laws	▶SEC Filings ▶Overview of Southern Company Policies and Practices for Political Engagement ▶Restrictions on Hedging or Pledging

These documents also may be obtained by requesting a copy from the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

Southern Company 2025 Proxy Statement	35

Governance
Engaging with our Stakeholders
We place great importance on consistent dialogue with all our stakeholders, including stockholders, employees, customers and members of the communities that we serve. We regularly engage in discussions with, and provide comprehensive information to, constituents interested in Southern Company’s strategy, performance and governance, specifically covering topics such as human capital, executive compensation, political engagement, cybersecurity and artificial intelligence oversight and environmental compliance. We are receptive to stakeholder input and we are committed to transparency and proactive interactions.
Stockholder Engagement
Our Board prioritizes regular communication with our stockholders to better understand their viewpoints and gather feedback regarding matters of investor interest. The Nominating, Governance and Corporate Responsibility Committee oversees our stockholder engagement efforts on behalf of the Board.
The graphic below represents elements of our ongoing stockholder engagement efforts, as well as certain items that take place before, during and after our annual meeting.

Post Annual Meeting		Off-season Engagement and Evaluation of Best Practices

▶Discuss vote outcomes in light of existing practices, as well as feedback received from stockholders during proxy season
▶Review corporate governance trends, recent regulatory developments and the Company’s own corporate governance documents, policies and procedures
▶Determine topics for discussion during off-season stockholder engagement

▶Engage with stockholders to better understand their viewpoints and inform discussions in the boardroom ▶Independent Directors actively participate in engagement efforts

Annual Meeting ▶Provide a forum for stockholders to ask questions of senior management about the Company ▶Determine voting results for management and stockholder proposals

Engagement Prior to Annual Meeting		Evaluate Potential Enhancements

▶Seek feedback on potential matters for stockholder consideration at the annual meeting
▶Discuss stockholder proposals with proponents
▶Publish annual report and proxy statement
▶Discuss Board’s rationale for its voting recommendations with key stockholders

▶Review governance and executive compensation practices ▶Consider sustainability disclosures and governance and transparency enhancements

2024 and 2025 Stockholder Outreach
In 2024 and early 2025, we reached out to our 50 largest stockholders that are receptive to engagements, representing about 50% of our outstanding shares, and offered to engage on governance and sustainability-related topics, as well as any other topics of interest. We also reached out to stockholders that are not among our 50 largest but expressed an interest in engaging with us. We received positive responses from, and had engagements with, stockholders representing over 30% of our outstanding shares. Independent Directors participated in a number of these engagements. The stockholders we engaged with included representatives of index funds, union and public pension funds, actively-managed funds and socially-responsible investment funds. We also engaged on multiple occasions with the Climate Action 100+ investor coalition and with key environmental stakeholders.

36	Southern Company 2025 Proxy Statement

Governance

Significant topics for stockholder engagement included:
▶Climate-related risks and opportunities, our decarbonization efforts and progress toward meeting our interim and long-term GHG goals, and just transition, including the impact of our fleet transition on our workforce and the communities we serve
▶Human capital management, including employee engagement, workforce training, development, hiring and retention and Intentional Inclusion efforts
▶Management succession planning and leadership development
▶Board governance, including Board leadership structure, Board succession planning and Board skills
▶Political engagement and trade association memberships and how our activities align with our business strategies
▶Board oversight of key risks and opportunities, including perspectives on increased projected load growth

▶Executive compensation and how our core metrics are aligned with our business strategies and stockholder interests
▶Cybersecurity and artificial intelligence
▶Human rights practices, including supply chain considerations
We also discussed how the Board oversees these topics and how they tie to our long-term strategy.

Independent Directors actively participate in engagement efforts with our largest stockholders.
In 2024 and 2025, the Lead Independent Director directly engaged with stockholders representing approximately 20% of our outstanding shares.

Stockholder feedback is communicated to our Board and its committees throughout the year.
In addition, our CFO and investor relations group lead our management team in hundreds of investor meetings throughout the year to discuss our business, strategy and financial results. These discussions also include governance and sustainability-related topics. Meetings include in-person, telephone and webcast conferences.
Environmental Stakeholder Engagement
Since 2011, we have held regular environmental stakeholder forums, webinars, calls and meetings covering a range of topics, including our efforts to reduce GHG emissions, regulatory and policy issues, system opportunities and risks related to renewables, system opportunities and risks related to increased projected load growth, energy efficiency and community impacts. Members of senior management participate in these events.

In early May 2024, we hosted an in-person environmental stakeholder forum in Washington D.C. Chris Womack, our CEO, led discussions with stakeholders. Other senior leaders who participated included the Chief Legal Officer, COO, President of External Affairs, SVP of Research, Environment and Sustainability and VP of System Planning. Key topics discussed included our net zero by 2050 goal, decarbonization efforts, R&D, enhancing affordability and resilience. Twenty stakeholders participated in the forum. Stakeholder participants include regional environmental and socially focused non-governmental organizations, stockholder advocacy groups and state pension funds. We also invited the co-lead investors of our Climate Action 100+ investor engagement team to participate.

In October 2024, we hosted a virtual stakeholder dialogue centered around grid planning to provide stakeholders an overview of our system planning and grid planning processes including ways to engage in those processes. Speakers included leaders from our system planning and transmission planning organizations. Over 20 stakeholders participated in this event. In October 2024, we also held an open house at our Washington D.C. office for local stakeholders to connect in person with our CEO, Chief Legal Officer, COO, President of External Affairs, SVP of Research, Environment and Sustainability and VP of System Planning.
We had several follow-up conversations with stakeholder participants to further discuss topics raised at these meetings.

Southern Company 2025 Proxy Statement	37

Governance
Director Compensation
Only non-employee Directors of the Company are compensated for service on the Board.
For 2024, the pay components for non-employee Directors were:

Annual cash retainers
Cash retainer	120,000
Additional cash retainer if serving as the Lead Independent Director of the Board	35,000
Additional cash retainer if serving as a chair of a standing committee of the Board other than the Audit Committee	20,000
Additional cash retainer if serving as chair of the Audit Committee	25,000
Annual equity grant
In deferred common stock units until Board membership ends	170,000
Meeting fees
Meeting fees are not paid for participation in a meeting of the Board	—
Meeting fees are not paid for participation in a meeting of a committee or subcommittee of the Board	—
Director Compensation Table
The following table reports compensation to the non-employee Directors during 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Janaki Akella	131,667	170,000	—	301,667
Henry A. Clark III	120,000	170,000	—	290,000
Shantella E. Cooper(4)	143,016	203,478	—	346,494
Anthony F. Earley, Jr.	150,417	170,000	—	320,417
David J. Grain	149,167	170,000	—	319,167
Donald M. James	120,000	170,000	—	290,000
John D. Johns	140,000	170,000	—	310,000
Dale E. Klein	140,000	170,000	—	310,000
David E. Meador	120,000	170,000	—	290,000
Ernest J. Moniz(5)	70,000	85,000	25,000	180,000
William G. Smith, Jr.	145,000	170,000	—	315,000
Kristine L. Svinicki	120,000	170,000	—	290,000
Lizanne Thomas	131,667	170,000	—	301,667
E. Jenner Wood III(5)	70,000	85,000	25,000	180,000
(1)Includes amounts voluntarily deferred in the Director Deferred Compensation Plan.
(2)Represents the grant date fair market value of deferred common stock units.
(3)In connection with their retirements from the Board, the Company made charitable donations in the names of Mr. Moniz and Mr. Wood in 2024 to non-profit organizations of their choice. No non-employee Director of the Company received perquisites in an amount above the reporting threshold.
(4)Ms. Cooper was elected to the Board October 16, 2023 and received compensation for her 2023 service in January 2024.
(5)Mr. Moniz and Mr. Wood retired from the Board on May 22, 2024.

38	Southern Company 2025 Proxy Statement

Governance
Director Stock Ownership Guidelines
Under our Corporate Governance Guidelines, non-employee Directors are required to beneficially own, within five years of their initial election to the Board, common stock of the Company equal to at least five times the annual cash retainer. The annual equity grant for non-employee Directors is required to be deferred until Board membership ends. All non-employee Directors either meet the stock ownership guideline or are expected to meet the guideline within the allowed timeframe.
Director Deferred Compensation Plan
The annual equity grant to the independent Directors is required to be deferred in shares of common stock. The shares are not distributed until membership on the Board ends. The deferral is made under the Director Deferred Compensation Plan and earns dividends which are reinvested in additional shares of common stock until distribution. Upon leaving the Board, distributions are made in common stock.
In addition, Directors may elect to defer up to 100% of their remaining compensation in the Director Deferred Compensation Plan until membership on the Board ends. Such deferred compensation may be invested as follows, at the Director’s election:
▶in common stock units which earn dividends as if invested in common stock and are distributed in shares of common stock or cash upon leaving the Board; or
▶at the prime interest rate which is paid in cash upon leaving the Board.
All investments and earnings in the Director Deferred Compensation Plan are fully vested. Beginning with compensation earned during 2022, each Director may annually elect the manner of distribution of compensation deferred through the Director Deferred Compensation Plan for a calendar year, either a lump-sum payment or up to 10 annual distributions. A distribution election must be made no later than December 31 of the year prior to the year in which the compensation will be earned.

Southern Company 2025 Proxy Statement	39

▶As described in the CD&A beginning on page 41, we believe our compensation program provides the appropriate mix of fixed and at-risk compensation.
▶Our short- and long-term performance-based compensation program for our CEO:
•Ties pay to overall Company performance;
•Rewards achievement of financial and operational goals, relative TSR performance and progress toward meeting our GHG reduction goals; and
•Is aligned with stockholder interests while remaining competitive with our industry peers.

The Board recommends a vote FOR this proposal

We design our compensation program to attract, engage, competitively compensate and retain our employees. We target the total direct compensation for our executives to approximate the market median and place a very significant portion of that target compensation at risk, subject to achieving both short-term and long-term performance goals.
The Compensation and Talent Development Committee believes that our compensation programs effectively align executive pay with performance by:
▶Placing the vast majority (90%) of the CEO’s total compensation at risk
▶Striking the right balance between short- and long-term results
▶Selecting appropriate performance metrics, including market-based measures such as relative TSR, long-term value creation metrics such as EPS and ROE, progress in meeting GHG reduction goals (for the CEO, the CFO and the COO), annual operational goals and individual performance goals that drive achievement of our long-term business strategy
▶Regularly monitoring the alignment between corporate performance and compensation payouts
At our 2024 annual meeting, we received 95% support of votes cast on our executive compensation program.
Throughout 2024 and into 2025, we continued our robust stockholder outreach program. Our independent Directors, including our Lead Independent Director, have participated in key engagements. Feedback from our stockholders is carefully considered by the Compensation and Talent Development Committee in making compensation decisions.
Stockholders are voting to approve, on an advisory basis, the following resolution:
“RESOLVED, that the stockholders approve the compensation of the named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative in the proxy statement.”
Although it is non-binding on the Board, the Compensation and Talent Development Committee will review and consider the vote results when making future decisions about the executive compensation program. We currently conduct annual advisory votes to approve executive compensation, and we expect to conduct the next advisory Say on Pay vote at our 2026 annual meeting.

40	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
What you will find in this CD&A

Letter from the Compensation and Talent Development Committee The Compensation and Talent Development Committee (Compensation Committee or Committee) describes its key focus areas and its pay decisions for the year	42

CEO Pay for Performance and Alignment with Stockholder Interests We demonstrate how CEO pay is aligned with our performance and stockholder interests	43

Stockholder Outreach and Say on Pay Response We describe what we heard from investors on executive compensation topics from our outreach efforts and how the Committee responded to the input	45

Executive Compensation Program We describe the details of our executive compensation program, including base salary, short- and long-term incentive awards and benefits	46

Compensation Governance We describe our key compensation beliefs, the active compensation governance oversight by the Committee and the Board, peer groups, clawback policies and other compensation policies and practices	59

Key 2024 Company Highlights

Annualized TSR in top quartile of peers over the last 3 years	Adjusted EPS at the Top End of 2024 Guidance Range

77 consecutive years of dividends paid	Plant Vogtle Unit 4 placed in service marking the successful completion of a significant construction project

This CD&A focuses on the compensation for our CEO, CFO and our three other most highly compensated executive officers serving at the end of 2024. Collectively, these officers are referred to as the NEOs

Chris Womack
Chairman, President and CEO of Southern Company

Dan Tucker
Executive Vice President and CFO of Southern Company

Stan Connally
Executive Vice President and COO of Southern Company

Kim Greene
Chairman, President and CEO of Georgia Power

Jim Kerr
Chairman, President and CEO of Southern Company Gas

2024 Performance Against Key Metrics
▶Achieved the top of our adjusted EPS guidance range with payout at 176% of target
▶Exceeded our annual operational goals for customer experience and satisfaction, culture and generation reliability and sustainability goals with a calculated payout of 177% of target for our CEO
▶Delivered on our objective to provide long-term value to stockholders with top quartile TSR and ROE results and exceeding target on our GHG Reduction Metric with relative TSR payout at 168% of target, ROE payout at 180% of target and GHG Reduction Metric payout at 136% of target

Southern Company 2025 Proxy Statement	41

Letter from the Compensation and Talent Development Committee
To our Fellow Stockholders:
Southern Company made history in 2024. Through a bold commitment to collaboration and innovation, we completed the expansion of Plant Vogtle - now the nation's largest generator of clean energy. In the face of Hurricane Helene, the most destructive storm in Georgia Power Company's history, our teams successfully undertook a monumental effort to restore service to nearly 1.5 million impacted customers.
With the oversight of our Committee and the entire Board, the Company's executive leadership team is committed to working as One Team across Southern Company and prioritizing our customers as we invest in a bright energy future. We believe our comprehensive total rewards programs are aligned to support our business strategy and to position the Company to achieve long-term, sustainable value.
Compensation Committee Oversight and Engagement
During 2024, we remained actively engaged in our oversight responsibilities for executive compensation, leadership and talent development. We are committed to aligning pay with performance each year; hiring, developing and retaining a qualified pool of talent; and promoting alignment of our compensation program with the Company’s long-term strategy and stockholders’ expectations. We maintained our active involvement in stockholder outreach, which includes independent Director participation in key engagements and regular updates from management.
CEO Pay for Performance
▶We believe our compensation plan design works as intended to align CEO performance with the long-term strategy of our business and value creation for stockholders.
▶We reviewed and approved the performance goals for the CEO for 2024 and engaged in ongoing performance assessment dialogue throughout the year.
▶Utilizing an independent third party, we facilitated the performance review of the CEO with the independent Directors.
Compensation Plan Alignment
▶We assessed our incentive plan design’s effectiveness at striking the right balance between short- and long-term results and alignment with business strategy, key financial objectives and stockholder interests.
▶Our Committee continued active engagement in assessing goal rigor and incorporating outcome-based measures that should create stockholder value on a risk-adjusted basis.
Human Capital
▶We received regular updates on human capital matters and workforce risks, including employee engagement survey feedback, well-being initiatives and leadership development programs from the management team.
▶Our Committee discussed senior leadership talent and received updates on the overall company-wide talent management process throughout the year and facilitated regular Board engagement with high potential employees.
Report of the Compensation Committee
We met with management to review and discuss the CD&A. Based on that review and discussion, we recommended to the Board that the CD&A be included in this proxy statement.

Lizanne Thomas	David J. Grain	Donald M. James	Dale E. Klein

42	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
CEO Pay for Performance Alignment
2024 CEO Pay Decisions Demonstrate Alignment with Company Performance and Stockholder Interests

CEO 2024 Target Pay

In making 2024 pay decisions for our CEO, the Committee continued to demonstrate alignment between CEO pay and Company performance based on three factors:
▶Placing the overwhelming majority of the CEO’s total compensation at risk based on the achievement of Committee-approved goals
▶Selecting metrics and targets to align pay with long-term value creation for stockholders
▶Actively reviewing performance to appropriately align payouts in a manner consistent with stockholder interests and stockholder feedback

We continue to create significant long-term stockholder returns through stock price appreciation and dividends paid to our stockholders. The majority of CEO incentive compensation was tied to stockholder value created from 2022 to 2024 relative to our industry peers and the Company’s strong adjusted financial results.
▶Since 2018, we have consistently performed in the top quartile of our TSR peer group for each three-year performance period and significantly above the median TSR for the peer group.
▶We have continued to deliver strong adjusted EPS growth through 2024.

Southern Company’s annualized TSR consistently has been in the top quartile and higher than the average TSR for its peer group*
*    Industry peers selected by the Committee for determining TSR performance are generally consistent over the last five years, with minor adjustments for mergers or other business combinations and refinements, based on recommendations from our independent compensation consultant, to better match the Company’s profile (see page 61), and are disclosed in the applicable proxy statement for the year the grant was made.

Southern Company 2025 Proxy Statement	43

Compensation Discussion and Analysis
Over the last three years, we have demonstrated strong adjusted EPS growth.

$4.05
$3.65
$3.60
2022
2023
2024
Adjusted EPS
Guidance Range
Middle of Guidance

▶We delivered strong adjusted EPS results at or above the top end of our projected EPS guidance ranges. These results were driven by a combination of constructive regulatory outcomes for customers and stockholders and effective cost discipline.
▶We believe that evaluating performance based on adjusted EPS is aligned with stockholder interests, with the Committee's engagement on evaluating potential EPS adjustments for compensation payout purposes. For a discussion of the Committee's review of the financial goal payouts, see page 57.
▶GAAP reported EPS was $3.28 in 2022, $3.64 in 2023 and $4.02 in 2024. For a reconciliation of adjusted EPS to EPS under GAAP, see page 98.
Over the last three years, our market capitalization grew and we increased dividends to our stockholders.
Our track record of robust financial performance has supported the Board's decision to provide an annual increase to dividends per share for 23 consecutive years. We have paid a dividend equal to or greater than the prior year for the last 77 years. From the beginning of 2022 through the end of 2024, our market capitalization has grown by approximately $17 billion and we have paid out $9 billion in dividends to our stockholders, creating approximately $26 billion in value over the three-year period.

$9B Dividends
$26B in Value Created
$73B Market Cap(1)
$90B Market Cap(1)
2022
2024

(1) Market capitalization calculated based on the closing stock price on                      December 31, 2021 and December 31, 2024, respectively.

Executive Compensation Best Practices

What We Do	What We Don’t Do

  Align actual payouts with performance and stockholder interests
  100% of short- and long-term incentive awards are performance based
  Independent compensation consultant retained by the Committee
  Policy against hedging and pledging of stock by Directors and executive officers
  Executive officers receive limited perquisites that make up a small portion of total compensation
  Change-in-control severance payouts require double-trigger of change in control and termination of employment
  Strong stock ownership requirements for executive officers

  Annual compensation risk assessment undertaken with input from an independent consultant
  Clawback provisions apply to all incentive compensation awards with enhanced Clawback Policy provisions for key executives, including in the event of misconduct
 90% of CEO target pay is at risk based on achievement of performance goals
  Evaluate stockholder feedback through year-round engagement and results of prior years' Say on Pay votes
  Dividends on stock awards received only if underlying award is earned
  Annual compensation review conducted to help ensure fair and equitable pay

  No tax gross ups on executive perquisites for executive officers (except on certain relocation-related expenses)
  No employment agreements with our executive officers
  No excise tax gross-ups on change-in control severance arrangement
  No additional service granted under supplemental retirement plans since 2014

44	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
Stockholder Outreach and Say on Pay Response
We are committed to year-round engagement with our stockholders. Feedback from our stockholders has resulted in changes to our executive compensation program and enhancements to our disclosures over time. Through 2024 and early 2025, we continued our stockholder outreach efforts, directly engaging with stockholders representing approximately 40% of our stock. Independent Directors participated directly in engagements with our largest stockholders.
An overview of what we heard from engagements over the past several years with respect to executive compensation matters and how we have responded is described below.

At our 2024 annual meeting, we received 95% support of the votes cast on the Say on Pay vote, consistent with the high level of stockholder support we have received for many years.

What we heard	What we did

Alignment between CEO pay and financial performance
  The Committee evaluated plan design to help ensure our programs produce results that are aligned with stockholders’ interests and overall Company performance; we continued the overall plan design given stockholders’ year-over-year support for the program
  The Committee continued to review all adjustments to earnings, whether positive or negative, to determine their appropriateness based on management control, materiality and overall impact to investors

Consistent with the 95% support for the 2024 Say on Pay vote, stockholders expressed the following:
▶Support for the 2023 payout decisions
▶Confidence in the overall pay program designs
▶Trust that the Committee will act to promote pay for performance alignment and consider the stockholder experience

What we heard	What we did

Focus on human capital management
  The Committee continued to focus on employee engagement, talent development and succession planning efforts
  Company continued providing aggregated EEO-1 workforce data in 2024
  Company expanded our reimagined, modern “corporate university” to develop mid-level high potential leaders with comprehensive development opportunities

▶Interest from stockholders on succession planning for executive positions ▶Interest from stockholders in our Intentional Inclusion efforts, talent development and transparency on workforce data

What we heard	What we did

Alignment of pay with fleet transition strategy
  The Committee continued to include the GHG reduction metric in 2024 LTI awards for key executives using a quantitative metric of cumulative MW change as a reliable measure of progress in our fleet transition, along with a qualitative modifier
  The Committee incorporated energy efficiency and load flexibility/demand response MWs into the quantitative GHG metric starting in 2024

▶Support for linking CEO pay with the Company's fleet transition strategy and GHG reduction goals
▶Interest from stockholders in understanding the increased projected load growth in our service territory and how our fleet may evolve over time

Southern Company 2025 Proxy Statement	45

Compensation Discussion and Analysis
Executive Compensation Program
Overview of Key Compensation Components

Element	Vehicle	Link to Stockholder Value
Base Salary	Cash	▶Fixed cash compensation rewards scope of responsibility, experience and individual performance to attract and retain top talent
Annual Performance Pay Program (PPP)	Cash
▶Promotes strong short-term business results by rewarding value drivers, without creating an incentive to take excessive risk
▶Serves as key compensation vehicle for rewarding annual results and differentiating performance each year

Long-Term Incentive Program (LTI)	Performance share units (PSUs) (paid in shares of common stock) Performance-based restricted stock units (PRSUs) (paid in shares of common stock)
▶PSUs reward achievement of financial goals and stock price performance compared to utility peers over a three-year period
▶PRSUs reward achievement of financial goals related to our ability to pay regular dividends while promoting employee retention
▶Equity awards provide a significant stake in the long-term financial success of the Company that is aligned with stockholder interests and promotes employee retention
▶For the CEO, CFO and COO, PSUs link a meaningful portion of LTI compensation with the Company’s GHG reduction goals

Employee Savings Plan	401(k) plan	▶Creates shared responsibility for retirement through matching contributions
Pension Benefits	Defined benefit and supplemental pension plans	▶Financially efficient vehicle to provide market-competitive retirement benefits while promoting employee retention
2024 Executive Officer Compensation Decisions
In consultation with its independent consultant, Pay Governance, the Committee continued to carefully evaluate the executive officer compensation of peer utility companies to develop reasonable ranges of total compensation for similarly situated executives. In setting target compensation for the NEOs, the Committee took into account the relative revenue, market capitalization and complexity of each peer as compared to the Company.
Southern Company is considerably larger than the majority of the companies in the industry. Compared to the peer group used to set compensation decisions, Southern Company ranks at the 96th percentile when comparing net annual revenue and at the 100th percentile when comparing market capitalization.

46	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
Southern Company is considerably larger than the majority of its peers
*    Based on the four fiscal quarters ended prior to December 31, 2024 and publicly available as of March 1, 2025
**    As of December 31, 2024
Base Salary
▶The Committee determines the CEO’s base salary based on its comprehensive review of his tenure in the role and his individual performance, considering competitive market data provided by its independent compensation consultant.
▶The CEO recommends base salary adjustments for each of the other executive officers for the Committee’s review and approval. The recommendations consider competitive market data provided by the Committee’s independent compensation consultant, the need to retain an experienced team, internal equity, time in position, recent base salary adjustments and individual performance. Individual performance includes, among other things, the individual’s relative contributions to the achievement of financial and operational goals in prior years.
▶Base salary adjustments are effective as of March 1 each year.

Name	2023 ($)	2024 ($)
Chris Womack(1)	1,450,000	1,500,000
Dan Tucker	790,763	838,208
Stan Connally	781,279	820,343
Kim Greene	900,004	945,005
Jim Kerr	850,000	884,000
(1)Effective May 24, 2023, Mr. Womack's annual base salary increased from $990,000 to $1,450,000 in connection with his appointment as CEO of the Company.

Southern Company 2025 Proxy Statement	47

Compensation Discussion and Analysis
Annual Incentive Compensation (At Risk)
2024 Annual Performance Pay Program (PPP)
The formula for computing PPP payouts is as follows:

Base Salary	Target Award Percentage	Performance Goal Achievement(1)	PPP Award Earned

	(% of Base Salary; varies by pay grade)	(% of target level; payout ranges from 0% to 200%)

(1)PPP program includes an individual modifier that provides the Committee with the flexibility to adjust the total payout by +/- 10 percentage points based on individual performance.
2024 PPP Goal Weighting
▶The Committee updated the goal weighting for 2024 to emphasize the Company's focus on operating as One Team and to facilitate collaboration and consistency across the business units:
•For the CEO, CFO and COO, EPS goal weight increased to 65% from 45% and operational goal weight increased to 35% from 30%
•For the other NEOs, EPS goal weight increased to 45% from 25%, the operational goal weight increased to 35% from 30% and the business unit net income goal weight decreased to 20% from 25%
•The PPP program also includes an individual modifier that provides flexibility to adjust the total payout by +/- 10 percentage points based on individual performance
CEO, CFO and COO(1)

■	65%	EPS
■	35%	Operational

Other NEOs(1)

■	45%	EPS
■	35%	Operational
■	20%	Business Unit Net Income

(1)PPP program includes an individual modifier that provides the Committee with the flexibility to adjust the total payout by +/- 10 percentage points based on individual performance.
PPP Goal Rigor and Process Used to Set Goals
▶The Company utilizes a rigorous goal setting process that includes three Board committees:
•The Finance Committee reviews and approves the financial plan, including short-term targets and long-term objectives.
•The Operations, Environmental and Safety Committee reviews the operational goal objectives and the methodology for each of the goal benchmarks
•The Compensation and Talent Development Committee approves PPP goal stretch targets to motivate the leadership team to deliver results for customers, stockholders and employees. The Committee evaluates the PPP goals compared to internal and external expectations, industry benchmarks, as well as relative and absolute performance. The Committee also considers potential challenges and opportunities that occur each year.
▶The Committee established the financial goals for EPS and business unit net income based on the Company’s financial plan and investor growth expectations, focusing on providing regular, predictable and sustainable EPS and dividend growth
▶The Committee established the operational goals to focus on delivering clean, safe, reliable and affordable energy to our customers.
▶PPP Funding Threshold: no payout under the PPP can be made if events occur that impact the Company’s financial ability to fund the common stock dividends

48	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
Financial Goal Setting Process

Belief: The Committee believes that paying on adjusted EPS and business unit net income in conjunction with active Committee engagement aligns pay outcomes with stockholder interests

In setting the financial goals, the Committee reviews the financial plan approved by the Finance Committee to reflect the current economic and regulatory environment and expectations for investment opportunities with the aim to deliver regular, predictable and sustainable EPS and dividend growth to stockholders over the long term.
The Committee believes that setting goals in support of the achievement of our long-term EPS growth objectives is in the best interest of stockholders, rather than absolute comparisons of year-over-year GAAP results. This approach focuses on the long-term EPS growth trajectory and, when setting the EPS goal, considers unique factors that may have impacted the prior year’s results, such as weather-related revenue and expenses; regulatory, legislative or policy changes from federal or state authorities; and the impact of acquisitions and dispositions.
The Committee calibrates the EPS goal to align with our publicly announced guidance range and considers industry comparisons and growth expectations to establish the threshold, target and maximum performance levels. This process resulted in the Committee setting the following EPS goal for 2024.

Year	EPS Guidance Range	EPS Target (Middle of Guidance)	Year over Year EPS Target Increase
2024	$3.95 - $4.05	$4.00	$0.40 (11%)

For 2025, the Committee set a target EPS goal of $4.25 reflecting the middle of the 2025 EPS guidance range.
When determining payouts on the financial goals, the Committee remains actively engaged at every regular Committee meeting in reviewing potential EPS or net income adjustments. In approving these adjustments, the Committee considers:
▶Whether the item was contemplated in the financial plan
▶Whether the item was outside of normal operations (one-time versus recurring item or something outside of management’s control)
▶Whether the pay outcome would align with stockholder interests

Operational Goal Setting Process

Belief: The Committee believes that operational goal targets should be set at challenging levels to achieve and drive top quartile performance and continuous improvement

The Committee establishes operational goals that are primarily based on industry benchmarks, with the objective of delivering top quartile results, and top decile where appropriate, compared to industry peers. For goals that do not have a comparable industry benchmark, the Committee sets stretch targets to motivate continuous improvement.
As part of its goal-setting process, the Committee reviews previous goals and performance along with input from the Operations, Environmental and Safety Committee on operational goals to appropriately align the threshold, target and maximum goals with Company performance expectations.

2024 Financial Performance
Financial Goal Achievement for 2024 PPP
We exceeded the financial goals set by the Committee for 2024 on an adjusted basis.

Financial Goals	Threshold ($)	Target ($)	Maximum ($)	Result(1) ($)	Calculated Achievement (%)
EPS	3.80	4.00	4.20	4.05	176%
Alabama Power Net Income (millions)	1,289	1,420	1,490	1,430	125%
Georgia Power Net Income (millions)	2,250	2,475	2,580	2,541	184%
Southern Company Gas Net Income (millions)	646	713	765	740	179%

Southern Company 2025 Proxy Statement	49

Compensation Discussion and Analysis
(1)In determining EPS and net income for compensation goal achievement purposes, the Committee excluded estimated loss on plants under construction, including charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries) and tax impacts; an impairment loss associated with the discontinued development of a multi-use commercial facility at Alabama Power; and accelerated depreciation related to the repowering of a wind facility at Southern Power, consistent with the adjusted EPS in the Company’s earnings announcement. For a reconciliation of EPS, as adjusted, to EPS under GAAP, see page 98.

Goal	Why it’s important	What it measures and how we set the goal
EPS
▶Supports commitment to provide stockholders superior risk-adjusted returns and to support and grow the dividend
▶Increased goal weighting for 2024 reflects the Company's emphasis on acting as One Team and improving collaboration and consistency across the business units

▶The Company’s net income from ongoing business activities divided by average shares outstanding during the year
▶EPS target is consistent with our business plan and aligned with the midpoint of our publicly-announced guidance range for the year

Business Unit Net Income	▶Supports delivery of stockholder value and contributes to the Company’s sound financial policies and stable credit ratings	▶Net income ▶Targets are consistent with our 2024 business plan
2024 Operational Performance
Operational Goal Achievement for 2024 PPP
The Company’s operational goals reflect our aim to deliver clean, safe, reliable and affordable energy to our customers. These goals also promote our sustainable business model. The following table provides a summary of the operational goals and weights for the Company’s CEO, CFO and COO. The operational goals for the other NEOs are aligned with their specific operating company and are provided later in this section.

Customer Experience and Satisfaction Goals

Goal	Target	Weight	Performance	Goal Payout
Customer Satisfaction – Continue to deliver strong performance for residential, business and managed account segments	Achieve median for J.D. Power and Net Promoter Score benchmarks	30%	▶Top quartile for General Business segment ▶2nd quartile for Residential and Managed Account segments	166%
Power Delivery – Continuous focus on transmission and distribution reliability, and the frequency and duration of outages experienced by customers	Distribution duration: 115.7 Distribution freq.: 1.078 Transmission duration: 5.9 Transmission freq.: 0.093	15%	Exceeded targets for transmission and distribution reliability	177%
Gas Operations – Improve pipeline safety and reliability by reducing damages from excavations and leak response time	Damage Ratio: < 2.32 Leak Response: 2.0%		Exceeded target for leak response time, while results were below target for damage prevention	167%

50	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis

Workforce Goals

Goal	Target	Weight	Performance	Goal Payout
Safety – Improve critical risk controls through the safety and health management system; reduce occurrence of serious injuries	Continuous focus on safety culture and prevention	20%	Significantly exceeded targets with a serious injury rate of 0.05; however, unfortunately, there were two employee fatalities in 2024	184%
Culture – Foster a dynamic and welcoming workplace that drives employee satisfaction and supplier engagement and inclusion	Achieve top quartile on work environment benchmarks and drive supplier engagement and inclusion	20%	Significantly exceeded targets	174%

Generation Reliability and Sustainability Goals

Goal	Target	Weight	Performance	Goal Payout
Generation Reliability – Achieve top quartile for Annual Equivalent Forced Outage Rate (EFOR) goal	EFOR of 8.23%	15%	Achieved industry leading results by maintaining a low annual EFOR of 1.21%	200%
Carbon-Free Resource Availability – Measures the Company’s capacity to generate energy from carbon-free resources (nuclear, solar, wind and hydro)	Nuclear: 93% Solar & Wind: >95% Hydro: 81%		Exceeded target for nuclear capacity factor, solar and wind assets	200%
Gas Infrastructure – Our pipeline replacement program and our focus on responding to leaks and preventing damages aims to mitigate the release of methane to the atmosphere and improve community safety	Replace 93 pipeline miles		Exceeded target on pipeline replacement program and leak response, while results were below target for damage prevention	200%

	Weight	Calculated Goal Payout
Total Operational Goal Achievement	100%	177%

For 2024, the Committee approved a reduction to the Calculated Operational Goal Achievement reported above for Mr. Womack, Mr. Connally and Mr. Kerr due to two employee fatalities during the year. In the event of a fatality, the Committee, in collaboration with the executive leadership team and the Operations, Environmental and Safety Committee, evaluates the circumstances to determine if any adjustments to compensation are appropriate. The reductions for 2024 demonstrate the leadership team's commitment to Our Value of Safety First and our culture of continuous safety improvement.
The operational goals for the other NEOs are aligned with their specific operating company and the structure is consistent with the goals for the Southern Company CEO, CFO and COO. The PPP payout results reflect the weights below

	Kim Greene	Jim Kerr
Customer Satisfaction	30%	30%
Safety	20%	20%
Culture	20%	20%
Electric Operations	30%	—
Gas Operations	—	30%

Southern Company 2025 Proxy Statement	51

Compensation Discussion and Analysis
2024 Individual Performance
CEO Performance Assessment
During 2024, we maintained our track record of strong reliability and customer service with a historic storm response to Hurricane Helene, Georgia Power brought Plant Vogtle Unit 4 into commercial operation and we executed our financial plan while advancing our energy portfolio and transitioning for the future. Below are the performance highlights for the CEO noted by the Committee for 2024. Mr. Womack, our CEO, was instrumental in leading our Company during this successful year and positioning us for continued future growth.

Chris Womack Chairman, President and CEO

Deliver Financial and Operational Success
▶Adjusted EPS finished at the top of guidance
▶Restored electric and gas service to customers following Hurricane Helene, the most destructive storm in Georgia Power's history, requiring an unprecedented rebuild of the transmission and distribution systems
▶Successful outcome of Georgia Power's 2023 IRP Update to meet unprecedented acceleration of load growth
▶Positive and constructive regulatory outcomes at Atlanta Gas Light and Virginia Natural Gas
▶Operational excellence across generation, power delivery and gas operations

Achieve Success with Plant Vogtle Units 3 and 4
▶Unit 4 entered commercial operation in April 2024
▶Leadership and governance of cost and schedule for both construction and operations, including a focus on quality construction, thorough documentation and procedures, and effective oversight of related regulatory processes
▶With all four units now in operation, Plant Vogtle is the largest generator of clean energy in the nation, expected to produce more than 30 million megawatt hours of electricity each year

Maintain Focus on Culture and Talent Development
▶Continued to promote a cross-company culture focused on collaboration and innovation
▶Continued to reinforce robust and thoughtful training program for key leaders focusing on business acumen and organizational efficiencies
▶Maintained a robust executive pipeline through succession planning and development
▶Focused on cultural bandwidth and leadership’s emotional intelligence for the purpose of enhancing leadership effectiveness and the ability to drive successful outcomes within their organizations

Foster Transparent and Collaborative Board Relationship
▶Led ongoing evolution of business strategy as Company prepared to meet increasing energy demand and excellent service for customers
▶Collaborated with Board to continue focus on thoughtful Board refreshment process

Execute Strategic Engagement with Key Stakeholders
▶Advanced the electric fleet transition, including completion of Plant Vogtle Unit 4, expansion of South Cheyenne Solar Facility and Millers Branch Solar Facility, commercial operation of Georgia's first battery energy storage system at the Mossy Branch Battery Facility, and invested in additional transmission to deliver energy to customers
▶Led robust stakeholder engagement program including an annual stakeholder forum

52	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
Other NEOs Performance Assessments
The Committee recognized the leadership and performance of our NEOs during 2024 that drove our Company's many achievements. In 2024, our team of dynamic and collaborative NEOs remained dedicated to generating long-term value for our stockholders while meeting and exceeding our financial and operational objectives and focusing on affordability for our customers. The Committee believes that the executive leadership team's overall performance was crucial to the successes highlighted above for 2024, and acknowledges that the team surpassed expectations for the year.

Dan Tucker Executive Vice President and CFO of the Company	Stan Connally Executive Vice President and COO of the Company	Kim Greene Chairman, President and CEO of Georgia Power	Jim Kerr Chairman, President and CEO of Southern Company Gas

The following areas were considered when assessing the overall performance of the executive team:

▶Strong financial and operational performance with adjusted EPS at top of guidance range
▶Continued to enhance the customer experience and strengthen customer satisfaction and loyalty
▶Facilitated customer growth and constructive regulatory, legislative and policy outcomes
▶Successful completion of Plant Vogtle Unit 4 and strong operating performance for Unit 3 and 4 and other nuclear facilities
▶Led business initiatives with a focus on collaboration and innovation to help ensure that we are positioned for success

▶Emphasis on our employees, including employee well-being, recruitment and development, and advancing Our Values, which focus on Safety First, Intentional Inclusion, Act with Integrity and Superior Performance
▶Strengthened leadership capabilities and bench strength, foster a culture of inclusion, engagement, innovation and execution
▶Commitment to transitioning the fleet while maintaining system reliability and affordability

2024 PPP Payouts

Name	Target 2024 PPP Opportunity (% of salary)	Target 2024 PPP Opportunity ($)	EPS Payout (%)	Net Income Payout (%)	Operational Payout (%)	Calculated Total Payout (%)	Approved Total Payout (%)	2024 PPP Payout ($)
Chris Womack(1)	130%	1,950,000	176%	—	177%	176%	171%	3,334,500
Dan Tucker	85%	712,477	176%	—	177%	176%	176%	1,253,960
Stan Connally(1)	85%	697,292	176%	—	177%	176%	171%	1,192,369
Kim Greene	100%	945,005	176%	184%	180%	179%	179%	1,691,558
Jim Kerr(1)	80%	707,200	176%	179%	169%	174%	169%	1,195,168
(1) Approved total payout reflects a reduction due to two employee fatalities as described more fully on page 51.

Southern Company 2025 Proxy Statement	53

Compensation Discussion and Analysis
Long-Term Equity Incentive Compensation (At Risk)
Our LTI program has evolved in response to stockholder feedback and our ongoing evaluation of best practices. We provide LTI through a combination of PSUs and PRSUs.
2024-2026 Long-Term Equity Incentive Program
Long-term performance-based awards are intended to promote long-term success and increase stockholder value by directly tying a substantial portion of the NEOs’ total compensation to the interests of stockholders.

		Weighting
Metric(s)		CEO, CFO & COO	Other NEOs

PSUs - Relative TSR & Consolidated ROE Earned solely on achievement of pre-established performance goals over 2024-2026 performance period Potential payout of 0-200% based on actual level of goal achievement	•Relative TSR measured against an industry peer group •Consolidated Southern Company ROE	65%	70%

PSUs - GHG Reduction Metric Earned solely on achievement of pre-established three-year performance metrics aligned with Company’s fleet transition to support our GHG reduction goals	•Quantitative metric of cumulative MW change •Qualitative modifier	10%	N/A

PRSUs - Cash from Operations Goal Earned if 2024 cash from operations exceeds 2023 dividends. If earned, vest over three-year period	•Cash from operations must exceed prior year’s dividends paid	25%	30%

▶If earned, LTI awards are settled in common stock. Accrued dividend equivalent units (DEUs) are received only if the underlying LTI award is earned and paid out.
▶The number of shares granted was determined by using the target value divided by the closing price of common stock on the date the Committee approved the grant (January 31, 2024). PSU awards with performance tied to relative TSR are valued in the Summary Compensation Table and Grants of Plan-Based Awards Table using a Monte Carlo analysis, resulting in amounts that differ from what is shown in this CD&A. For more information on the valuation of those PSUs and the Monte Carlo value, see the footnotes following the Summary Compensation Table and the Grants of Plan-Based Awards Table.
2024-2026 Performance Share Unit Award
The PSU award includes financial and market-based performance goals over the three-year performance period from 2024 to 2026 and is further subject to a credit quality threshold requirement.

Goal	Why it’s important	What it measures and how we set the goal
Relative TSR	Aligns award with shareholder returns on a relative basis over the performance period
TSR relative to a utility peer group of companies that are believed to be most similar to the Company in both business model and investors. It measures investment gains arising from stock price appreciation and dividends received from that investment. The peer group is described on page 61 and is subject to change based on merger and acquisition activity.

Consolidated ROE	Aligns performance with delivering sustainable returns on invested capital	Consolidated Southern Company ROE of the traditional electric operating companies, Southern Company Gas and Southern Power
GHG Reduction Metric (for CEO, CFO and COO)	Aligns performance with Southern Company’s 2030 and 2050 GHG emission reduction goals	GHG reduction metric measures the progress on the Company’s fleet transition through quantitative and qualitative metrics
Credit Quality Threshold Goal: The financial goal is also subject to a credit quality threshold requirement that encourages the maintenance of adequate credit ratings to provide an attractive return to investors. If the primary credit rating falls below investment grade at the end of the three-year performance period, the payout for the ROE goal will be reduced to zero.

54	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
For each of the financial performance measures, a threshold, target and maximum goal was set at the beginning of 2024.

	Relative TSR Performance	Consolidated ROE Performance	Payout
Maximum	90th percentile or higher	13.75%	200%
Target	50th percentile	11.50%	100%
Threshold	10th percentile	10.00%	0%
2024-2026 GHG Reduction Metric for Certain Executives
To support our fleet transition, the Committee continued to include a GHG metric in the 2024 LTI award of the CEO, the CFO and the COO. Ten percent of the 2024 LTI awards for these executives is aligned with our GHG reduction goals. This goal has both quantitative and qualitative components.
Quantitative Component: The Committee chose to express the quantitative measure in terms of cumulative change in MWs over the three-year performance period.
▶Expressing the measure as the cumulative change in MWs reflects the transition in our overall generation fleet. Had the Committee chosen to express the measure in terms of the absolute or relative decreases in emissions, results could be impacted by factors outside the Company’s control such as annual changes to weather patterns, the strength or weakness of the economy and fuel prices and availability, potentially resulting in an unwarranted increase or decrease in incentive compensation.
▶The cumulative MW metric includes MW changes from adding zero-carbon and renewable energy MWs, including energy storage, as well as energy efficiency and load flexibility/demand response MWs. The metric also includes MW changes due to placing coal or gas steam generation units in retirement status or inactive reserve (which means no longer available for routine generation operations and dispatch, but available for resiliency and reliability).
▶The MW contribution toward the goal performance is determined by the GHG reduction for each generation resource, with wind credited at 1.25 times the MW and energy storage credited at <1 MW.
▶We differentiate the types of generation additions and retirements that are used to both set the quantitative goal and measure performance against the goal.

Type of Generation	MW Crediting
Addition of solar, nuclear and hydro	1.0 Times
Addition of wind(1)	1.25 Times
Addition of energy storage(2)	4 to 8 hours of full-load discharge: 0.5 Times > 8 hours of full-load discharge: 0.75 Times
Energy Efficiency	1.0 Times
Load Flexibility / Demand Response	1.0 Times
Retirement of coal or gas steam	1.0 Times

(1)Recognition of wind’s greater capacity factor
(2)Energy storage, either stand-alone or paired with solar, with a full-load storage discharge duration of 4 to 8 hours and available for providing capacity and energy benefits under the control of Southern Company’s fleet operations personnel will receive 0.5 MWs credit for each additional nameplate MW, recognizing the importance of energy storage in reliably and cost-effectively integrating an increasing amount of intermittent renewable generation. Energy storage with a full-load discharge duration of greater than 8 hours will receive 0.75 MWs credit for each additional nameplate MW, recognizing the importance of long duration energy storage to enhance reliance on a high penetration of intermittent renewables.
Qualitative Component: The qualitative component creates incentives to achieve our net zero by 2050 goal through a qualitative assessment. The Compensation Committee, with input from the Operations, Environmental and Safety Committee, evaluates the relevant NEOs' leadership in advancing the energy portfolio of the future. The qualitative component is applied as a modifier to the payout determined under the quantitative component, providing an adjustment ranging from -25% to +50%. The qualitative analysis takes into account:
▶Leadership and energy policy (nationally and within the industry)
▶Decarbonization R&D investments (such as EPRI and Southern proprietary R&D)
▶Investments (such as corporate venture capital spend and Energy Impact Partners)
▶New business development (through Southern Power and PowerSecure including renewables, distributed generation and distributed infrastructure)

Southern Company 2025 Proxy Statement	55

Compensation Discussion and Analysis
Setting The Quantitative Component
To achieve the Company’s goal of reducing GHG emissions, a significant change in the Company’s generation fleet is required. The magnitude of change to the generation fleet necessary to meet the Company’s GHG reduction goals requires a long-term effort, begun years ago and ongoing, due to lead times associated with adding new generation resources, lead times associated with adding new transmission facilities, retiring existing generation resources, navigating and complying with regulatory approval procedures and maintaining reliability and affordability for customers.
Generation changes are “lumpy,” meaning the MW transition does not follow a straight line. Rather, the MW change will be larger in some years than in other years due to the discrete size of individual generation units and the lead times to implement the changes.
The GHG metric is based on the cumulative, realized actual change in MW over a forward-looking three-year performance period. Achievement of the metric is based on the actual date when new zero carbon and renewable generation begins commercial operation or when coal or gas steam generation is permanently removed from routine generation operations and dispatch. For the 2024-2026 performance period, the target cumulative MW change was set based on the 2021 projected MW change in 2024-2026 consistent with meeting the Company’s interim decarbonization goal. The stretch goal was set higher to accelerate achievement of the interim goal.
▶100% payout target metric: Set based on the 2021 projected MW change in 2024-2026 consistent with meeting the Company's interim decarbonization goal
▶150% payout stretch metric: Set at a level over 60% greater than the target
Below are the net MW change metrics for the 2024-2026 performance period approved by the Committee in February 2024.

	2024-2026 Cumulative MW Change(1)	Payout % of Target
	< 1,044 MW	0%
Threshold	1,044 MW	50%
Target	1,843 MW	100%
Maximum	3,044 MW	150%
(1)Goal is expressed in cumulative MW change. Not all MWs have the same GHG emission impacts.
(2)Estimated actual reductions in GHG emissions assume average weather, moderate natural gas prices and trend economic growth. Deviations from average weather, natural gas prices or trend economic growth could result in greater or lesser GHG emissions than estimated.
2024-2026 Performance-Based Restricted Stock Units Award
▶PRSU Threshold: PRSUs are earned only if Southern Company’s cash from operations in 2024 exceeds $3.035 billion, the amount of dividends paid in 2023. If earned, the PRSUs vest one-third each year over a three-year period.
▶The Committee believes that allocating a portion of the LTI program for the NEOs to PRSUs with a one-year performance goal related to our ability to pay regular dividends and a payout period of three years continues to provide alignment with stockholders and enhance retention. Our stockholders have expressed support for the mixture of threshold financial performance and the time-based vesting to bolster retention.
2024-2026 Long-Term Equity Incentive Grants

Name	Target as Percent of Base Salary		PSU – Relative TSR(1)	PSU – Consolidated ROE(1)	PSU – GHG(1)	PRSU – Cash From Operations(1)	Total Long-Term Grant (100%)
Chris Womack	735%	$	4,410,000	2,756,250	1,102,500	2,756,250	11,025,000
		# of units	63,435	39,647	15,859	39,647	158,588
Dan Tucker	275%	$	922,029	576,268	230,507	576,268	2,305,073
		# of units	13,263	8,289	3,316	8,289	33,157
Stan Connally	250%	$	820,343	512,715	205,086	512,715	2,050,858
		# of units	11,800	7,375	2,950	7,375	29,500
Kim Greene	275%	$	1,039,505	779,629	—	779,629	2,598,763
		# of units	14,953	11,214	—	11,214	37,381
Jim Kerr	250%	$	884,000	663,000	—	663,000	2,210,000
		# of units	12,716	9,537	—	9,537	31,790
(1)Certain metrics for the 2024-2026 LTI grant for the CEO, CFO and COO are weighted slightly different than for the other NEOs as noted above.

56	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
2022-2024 Long-Term Equity Incentive Performance Results
2022-2024 Overall PSU Performance

Performance Results
PSUs – Relative TSR	168%
PSUs – ROE(1)	180%
PSUs – GHG (for Dan Tucker and Stan Connally only)(2)	136%
Total Weighted Average for Chris Womack, Kim Greene and Jim Kerr	173%
Total Weighted Average for Dan Tucker and Stan Connally	168%
2022-2024 Financial Goal PSU Performance

Financial Goals	Threshold (%)	Target (%)	Maximum (%)	Result (%)	Calculated Achievement (%)
Relative TSR	10%	50%	90%	77%	168%
ROE(1)	10.00%	11.50%	13.75%	13.31%	180%
(1)In determining ROE for compensation goal achievement purposes for the 2022-2024 performance period, the Committee excluded estimated loss on plants under construction, including charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries) and tax impacts (2022-2024); PowerSecure goodwill impairment (2022); acquisition and disposition impacts (2022-2023); charges associated with the extinguishment of debt (2023); earnings impacts due to regulatory disallowances at Southern Company Gas (2023); an impairment loss associated with the discontinued development of a multi-use commercial facility at Alabama Power (2024); and accelerated depreciation related to the repowering a wind facility at Southern Power (2024).
(2)At the time of the 2022-2024 long-term incentive award grant, Mr. Womack served as the CEO of Georgia Power Company and did not receive any PSUs subject to the GHG goal.
2022-2024 GHG Reduction Metric PSUs Performance (CFO & COO)
Quantitative Component
The target metric for the 2022-2024 award is a 2,777 MW change over the three-year performance period. The Company achieved 2,821 MWs of fleet transition, or 101% of target, through Plant Vogtle Unit 3 and Unit 4 being placed into service in 2023 and 2024, respectively; new solar generation placed into service at various times over the performance period; and the 2022 retirements of Plant Wansley and Plant Gadsden Unit 1.
Qualitative Component
The Committee, in conjunction with the Operations, Environmental and Safety Committee, assessed the performance of the CFO and the COO with regard to their respective leadership in advancing the energy portfolio of the future. The Committee determined that performance exceeded expectations and approved a modifier of +35%. The activities and achievements assessed for the qualitative component during the performance period include:
▶Leadership and energy policy: engaged administration and key policy makers regarding climate, energy policy, clean energy standards and decarbonization effort funding opportunities; facilitated participation in United Nations Climate Change Conferences; and led focused discussions on resiliency, energy transition, carbon capture and sequestration and increasing energy demands
▶R&D investments: completed installation of Integrated Effects Test, the world's largest chloride salt system at TerraPower's labs; selected by DOE to lead team designing, constructing and operating Molten Chloride Reactor Experiment; partnered on a DOE funded study to evaluate retrofitting existing combined cycle gas units with exhaust gas recycle and an amine-based CO2 capture technology; secured DOE funding for first direct air capture pilot demonstration and participated in front-end engineering design study for advanced direct air capture system; Georgia Power completed world’s largest hydrogen-natural gas fuel blending at Plant McDonough-Atkinson; and began operating DOE-funded 2.5 MW/4 hour concrete thermal energy storage technology demonstration
▶Investments and new business development: Southern Power completed two wind facilities and three battery storage projects, acquired two solar facilities and began repowering three separate wind facilities; founding partner of Energy Impact Partners and invested in Energy Impact Partners Fund II, which received $1 billion in commitments to focus on investments in venture and growth companies advancing critical climate solutions; and executed agreement with Form Energy to procure 15 MW of long duration energy storage.

Southern Company 2025 Proxy Statement	57

Compensation Discussion and Analysis
2022-2024 GHG Reduction Metric Achievement Calculation
Performance Update for the 2023-2025 Quantitative Component
The target cumulative MW change is 2,526 MW for the 2023-2025 performance period. Through the end of 2024, the Company forecasts below target achievement for the 2023-2025 performance period based on solar generation that is not forecast to be in operation during the performance period due to supply chain and economic challenges and anticipated extensions of the retirement dates for certain coal and gas steam generation units due to unanticipated projected load growth in our service territories primarily associated with unprecedented projected economic expansion.
2025-2027 GHG Reduction Metric
Based on feedback received from stockholders during 2024 supporting this metric, the Committee included the GHG Reduction Metric as part of the LTI award of the CEO, CFO and COO for the 2025-2027 performance period. We will continue to seek feedback from stockholders during 2025 on this metric.
2022-2024 Overall PSUs Earned

Name	2022-2024 Target PSUs	2022-2024 PSUs Earned
Chris Womack	26,083	50,587
Dan Tucker	22,200	41,710
Stan Connally	19,449	36,541
Kim Greene	20,935	40,602
Jim Kerr	19,241	37,317

58	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
Benefits
Summaries of our Benefit Plans can be found in Appendix B - Benefit Plan Summary at page 102.
Retirement Benefits
▶Employee Savings Plan: Substantially all employees are eligible to participate in the Employee Savings Plan (ESP), our 401(k) plan. The NEOs are also eligible to participate in the Supplemental Benefit Plan (SBP), which is a nonqualified deferred compensation plan where we can make contributions that are prohibited to be made under the ESP due to limits under the tax code.
▶Pension Benefits: Substantially all employees participate in a funded Pension Plan. Normal retirement benefits become payable when participants attain age 65. The Company also provides unfunded benefits to certain employees, including the NEOs, under two nonqualified plans: the Supplemental Benefit Plan (Pension-Related) (SBP-P) and the Supplemental Executive Retirement Plan (SERP). The SBP-P and the SERP provide additional benefits the Pension Plan cannot pay due to limits applicable to the Pension Plan.
▶Deferred Compensation Benefits: We offer a Deferred Compensation Plan (DCP), which is an unfunded plan that permits participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement, disability, death or other separation from service.
Change-in-Control Protections
▶We believe that change-in-control protections allow management to focus on potential transactions that are in the best interest of our stockholders.
▶Change-in-control protections include severance pay and, in some situations, vesting or payment of incentive awards.
▶We provide certain severance payments if there is a change in control of the Company and a termination of the executive’s employment (either involuntary termination not for cause or voluntary termination for good reason), often called a “double trigger”.
▶Severance payment for the CEO is three times the sum of base salary plus PPP opportunity (either at target or, if greater, paid out based on the average achievement from the three prior fiscal years). For the other NEOs, severance is two times the sum of base salary plus PPP opportunity (either at target or, if greater, paid out based on the average achievement from the three prior fiscal years). No excise tax gross-up would be provided.
Perquisites
▶We provide limited perquisites to our executive officers, consistent with the Company’s goal of providing market-based compensation and benefits.
▶The Committee recognizes that permitting limited personal use of system aircraft for certain executives allows them to continue to perform their duties in a safe, secure environment and promotes safe and effective use of their time. For 2024, the Committee approved personal use of system aircraft for Mr. Womack. Amounts are included in the Summary Compensation Table.
▶No tax assistance is provided on executive perquisites to executive officers of the Company, except on certain relocation-related benefits that are generally available to all employees.
Compensation Governance
Equitable Compensation for all Employees
Our compensation system is designed to promote equitable compensation throughout the entirety of each employee’s tenure. To help ensure compensation is fair and consistent, we have adhered to several key strategies:
▶We pay market-competitive rates. We use highly reliable data sources and rigorous compensation analysis to help ensure alignment to the market.
▶We adhere to the pay for performance philosophy which allows managers to reward employees based on performance within established controls.
▶We utilize several additional measures to promote fairness and consistency, including strong market data and job pricing, well-defined salary structures, comprehensive merit and incentive processes — along with clear procedures for employees to voice concerns.
▶When appropriate, pay adjustments may occur in accordance with an employee’s performance or changes in responsibilities. Adjustments may also occur with ad hoc market-based changes or as the result of an annual pay review.

Southern Company 2025 Proxy Statement	59

Compensation Discussion and Analysis
We conduct annual pay reviews, undertaking a deep-dive of substantially all employees every three years and analyzing targeted portions of the workforce in the interim years. We collaborate with an independent third party to perform annual pay reviews, evaluating base salary and total compensation. Detailed results are reported to the Compensation Committee and senior leadership. Our 2023 deep-dive review covered all non-union employees. Each year, high-level results of our review are communicated to all employees.
These reviews are performed to evaluate potential inequities or inconsistencies in our pay practices and consistently confirm fair and consistent pay across all operating companies.
The Compensation Committee and senior management remain vigilant in our efforts to help ensure all employees are treated fairly and consistently.
Clawback of Compensation
Clawback Provisions in the Omnibus Plans
The 2011 Omnibus Plan and the 2021 Omnibus Plan include clawback provisions that apply to PPP and LTI awards granted under those plans. These clawback provisions are triggered if (1) we are required to prepare an accounting restatement due to material noncompliance as a result of misconduct with any financial reporting requirement under the securities laws (Restatement Trigger), and (2) a participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002.
Clawback Policy
Our Clawback Policy provides us with an additional basis to recoup incentive-based compensation from certain members of our senior management, including our NEOs. The Clawback Policy applies in the following circumstances:
▶Restatement: The Committee may provide for the recovery or adjustment of excessive incentive-based compensation from a covered employee if (1) there is a Restatement Trigger, and (2) the Committee determines that the covered employee committed misconduct that contributed to the noncompliance that resulted in the Restatement Trigger.
▶Detrimental Activity: The Committee may provide for the reduction, forfeiture or recovery of incentive-based compensation with respect to a covered employee if the covered employee has engaged in certain detrimental activity (such as certain misconduct or a material violation of our Code of Ethics or applicable Company policies) that results in significant financial or operational loss or serious reputational harm to the Company or its subsidiaries (Detrimental Activity Trigger)
The Clawback Policy generally allows for recovery for at least three years prior to the year in which the Committee determines that a triggering event has occurred. This three-year recovery period represents an enhancement over the clawback period under our Omnibus Plans, which allow for the recovery of award payments that are earned or accrued during the 12-month period following the first public issuance or filing that was restated.
Recoupment Policy
In accordance with applicable SEC rules and NYSE listing standards, Southern Company and its NYSE-listed subsidiaries adopted The Southern Company and Covered Subsidiaries Compensation Recoupment Policy (Recoupment Policy) effective as of December 1, 2023. The Recoupment Policy empowers each covered company to recover covered compensation erroneously awarded to its covered officers in the event of an accounting restatement.

60	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
Peer Groups and Establishing Market-Based Compensation Levels

Peer Group for 2024 Compensation Decisions	Peer Group for Relative TSR Metric for 2024-2026 Performance Period

▶Used to determine the total direct compensation for our executives
▶Approximates the competitive market in which we compete for talent in executive and managerial roles
▶Consists of 19 publicly traded utility companies (subject to changes resulting from mergers and acquisitions)
▶In partnership with Pay Governance, the Committee’s annual review focuses on large companies (at least $6 billion in revenues) with more similar businesses, including other large diversified utilities that have combined electric and gas operations
▶We target the total direct compensation for our executives at market median of the peer group

▶Used to measure our relative TSR performance for incentive compensation
▶The peer group consists of 23 publicly traded utility companies that the Committee believes are most similar to Southern Company's business model
▶The Compensation Committee considers companies that have at least 70% regulated assets and $7.5 billion in market capitalization
▶Several companies in the relative TSR peer group do not meet the revenue size requirement to be included in the compensation peer group, and some companies might not participate in the survey from which the data for the compensation peer group is derived

Peer Companies for BOTH: 2024 Compensation Decisions Peer Group and 2024-2026 Relative TSR Peer Group

Ameren Corporation American Electric Power Company, Inc. CenterPoint Energy, Inc. CMS Energy Corporation Dominion Energy, Inc. DTE Energy Company	Duke Energy Corporation Edison International Entergy Corporation Exelon Corporation Eversource Energy FirstEnergy Corp.	PPL Corporation Public Service Enterprise Group Incorporated Sempra Energy WEC Energy Group, Inc. Xcel Energy Inc.

Additional Peer Companies for 2024 Compensation Decisions Peer Group	Additional Peer Companies for 2024-2026 Relative TSR Peer Group

NextEra Energy, Inc. PG&E Corporation	Alliant Energy Corporation Consolidated Edison, Inc. Evergy, Inc. Fortis Energy Services NiSource Inc. Pinnacle West Capital Corporation

Southern Company 2025 Proxy Statement	61

Compensation Discussion and Analysis
Other Compensation and Governance Inputs, Policies and Practices
Role of the Compensation and Talent Development Committee
▶The Compensation Committee is responsible for overseeing the development and administration of our compensation and benefits policies and programs as well as the review and approval of all aspects of our executive compensation programs.
▶The Compensation Committee is supported in its work by the Human Resources Department, the Finance Committee (financial goals), the Operations, Environmental and Safety Committee (operational goals) and its independent compensation consultant.

Setting Pay and Evaluating Performance	Monitoring and Oversight

▶Review CEO performance ▶Set target compensation for CEO and executive officers ▶Approve pay for performance payouts and long-term incentive grants ▶Variable pay plan design for following year
▶Review utility industry trends, say-on-pay vote
▶Annual compensation risk assessment
▶Approve base pay merit budget for following year
▶Monitor variable pay payout projections
▶Review reports on human capital management matters, including employee engagement and leadership development
▶Review reports on risks to workforce, including job market trends, external pressures and economic conditions

Role of the CEO
▶The CEO makes recommendations to the Compensation Committee regarding other executive officers with respect to base salary adjustments, PPP targets and individual performance achievement payouts and LTI targets. These recommendations are based upon market data provided by the independent compensation consultant, the CEO’s assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations.
▶The Compensation Committee considers the CEO’s recommendations in approving the compensation for the other executive officers. However, the Compensation Committee makes the final decisions with respect to compensation decisions for the executive officers.
▶The CEO does not play any role with respect to decisions impacting his own compensation.
Role of the Independent Compensation Consultant
▶The Compensation Committee has retained Pay Governance LLC as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee. A representative of Pay Governance attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair between meetings.
▶Pay Governance provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services include advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to the executives’ performance.
▶In 2024, Pay Governance provided an annual competitive evaluation of target total compensation for the NEOs. Additionally, the Compensation Committee relies on Pay Governance to provide information and advice on executive compensation and related corporate governance trends throughout the year. Pay Governance provided no services to Company management during 2024.
▶The Compensation Committee retains authority to hire Pay Governance directly, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement. The Compensation Committee has assessed the independence of Pay Governance pursuant to the listing standards of the NYSE and SEC rules and concluded that Pay Governance is independent and that no conflict of interest exists that would prevent Pay Governance from serving as an independent consultant to the Compensation Committee.

62	Southern Company 2025 Proxy Statement

Compensation Discussion and Analysis
Prohibition on Hedging and Pledging of Common Stock
Our insider trading policy includes an “anti-hedging” provision that prohibits Directors and employees (including officers) and certain of their related persons (such as certain of their family members and entities they control) from purchasing or selling, or making any offer to purchase or sell, derivative securities relating to securities of the Company or its subsidiaries. The policy specifies examples of covered derivative securities, including exchange-traded options to purchase or sell securities of the Company or its subsidiaries (so-called “puts” and “calls”) or financial instruments, that are designed to hedge or offset any decrease in the market value of securities of the Company or its subsidiaries (including but not limited to prepaid variable forward contracts, equity swaps, collars and exchange funds).
Our insider trading policy also includes a “no pledging” provision that prohibits pledging of our stock for all Southern Company executive officers and Directors.
Equity Grant Practices
The Company's long-standing practice has been to grant annual LTI equity awards on a predetermined schedule. The Committee generally grants PSUs and PRSUs to our executive officers and eligible employees at its first meeting of the applicable fiscal year. For those employees who are hired or become newly eligible to receive long-term incentive equity awards after the Committee's first meeting of the applicable fiscal year, pro-rated LTI equity awards are granted effective August 1. In certain circumstances, the Committee may approve annual LTI equity grants to be effective at other times, such as the hiring or promotion of certain executive officers. The Committee has delegated authority to the CEO to grant off-cycle retention awards to employees who are not Company executive officers, members of Southern Company Management Council or Directors. These retention awards may include cash awards or time-based RSUs and are subject to guidelines established by the Committee.
The Committee has not granted stock option awards since 2014. During 2024, the Committee did not take material nonpublic information into account when determining the timing and terms of equity awards and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Stock Ownership Requirements
We believe ownership requirements align the interests of officers and stockholders by promoting a long-term focus and facilitating long-term share ownership.
▶All executive officers are subject to stock ownership requirements and all executive officers are meeting their applicable ownership requirements.
▶Ownership arrangements counted toward the requirements include shares held in Company-sponsored plans, phantom stock investments in the DCP and the SBP, and shares beneficially owned by the executive officer outside of Company-sponsored plans.
▶Officers have five years from the date of their hire or promotion date in which to comply with their stock ownership requirements (Compliance Period).
▶As of March 1, 2025, Mr. Womack exceeds his CEO stock ownership requirements with over three years remaining in his Compliance Period.

Position	Stock ownership requirement, as a multiple of base salary rate	Compliance Period	Compliance status
CEO		5 years	As of March 1, 2025, all NEOs met their requirements
Other NEOs and Executive Officers
Other Senior Executives
The Committee adopted stock ownership requirements applicable to all officers throughout Southern Company. These officers are subject to varying ownership requirements between 1 to 2.5 times their base salary based on their title and responsibility.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is made up of independent Directors of the Company who have never served as executive officers of the Company. During 2024, none of the Company’s executive officers served on the Board of Directors of any entities whose executive officers serve on the Compensation Committee.

Southern Company 2025 Proxy Statement	63

Executive Compensation Tables
Summary Compensation Table

Name (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation ($) (f)	All Other Compensation ($) (g)	Total ($) (h)	Total without Change in Pension Value ($) (i)
Christopher C. Womack Chairman, President and CEO, Southern Company	2024	1,490,577	11,725,994	3,334,500	7,142,735	191,367	23,885,173	16,742,438
	2023	1,245,324	10,009,683	2,802,760	9,352,563	110,057	23,520,387	14,167,824
	2022	895,212	2,677,724	1,291,593	768,093	63,271	5,695,893	4,927,800
Daniel S. Tucker Executive Vice President and CFO, Southern Company	2024	829,267	2,451,630	1,253,960	622,033	51,404	5,208,294	4,586,261
	2023	777,767	2,256,706	1,058,633	1,735,519	41,257	5,869,882	4,134,363
	2022	711,113	2,127,069	944,602	—	36,596	3,819,380	3,819,380
Stanley W. Connally, Jr. Executive Vice President and COO, Southern Company	2024	812,981	2,181,230	1,192,369	332,668	58,242	4,577,490	4,244,822
Kimberly S. Greene Chairman, President and CEO, Georgia Power	2024	936,524	2,763,957	1,691,558	716,640	63,885	6,172,564	5,455,924
	2023	890,969	2,568,457	1,459,677	1,076,497	57,710	6,053,310	4,976,813
James Y. Kerr Chairman, President and CEO, Southern Company Gas	2024	877,592	2,350,552	1,195,168	390,010	56,402	4,869,724	4,479,714
	2023	837,570	2,205,244	1,120,721	595,163	57,574	4,816,272	4,221,109
Column (a)
Ms. Greene and Mr. Kerr were not NEOs in 2022. Mr. Connally was not an NEO in 2022 or 2023.
Column (d)
This column does not reflect the value of stock awards that were actually earned or received in 2024. Rather, as required by applicable rules of the SEC, this column reports the aggregate grant date fair value of PSUs, PRSUs and RSUs granted in 2024.
The value reported for the PSUs related to relative TSR and consolidated ROE is based on the probable outcome of the performance conditions as of the grant date, using a Monte Carlo simulation model for the relative TSR portion and the closing price of common stock on the grant date for the consolidated ROE portion. No amounts will be earned until the end of the three-year performance period on December 31, 2026. The value then can be earned based on performance ranging from 0% to 200%, as established by the Compensation Committee.
The aggregate grant date fair value of the PSUs (excluding PSUs related to the GHG reduction metrics for Mr. Womack, Mr. Tucker and Mr. Connally as described below) granted in 2024 assuming that the highest level of performance is achieved is as follows: Womack — $14,332,521; Tucker - $2,996,590; Connally - $2,666,092; Greene - $3,638,260; and Kerr - $3,094,057.
The value reported for the portion of PSUs granted to Mr. Womack, Mr. Tucker and Mr. Connally related to the GHG reduction metrics in 2024 is based on the closing price of common stock on the date of the grant. No amounts will be earned until the end of the three-year performance period on December 31, 2026. The value can be earned based on performance ranging from 0% to 225%, as established by the Compensation Committee. The aggregate grant date fair value of the PSUs granted to Mr. Womack, Mr. Tucker and Mr. Connally in 2024 related to the GHG reduction metrics assuming the highest level of performance is achieved is $2,480,665; $518,689; and $461,439, respectively.
The amounts in column (d) also reflect the grant date fair value of PRSUs granted to the NEOs in 2024 as described in the CD&A, using the closing price of common stock on the grant date. The aggregate grant date fair value of the PRSUs granted in 2024 and reported in column (d) is as follows: Womack — $2,756,259; Tucker — $576,251; Connally — $512,710; Greene — $779,597; and Kerr — $663,012.
See Note 12 to the financial statements included in the 2024 annual report for a discussion of the assumptions used in calculating these amounts.

64	Southern Company 2025 Proxy Statement

Executive Compensation Tables
Column (e)
The amounts in this column reflect actual payouts under the annual PPP. The amount reported for 2024 is for the one-year performance period that ended on December 31, 2024.
Column (f)
This column reports the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the applicable Pension Plan and supplemental pension plans (collectively, Pension Benefits) as of December 31 of the applicable year.
The Pension Benefits as of each measurement date are based on the NEO’s age, pay and service accruals and the plan provisions applicable as of the measurement date. The actuarial present values as of each measurement date reflect the assumptions the Company selected for cost purposes as of that measurement date; however, the NEOs were assumed to remain employed at any Company subsidiary until their benefits commence at the pension plans’ stated normal retirement date, generally age 65. For each of Mr. Tucker and Mr. Womack, the accumulated benefit includes a portion of his Pension Plan benefits which are the subject of a qualified domestic relations order.
Mr. Womack’s higher aggregate change in Pension Benefit for 2024 as compared to the amounts reflected for other NEOs is due, in part, to how the mechanics of the pension calculation as described in Appendix B reflect his promotion to CEO and related changes to his compensation. Pension Benefits for all participants are calculated based on final average earnings which is defined as the highest three years of pay out of the last 10 calendar years of service. According to the existing plan provisions, his higher base pay and annual performance-based compensation as CEO is reflected in his Pension Benefits calculations and resulted in an increase of the actuarial present value of his Pension Benefits. No additional Pension Benefits were granted to Mr. Womack during 2023 or 2024.
Pension values may fluctuate significantly from year to year depending on a number of factors as described below, including age, years of service, annual earnings and the assumptions used to determine the present value, such as the discount rate.
Understanding the Annual Change in Pension Value

High prevalence of traditional pension plans in utility industry
▶Traditional pension plans remain highly prevalent in the utility industry
▶Most economically efficient way to provide financial well-being at retirement to our employees
▶Help us retain and protect the significant investment we make in our highly skilled workforce and attract the right talent for the future
▶Align with our business model

No additional pension benefits were provided
▶2024 annual change in pension value is not due to any modifications to the existing pension program or formulas
▶Pension formula considers years of service, which has an impact on the year over year change in pension value

Annual changes primarily driven by macroeconomic and non-performance factor changes
▶Traditional pension plans are extremely sensitive to interest rate changes, which are macroeconomic factors out of the Company’s control
▶Unlike the short-term and long-term incentive programs which are purely performance based, pension values are driven mostly by non-performance factors

Compensation Committee committed to the ongoing sustainability of the pension plan
▶Over the years, the Committee has taken actions to promote the sustainability of pension benefits for the future, shift to a more shared responsibility between employer and employee and meet evolving workforce needs to attract and retain employees
▶Eligibility was closed to additional participants in the SERP nonqualified pension plan program beginning in 2016
▶The pension plan formula changed in 2018 for new participants from a final average earnings formula to a cash balance formula
▶The Committee will continue to assess the pension program so that it attracts, engages, includes and retains the workforce necessary for today and tomorrow

Southern Company 2025 Proxy Statement	65

Executive Compensation Tables
The values reported in this column are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the applicable fiscal years, as described further on page 71. The plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that an NEO will actually accrue or receive under the plans during any given year.
None of the NEOs received above-market earnings on deferred compensation under the DCP in the years reported.
The material provisions of the Company’s retirement plans and deferred compensation plans in which NEOs participate are described in the Benefit Plan Summary in Appendix B beginning on page 102.
Column (g)
The amounts reported in this column for 2024 are itemized below.

Name	Perquisites ($)	Tax Reimbursements ($)	Company Contribution to 401(k) Plan ($)	Company Contribution to Supplemental Retirement Plan ($)	Total ($)
Chris Womack	115,770	—	17,173	58,424	191,367
Dan Tucker	9,944	—	16,762	24,698	51,404
Stan Connally	18,291	—	16,084	23,867	58,242
Kim Greene	16,122	—	17,595	30,168	63,885
Jim Kerr	11,770	—	17,470	27,162	56,402
Perquisites includes financial planning, personal use of corporate aircraft and other miscellaneous perquisites.
▶Financial planning is provided for most officers of the Company, including all of the NEOs. The Company provides an annual subsidy of up to $20,000 per year for the CEO and up to $15,000 per year for all other NEOs to be used for financial planning, tax preparation fees and estate planning.
▶The Southern Company system has aircraft that are used to facilitate business travel. All flights on these aircraft must have a business purpose, except limited personal use that is associated with business travel is permitted. The amount reported for such personal use is the incremental cost of providing the benefit, primarily fuel costs and airport costs as well as any incidental costs for the crew. Also, if seating is available, the Company permits a spouse or other family member to accompany an employee on a flight. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the family travel and no amounts are included for such travel. Any additional expenses incurred that are related to family travel are included.
•The Compensation Committee recognizes that permitting limited personal use of system aircraft for our CEO allows him to continue to perform his duties in a safe, secure environment and promotes safe and effective use of his time. For 2024, the Compensation Committee approved personal use of system aircraft for Mr. Womack. The amount for Mr. Womack is $53,100.
▶Other miscellaneous perquisites include the full cost to the Company of providing the following items: executive physicals, personal use of Company-provided tickets for sporting and other entertainment events, spousal expenses related to business travel, gifts distributed to and activities provided to attendees at Company-sponsored events and limited personal usage of Company-owned vehicles.

66	Southern Company 2025 Proxy Statement

Executive Compensation Tables
Grants of Plan-Based Awards in 2024
This table provides information on short-term and long-term incentive compensation awards made in 2024.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($) (i)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Chris Womack		195,000	1,950,000	3,900,000
	1/31/2024				10,308	103,082	206,164	7,867,217
	1/31/2024				1,586	15,859	35,683	1,102,518
	1/31/2024					39,647		2,756,259
Dan Tucker		71,248	712,477	1,424,954
	1/31/2024				2,155	21,552	43,104	1,644,851
	1/31/2024				332	3,316	7,461	230,528
	1/31/2024					8,289		576,251
Stan Connally		69,729	697,292	1,394,584
	1/31/2024				1,918	19,175	38,350	1,463,436
	1/31/2024				295	2,950	6,638	205,084
	1/31/2024					7,375		512,710
Kim Greene		94,500	945,005	1,890,009
	1/31/2024				2,617	26,167	52,334	1,984,360
	1/31/2024					11,214		779,597
Jim Kerr		70,720	707,200	1,414,400
	1/31/2024				2,225	22,253	44,506	1,687,540
	1/31/2024					9,537		663,012
Columns (c), (d) and (e)
These columns reflect the annual PPP opportunity for the NEOs. The information shown as “Threshold,” “Target” and “Maximum” reflects the range of potential payouts established by the Compensation Committee. The actual amounts earned for 2024 are included in column (e) of the Summary Compensation Table. See the Annual Incentive Compensation (At Risk) discussion beginning on page 48 for additional information.
Columns (f), (g) and (h)
These columns reflect the long-term PSUs and PRSUs granted to the NEOs in 2024. The information shown as “Threshold,” “Target” and “Maximum” reflects the range of potential shares that can be earned as established by the Committee for the PSUs, while the information shown as “Target” for the PRSUs reflects the number of potential shares that can be earned if the performance condition is met. The grant date fair value is included in the Stock Awards column (column (d)) of the 2024 Summary Compensation Table. See the 2024-2026 Long-Term Equity Incentive Program discussion beginning on page 54 for additional information on the 2024 LTI grants.
Column (i)
This column reflects the aggregate grant date fair value of the PSUs and PRSUs granted in 2024.
▶The value of the PSUs related to TSR is based on the probable outcome of the performance conditions as of the grant date using a Monte Carlo simulation model ($80.57 for January 31, 2024 grant). The value of the PSUs related to ROE is based on the closing price of common stock on the grant date ($69.52 for January 31, 2024 grant).
▶For the PSUs related to the GHG reduction metric for Mr. Womack, Mr. Tucker and Mr. Connally, the value of these shares is based on the closing price of the common stock on the grant date ($69.52 for January 31, 2024 grant).
▶The value of the PRSUs is based on the closing price of common stock on the grant date ($69.52). The assumptions used in calculating these amounts are discussed in Note 12 to the financial statements included in the 2024 annual report.

Southern Company 2025 Proxy Statement	67

Executive Compensation Tables
Outstanding Equity Awards at 2024 Fiscal Year-End
This table provides information about stock awards (PSUs, PRSUs and RSUs) as of December 31, 2024.

	Stock Awards
Name (a)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($) (c)
Chris Womack	4,174	343,604
	23,901	1,967,530
	41,093	3,382,776
	98,247	8,087,693
	123,280	10,148,410
Dan Tucker	2,763	227,450
	5,681	467,660
	8,591	707,211
	25,566	2,104,593
	25,775	2,121,798
Stan Connally	2,422	199,379
	5,103	420,079
	7,644	629,254
	22,962	1,890,232
	22,932	1,887,762
Kim Greene	3,350	275,772
	7,759	638,721
	11,623	956,805
	27,157	2,235,564
	27,122	2,232,683
Jim Kerr	3,080	253,546
	6,663	548,498
	9,885	813,733
	23,317	1,919,455
	23,065	1,898,711
Stock options have not been granted since 2014 and none are outstanding as of December 31, 2024.
Columns (b) and (c)
These columns reflect the remaining 1/3 of the PRSUs, including DEUs, granted to the NEOs in February 2022 and the remaining 2/3 of the PRSUs, including DEUs, granted to the NEOs in February 2023. The achievement of the respective performance goals for these shares were certified by the Compensation Committee on February 13, 2023 for the shares granted in 2022 and February 7, 2024 for the shares granted in 2023. The PRSUs that vested in 2024, including the DEUs, are reflected in the Stock Vested in 2024 table. The remaining PRSUs granted in 2022 vest on the third anniversary of the grant date and the remaining PRSUs granted in 2023 will vest on the second and third anniversaries of the grant date.
These columns also reflect the full number and value of PRSUs granted to the NEOs in January 2024 that vest 1/3 each year for a three-year period subject to the achievement of a one-year financial performance goal (Southern Company’s 2024 cash from operations exceeds the amount paid in dividends in 2023) and associated DEUs on the PRSUs. DEUs only pay out if the underlying shares vest. The Compensation Committee certified the achievement of this goal on February 5, 2025 and the first 1/3 vested upon that certification. The remaining 2/3 will vest equally on the second and third anniversaries of the grant date.
Column (b) also reflects the target number of PSUs that can be earned at the end of each three-year performance period (January 1, 2023 through December 31, 2025 and January 1, 2024 through December 31, 2026). The number of shares reflected in column (b) also

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Executive Compensation Tables
reflects the DEUs on the target number of PSUs. DEUs are credited over the performance period but are only received at the end of the performance period if the underlying PSUs are earned.
The PSUs granted for the January 1, 2022 through December 31, 2024 performance period vested on December 31, 2024 and are reported in the Stock Vested in 2024 table.
The value in column (c) is derived by multiplying the number of shares in column (b) by the common stock closing price on December 31, 2024 ($82.32). The ultimate number of shares earned, if any, will be based on the actual performance results at the end of each respective performance period.
Stock Vested in 2024

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Chris Womack	70,644	5,558,109
Dan Tucker	47,671	3,844,823
Stan Connally	44,476	3,554,687
Kim Greene	51,197	4,072,945
Jim Kerr	46,829	3,727,494
Columns (b) and (c)
PSU grants made in 2022 were subject to a three-year performance period that ended on December 31, 2024. The award was earned at 173% of target for Mr. Womack, Ms. Greene and Mr. Kerr and 168% for Mr. Tucker and Mr. Connally. Column (b) includes the PSUs that were earned and associated DEUs, while column (c) reflects the value of the PSUs and associated DEUs, which is derived by multiplying the number of shares that vested by the market value of the underlying shares on December 31, 2024 ($82.32).
These columns also reflect the value of the RSUs and PRSUs that vested in 2024, including associated DEUs. The value of the RSUs and PRSUs is derived by multiplying the number of shares that vested by the market value of the underlying shares on the vesting date as follows:
▶$68.65 for the RSUs and PRSUs that were granted in 2021 and vested 1/3 on February 3, 2024
▶$67.51 for the RSUs and PRSUs that were granted in 2022 and vested 1/3 on February 13, 2024
▶$66.95 for the PRSUs that were granted in 2023 and vested 1/3 on February 7, 2024 upon certification of the goal performance by the Compensation Committee
Pension Benefits at 2024 Fiscal Year-End

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Chris Womack	Pension Plan	36.00	2,093,633	–
	Supplemental Benefit Plan (Pension-Related)	36.00	15,739,258	–
	Supplemental Executive Retirement Plan	36.00	10,357,692	–
	Supplemental Retirement Agreement	8.00	6,383,691	–
Dan Tucker	Pension Plan	25.67	843,202	–
	Supplemental Benefit Plan (Pension-Related)	25.67	3,194,181	–
	Supplemental Executive Retirement Plan	25.67	1,653,486	–
Stan Connally	Pension Plan	33.17	1,141,536	–
	Supplemental Benefit Plan (Pension-Related)	33.17	4,623,582	–
	Supplemental Executive Retirement Plan	33.17	1,809,617	–
Kim Greene	Pension Plan	17.17	711,932	–

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Executive Compensation Tables

	Supplemental Benefit Plan (Pension-Related)	17.17	3,493,506	–
	Supplemental Executive Retirement Plan	17.17	1,624,630	–
Jim Kerr	Pension Plan	9.92	445,657	–
	Supplemental Benefit Plan (Pension-Related)	9.92	2,099,532	–
	Supplemental Executive Retirement Plan	9.92	723,123	–
The Company provides retirement benefits from various plans to its employees, including the NEOs. The Company maintains different plans to address various legal and tax requirements.
▶The Pension Plan is a tax-qualified, funded plan providing amounts payable monthly over a participant’s post-retirement lifetime, subject to statutory limitations.
▶Supplemental Plans
•The SBP-P provides highly-paid employees any benefits that the Pension Plan cannot pay due to statutory pay or benefit limits. The SBP-P benefits are generally payable in 10 annual installments.
•The SERP, closed to new hires and promotions since January 1, 2016, provides highly-paid employees additional benefits that the Pension Plan and SBP-P would pay if the 1.7% offset formula of the Final Average Earnings Formula reflected a portion of annual performance-based pay. The SERP benefits are payable in 10 annual installments.
•Supplemental retirement agreements (SRAs) were entered into with certain employees to recognize valuable prior service earned outside of the Company that were hired in the middle of their careers, and provide credit for years of employment prior to employment with the Company or one of its affiliates. The SRA benefits are payable in 10 annual installments.
In 2024, all NEOs participated in or had a benefit under the Pension Plan and the SBP-P. All NEOs had Pension Plan benefits under the Final Average Earnings Formula and participated in or had a benefit under the SERP.
In 2002, the Company entered into a Supplemental Retirement Agreement (SRA) with Mr. Womack. At the time, it was common practice, especially for utility companies, to provide additional years of service under retirement plans to attract key talent and recognize valuable service earned prior to joining the Company. Under his SRA, the Company recognizes eight years of Mr. Womack’s prior service. Since 2014, the Company has not entered into SRAs or credited any employee with additional years of service. No NEO has been credited with additional years of benefit service other than the SRA entered into with Mr. Womack in 2002.
Additional details of these plans are described in the Benefit Plan Summary in Appendix B beginning on page 102. The table above reflects the present value of benefits accrued by each of the NEOs from the applicable plans or agreement.
Compensation used for determining pension benefits under the Pension Plan, SBP-P, SERP and SRA generally includes only salary and annual cash incentives. The amounts reflected for each plan represent the present value of the maximum benefit payable under the applicable plan or agreement. In some cases, the payments may be reduced for early retirement or by benefits paid by other Southern Company-sponsored retirement plans, statutory payments or Social Security.
The figures above reflect an assumption that each NEO continues to live at least until the earliest age at which an unreduced benefit is payable. The discount rate assumption used by the Company in calculating the present value of accumulated benefits was 5.77% for the Pension Plan and 5.55% for the SBP-P, the SERP and Mr. Womack’s SRA.
Pension Benefit Assumptions
The following assumptions were used in the present value calculations for all pension benefits:
▶Discount rate — 5.77% Pension Plan and 5.55% supplemental plans (SBP-P, SERP and SRA) as of December 31, 2024
▶Retirement date – Earliest unreduced retirement age (age 65) or age as of December 31, 2024 if executive is older or retired
▶Mortality after normal retirement — PRIA RP-2012 mortality tables with Aon custom projection scale (Endemic mortality)
▶Mortality, withdrawal, disability and retirement rates prior to normal retirement — None
▶Annual performance-based compensation earned but unpaid as of the measurement date at 155% (all NEOs) of target opportunity percentages times base rate of pay for year amount is earned
The plans utilize a different method of calculating actuarial present value for the purpose of a determining a lump sum, if any. The Pension Plan’s benefit formulas produce amounts payable monthly over a participant’s post-retirement lifetime. At retirement, plan participants can choose to receive their benefits from various forms of payment. All forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a beneficiary. Additional details on these retirement plans are described in the Benefit Plan Summary in Appendix B beginning on page 102.

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Executive Compensation Tables
Nonqualified Deferred Compensation as of 2024 Fiscal Year-End

	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Chris Womack	—	58,424	1,135,910	—	6,996,186
Dan Tucker	94,475	24,698	147,911	—	978,832
Stan Connally	—	23,867	215,389	—	1,639,085
Kim Greene	—	30,168	88,489	—	530,166
Jim Kerr	280,180	27,162	155,469	—	1,587,127
The Company provides:
▶The DCP which allows participants to defer part of their salary and PPP as well as applicable taxes on a voluntary basis and
▶The SBP which makes participants whole when the Company matching contribution under the ESP is restricted by statutory limitations.
Column (b)
This column reports the actual amounts of compensation deferred under the DCP by each NEO in 2024. The amount of salary deferred by the NEOs, if any, is included in the Salary column in the Summary Compensation Table. The amounts of performance-based compensation deferred in 2024 were the amounts that were earned as of December 31, 2023 but were not payable until the first quarter of 2024. These amounts are not reflected in the Summary Compensation Table because that table reports performance-based compensation that was earned in 2024 but not payable until early 2025.
Column (c)
This column reflects employer contributions under the SBP and DCP. The amounts reported in this column also were reported in the All Other Compensation column in the Summary Compensation Table.
Column (d)
This column reports earnings or losses under the SBP and DCP on (1) compensation the NEOs elected to defer, (2) employer contributions and (3) prior earnings attributable to each accruing during 2024.
Column (f)
This column includes amounts that were deferred under the DCP and employer contributions under the SBP in prior years and, as applicable, reported as compensation in the Summary Compensation Table through 2023: (i) Mr. Womack: $105,111 (ii) Mr. Tucker: $269,222, (iii) Ms. Greene: $28,609 and (iv) Mr. Kerr: $300,882. These amounts have since been adjusted, pursuant to the terms of the DCP and the SBP for investment performance, deferrals and contributions.
Potential Payments Upon Termination or Change in Control
This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2024 under different termination and change-in-control events. The estimated payments would be made under the terms of Southern Company’s compensation and benefit program or the change-in-control severance program.
All of the NEOs are participants in the Severance Plan and the Benefits Protection Plan. As previously disclosed, the Company restated its change-in-control related compensation plans, including the Severance Plan and Benefits Protection Plan, effective August 15, 2022. To the extent not disclosed herein, refer to the Company’s 2022 proxy statement for a summary of the terms of such plans prior to the restatements. The amount of potential payments is calculated as if the triggering events occurred as of December 31, 2024 and assumes that the price of common stock is the closing market price on December 31, 2024.

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Executive Compensation Tables
Description of Termination and Change-in-Control Events
The following charts and narratives list different types of termination and change-in-control events that can affect the treatment of payments under the compensation and benefit programs. No payments are made under the Severance Plan unless, within two years of the change in control, the NEO is involuntarily terminated not for cause or voluntarily terminates for good reason.
Traditional Termination Events
▶Retirement — Termination of NEO who is at least 50 years old and has at least 10 years of credited service, whether voluntary or involuntary not for cause.
▶Lay Off — Involuntary termination of NEO who is not retirement-eligible not for cause.
▶Resignation — Voluntary termination of NEO who is not retirement-eligible.
▶Involuntary Termination — Involuntary termination of NEO for cause, whether or not retirement-eligible. Cause includes willful failure to perform duties and willful misconduct, such as violation of the Company’s Drug and Alcohol Policy.
▶Death or Disability — Termination of NEO due to death or disability.
Change-in-Control-Related Events
At the Company or the subsidiary company level:
▶Company Change in Control (Company CIC) — Generally, acquisition by an unrelated entity of 20% or more of the Company’s common stock, majority turnover of the Board, the Company’s consummation of a corporate transaction with an unrelated entity or the sale of substantially all of the assets of the Company that results in a substantial change in ownership or leadership (including where the Company’s stockholders own less than 65% of the surviving entity), or the approval by the Company’s stockholders of a complete liquidation or dissolution.
▶Subsidiary Company Change in Control (Subsidiary CIC) — Generally, acquisition by an unrelated entity of 50% or more of the stock of one of the Company’s designated subsidiaries, consummation of a merger of a designated subsidiary with another entity and the Company does not control the surviving company, or the sale of substantially all of the assets of a designated subsidiary to an unrelated entity.
At the employee level:
▶Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason (CIC Termination) — Within two years of a Company CIC or Subsidiary CIC, employment is terminated other than for cause or the employee voluntarily terminates for good reason. Good reason for voluntary termination within two years of a Company CIC or Subsidiary CICl is generally satisfied when there is a material reduction in the aggregate amount of salary, PPP and LTI; relocation of over 50 miles; a material diminution in title, duties and status; or a material reduction in employee benefits.
The following chart describes the treatment of different pay and benefit elements in connection with the Traditional Termination Events as described above, except the pension plans. The benefits payable under the Pension Plan and Supplemental Plans in connection with the Traditional Termination Events are described in the Benefit Plan Summary in Appendix B beginning on page 102.

Program	Retirement	Lay Off	Resignation	Death or Disability	Involuntary Termination (For Cause)
PPP	Prorated if before 12/31	Prorated if before 12/31	Forfeit	Prorated if before 12/31	Forfeit
PSUs	No proration and paid on regular schedule; amount of payment depends on amount actually earned	Forfeit unvested award	Forfeit unvested award	Prorated based on number of months employed during performance period; amount of payment depends on amount actually earned	Forfeit unpaid award, even if vested
PRSUs	No proration and paid on regular schedule, pending achievement of performance goal	Forfeit unvested award	Forfeit unvested award	Vest; full payout of unvested amount; payable within 30 days	Forfeit unpaid award, even if vested
Financial Planning Perquisite	Continues for one year	Terminates	Terminates	Continues for one year	Terminates

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Executive Compensation Tables
The following chart describes the treatment of payments under compensation and benefit programs under different change-in-control events, except the pension plans. Payments under the Pension Plan are not affected by change-in-control events.

Program	Company CIC	Subsidiary CIC	CIC Termination
PPP
If program is not terminated, payout for year in which CIC occurs is at the greater of actual or target performance
If program is terminated within two years after CIC, prorated for year of termination at greater of target or three-year historical average payout at the applicable business unit
		For impacted subsidiary employees, prorated for year of CIC at greater of target or three-year historical average payouts at the applicable business unit	If not otherwise eligible for payment, if the program is still in effect, prorated at the greater of target or average payout over three most recent fiscal years
PSUs*	Generally not affected If Company does not survive, vest at target and convert to surviving company’s securities; if cannot convert, pay value in cash	For impacted subsidiary employees, vest at target and convert to surviving company’s securities; if cannot convert, pay value in cash	Vest at target
PRSUs*	Generally not affected If Company does not survive, vest and convert to surviving company’s securities; if cannot convert, pay value in cash	For impacted subsidiary employees, vest	Vest
Financial Planning Perquisite	Not affected	Not affected	Terminates
Severance Benefits	Not applicable	Not applicable	Two or (for the CEO) three times the sum of base salary and PPP (at the greater of target or average payout over three most recent fiscal years)
Benefits	Not applicable	Not applicable	Up to five years participation in group plan plus payment of three years’ premium amounts
Outplacement Services	Not applicable	Not applicable	Up to six months
*    Certain equity awards held by NEOs as of December 31, 2024 were granted prior to August 15, 2022 and as a result, are subject to the terms of the Benefits Protection Plan and Severance Plan as in effect prior to the recent restatement. Treatment of equity awards granted on or after August 15, 2022 upon a CIC is described below.
DCP, SBP, SBP-P and SERP
Upon the NEO’s death or disability, amounts that were deferred under the DCP or SBP may be paid in lump sum at the discretion of the Company’s Benefit Administration Committee. Upon a separation from service within two years following a Company CIC or a Subsidiary CIC, benefits deferred under the DCP or SBP on or after January 1, 2005 are generally payable in lump sum.
The benefit accrued under the SERP and SBP-P as of a change in control vests upon a Company CIC and for impacted subsidiary employees, upon a Subsidiary CIC. Upon a separation from service within two years following a Company CIC or a Subsidiary CIC, benefits accrued under the SBP-P and SERP as of the NEO’s separation from service are generally payable in lump sum.
Potential Payments
This section describes and estimates payments that would become payable to the NEOs upon a termination or change in control as of December 31, 2024.
Pension Benefits
There are no enhancements to the benefits accrued by NEOs under the Pension Plan, the SBP-P, the SERP or the SRA upon the occurrence of the Traditional Termination or the Change-in-Control-Related Events. The SBP-P, SERP and SRA benefits accrued through the date of a Company CIC or Subsidiary CIC that would otherwise be payable as 10 annual installments convert to a single lump sum payment. The amounts shown below reflect the value of the lump sum acceleration of these annual installments under the SBP-P, the SERP and the SRA for the NEOs, upon a change in control effective as of December 31, 2024. If an NEO designates a non-spouse beneficiary, then the amount payable is 50% of the amount shown.

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Executive Compensation Tables
The amounts in this chart differ from the pension values shown in the Summary Compensation Table and the Pension Benefits table. Those tables show the present values of all the benefit amounts anticipated to be paid over the lifetimes of the NEOs and their beneficiaries. Those plans are described in the notes following the Pension Benefits.

		Amounts below are Lump Sum Acceleration (No additional benefits)
	Plan	Change in Control ($)
Chris Womack	SBP-P	14,890,447
	SERP	10,046,622
	SRA	6,094,425
Dan Tucker	SBP-P	4,157,106
	SERP	2,151,950
Stan Connally	SBP-P	5,957,360
	SERP	2,400,222
Kim Greene	SBP-P	4,224,937
	SERP	1,975,395
Jim Kerr	SBP-P	2,088,644
	SERP	723,715
The pension benefit amounts in the tables above were calculated as of December 31, 2024 assuming payments would begin as soon as possible under the terms of the plans. Accordingly, appropriate early retirement reductions were applied. Any unpaid annual performance-based compensation was assumed to be paid at 155% of the target level. Pension Plan benefits were calculated assuming each NEO chose a single life annuity form of payment, because that results in the greatest monthly benefit. The single sum values were based on a 4.47% discount rate for the Final Average Earnings Formula for accruals for 2024 and beyond, and the SBP-P calculations are based on ten annual installments.
Annual Performance Pay Program
The amount payable in the event of a Company CIC (assuming the program is terminated) or a Subsidiary CIC is the greater of target or the three-year historical average payout at the applicable business unit. Because the three-year historical average payouts for 2022-2024 were above the target level for all of the NEOs, the amount that would have been payable was the three-year historical average payout at the applicable business unit.
PSUs and PRSUs (Equity Awards)
Equity Awards issued prior to August 15, 2022 would be treated as described in the charts above. However, this paragraph describes the potential treatment of Equity Awards granted on or after August 15, 2022, including the PRSUs and PSUs granted in 2023 and 2024. If a Company CIC occurs and no replacement award is issued, then all Equity Awards vest and PSUs vest at the greater of target or projected actual performance. If a Subsidiary CIC occurs, then all Equity Awards held by NEOs employed by the applicable subsidiary (and who cease employment with Southern and its affiliates) vest and their PSUs vest at target. In addition, if there is a CIC Termination, then any replacement award issued vests and those awards subject to performance goals vest at the greater of target or projected actual performance.
The table below shows the number of PSUs and PRSUs that would accelerate in the event of a Change-in-Control-Related Event.

	Number of Equity Awards with Accelerated Vesting (#)		Total Number of Equity Awards Following Accelerated Vesting (#)
	PSUs	PRSUs	PSUs	PRSUs
Chris Womack	357,333	69,168	357,333	69,168
Dan Tucker	82,585	17,036	82,585	17,036
Stan Connally	73,847	15,169	73,847	15,169
Kim Greene	92,240	22,732	92,240	22,732
Jim Kerr	78,848	19,628	78,848	19,628

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Executive Compensation Tables
Healthcare Benefits
All of the NEOs other than Mr. Kerr were retirement-eligible as of December 31, 2024. The amount payable to Mr. Kerr is approximately $114,065, three times the sum of the employer and employee premium expenses for group health plan and life insurance plan coverage during 2024. Benefits are provided to retirees and there is no incremental payment to the other NEOs associated with the Traditional Termination or the Change-in-Control-Related Events, except in the case of a CIC Termination, as described in the Change-in-Control-Related Events chart.
Financial Planning Perquisite
An additional year of the financial planning perquisite, which is set at a maximum of $20,000 per year for the CEO and $15,000 per year for all other NEOs, will be provided after retirement for retirement-eligible NEOs.
There are no other perquisites provided to the NEOs under any of the Traditional Termination or Change-in-Control-Related Events.
Severance Benefits
The Severance Plan provides severance benefits, including outplacement services, in the event of CIC Termination. The severance benefits are not paid unless the NEO releases any claims the NEO may have against the employing company.
▶The severance payment for Mr. Womack is three times the sum of base salary and PPP opportunity (either at target or, if greater, paid out based on the average achievement from the three prior fiscal years) and two times that sum for the other NEOs.
▶The estimated cost of providing the six months of outplacement services is $6,000 per NEO.
▶If any portion of the severance amount constitutes an “excess parachute payment” under Section 280G of the tax code and is therefore subject to an excise tax, the severance amount will be reduced by an amount sufficient to avoid the application of the excise tax. Excise tax gross-ups will not be provided on change-in-control severance payments.

The table below estimates the severance payments that would be made to the NEOs if they were terminated as of December 31, 2024 in connection with a change in control.

Severance Amount ($)
Chris Womack	14,620,500
Dan Tucker	4,041,840
Stan Connally	4,025,425
Kim Greene	5,065,225
Jim Kerr	4,229,056
Equity Compensation Plan Information
The following table provides information as of December 31, 2024 concerning shares of common stock authorized for issuance under the Company’s equity compensation plans. As of December 31, 2024, other than as described below, no equity securities were authorized for issuance under equity compensation plans not approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,235,560(1)	27,952,603(2)
(1)Includes full-value awards outstanding under the 2011 Omnibus Plan, the Outside Directors Stock Plan for The Southern Company and the 2021 Omnibus Plan, including (a) 911,141 shares that may be issued pursuant to outstanding RSUs under the 2021 Omnibus Plan and (b) 2,314,232 shares that may be issued pursuant to outstanding PSUs under the 2021 Omnibus Plan, in each case, based on achievement of performance goals established by the Committee and assuming 100% of target PSUs will be earned.
(2)Includes 26,963,702 shares that may be issued pursuant to future awards under the 2021 Omnibus Plan. Also includes 295,042 shares which may be issued pursuant to future awards under the Outside Directors Stock Plan for The Southern Company; however, the Company intends to issue future director equity compensation awards under the 2021 Omnibus Plan and does not intend to issue any further awards under this plan.

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Executive Compensation Tables
Pay Ratio Disclosure
For 2024, we have calculated the CEO pay ratio to be 154 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records as of December 31, 2024 and the methodology described below.
▶The change in pension value as shown in the Summary Compensation Table is not due to any changes or modifications to the existing program or plan formula.
▶Traditional pension plans are extremely sensitive to interest rate changes and changes to macroeconomic factors such as interest rates are outside of the Company’s control.
We determined our median employee based on an analysis of all employees as of December 31, 2022. We used total cash compensation as reported in Form W-2 for 2022 as our consistently applied compensation measure. We then applied a statistical sampling approach to identify employees who we expected were paid within a +/- 0.1% range above and below our estimated median total cash compensation value. From this group, we selected an employee who was reasonably representative of our median employee based on average employee tenure and age. We did not exclude any employees across the Southern Company system in identifying the median employee nor did we annualize compensation for any of our employees.
As permitted under SEC rules, we may identify our median employee for purposes of providing pay ratio disclosure once every three years, provided that there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in significant change to the 2024 pay ratio. In accordance with SEC rules, we determined that there were no changes to the employee population or compensation arrangements in 2024 that would be significant to the pay ratio calculation, so we have continued to retain the median identified for the 2022 pay ratio.
After identifying the median employee, we calculated the median employee’s annual total compensation.
▶The annual total compensation of the median employee, calculated in accordance with the Summary Compensation Table requirements and including amounts paid under nondiscriminatory health and welfare benefit plans, was $155,611. The median employee is a Plant Operator for one of our state-regulated electric utilities.
▶The CEO’s annual total compensation was $23,903,473. This amount includes the total compensation amount included in the Summary Compensation Table and approximately $18,300 in nondiscriminatory health and welfare benefits.
As of December 31, 2024, the Southern Company system had over 28,600 employees across 34 states. We have an average tenure of approximately 14 years and a turnover rate of approximately 7.2%. Compensation for the majority of our employees includes variable compensation under programs similar to the annual incentive plan described in the CD&A. Notwithstanding collective bargaining agreements that make certain employees ineligible for the annual incentive program, more than 93% of the total employees are eligible for some type of annual incentive program (including commissions and sales incentive plans). In addition, most employees are eligible to participate in the defined contribution and pension plans described in Appendix B - Benefit Plan Summary at page 102
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Pay Versus Performance Disclosure
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the 1934 Act (Item 402(v)) and does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For a discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, see the Compensation Discussion and Analysis beginning on page 41.
The following tables and related disclosures provide information about (i) the total compensation of our principal executive officers (CEOs or PEOs) and our non-CEO NEOs (collectively, the Other NEOs) as presented in the Summary Compensation Table on page 64, (ii) the compensation actually paid (CAP) to our CEOs and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures and (iv) the relationship of CAP to those financial performance measures.

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Executive Compensation Tables

	PEO Pay				Non-PEO Pay		Value of Initial Fixed $100 Investment Based On			Percentile
Fiscal Year (a)	Summary Compensation Table Total for CEO ($) (b)		Compensation Actually Paid to CEO ($) (c)		Average Summary Compensation Table Total for non-CEO NEOs ($) (d)	Average Compensation Actually Paid to non-CEO NEOs ($) (e)	Southern Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	Net Income ($ millions) (h)	Company Selected Measure One-Year Relative TSR (percentile) (i)
	Womack	Fanning	Womack	Fanning
2024	23,885,173	—	28,200,592	—	5,207,018	7,724,411	157.57	122.12	4,401	68th
2023	23,521,052	33,469,800	18,378,941	40,567,478	5,555,346	6,433,480	129.49	101.02	3,976	86th
2022		24,006,670		42,131,615	5,668,554	6,722,302	126.71	111.24	3,524	77th
2021		21,243,559		35,516,807	5,210,958	7,015,374	117.07	113.92	2,393	45th
2020		22,366,850		23,821,625	7,160,434	6,386,601	100.63	99.38	3,119	70th
Names of CEOs and Other NEOs (columns (b), (c), (d) and (e))
2024: CEO - Christopher C. Womack; Other NEOs - Daniel S. Tucker, Stanley W. Connally, Jr., Kimberly S. Greene and James Y. Kerr
2023: CEO - Thomas A. Fanning: January 1 to May 24, Christopher C. Womack: May 24 to December 31; Other NEOs - Daniel S. Tucker, Kimberly S. Greene, James Y. Kerr and Stephen E. Kuczynski
2022: CEO - Thomas A. Fanning; Other NEOs - Daniel S. Tucker, Christopher C. Womack, Stephen E. Kuczynski and Mark A. Crosswhite
2021: CEO - Thomas A. Fanning; Other NEOs - Daniel S. Tucker, Mark. A. Crosswhite, Stephen E. Kuczynski, Christopher C. Womack, Andrew W. Evans and W. Paul Bowers
2020: CEO - Thomas A. Fanning; Other NEOs - Andrew W. Evans, W. Paul Bowers, Mark A. Crosswhite and Stephen E. Kuczynski
Column (c and e)
To calculate Compensation Actually Paid (CAP) to the CEO for 2024, the following amounts were deducted from and added to the “Total” compensation amount for the CEO reflected in each year’s Summary Compensation Table (SCT):

2024 Fiscal Year	Summary Compensation Total ($)	Minus: SCT “Stock Awards” ($)	Minus: SCT “Change in Pension Value and Nonqualified Deferred Compensation” ($)	Add: Stock Award Fair Value ($)	Add: Pension Service Costs ($)	Compensation Actually Paid ($)
PEO	23,885,173	11,725,994	7,142,735	22,427,771	756,377	28,200,592
Average Non-PEO NEOs	5,207,018	2,436,842	515,338	5,096,980	372,593	7,724,411
The deductions of “Stock Awards” and “Change in Pension Value and Nonqualified Deferred Compensation” are found in columns (d) and (f) of the SCT for each covered year.
Stock Award Fair Value The addition of Stock Award Fair Value reflects:

	PEO	Average Non-PEO NEOs
Fair Value of Awards Granted during Year that remain unvested as of Year-End	$18,037,633	$3,667,445
Fair Value of Awards Granted during Year that vested during such Year	—	—
Change in Fair Value from prior December 31 to December 31 of Year of Awards Granted in Prior Years that remain outstanding and unvested	$3,873,645	$1,023,690
Change in Fair Value from Prior December 31 to Vesting Date for Awards that vested during Year	$516,493	$405,845
Deduction of Fair Value of Awards Granted in Prior Years that were forfeited during Year	—	—
Increase based upon Incremental Fair Value of Awards modified during Year	—	—
Increase based on Dividends or Other Earnings Paid during Year prior to Vesting Date of Award	—	—
Total	$22,427,771	$5,096,980

Southern Company 2025 Proxy Statement	77

Executive Compensation Tables
Stock Award Fair Value was calculated based on the probable outcome of performance conditions as of the relevant measurement date, consistent with the approach described on page 64.
Pension Service Cost The addition of Pension Service Costs reflects the annual service costs for the Pension Plan and supplemental pension plans described on page 69.
▶Womack: Pension Plan - $48,854; SBP-P and SERP - $707,523
▶Average Non-PEO NEOs: Pension Plan - $47,085; SBP-P and SERP - $325,509
There were no plan amendments during the covered year that resulted in prior service costs.
Column (f)
For each Covered Year, our absolute TSR was calculated based on the yearly percentage change in our cumulative TSR on our common stock, par value $5.00 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period beginning with our closing stock price on the NYSE on December 31, 2019 through and including the last day of the covered year (each, a Measurement Period), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of the Covered Year, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
Column (g)
The peer group utilized in the table above is the Philadelphia Utilities Sector Index (UTY). For each Covered Year, the peer group cumulative TSR was calculated based on a deemed fixed investment of $100 in the index through each Measurement Period, assuming dividend reinvestment.
Column (i)
For purposes of this PvP disclosure, our relative TSR is calculated substantially as described above in our Compensation Discussion and Analysis. See page 54 for more information on the calculation of relative TSR and the results shown in this Pay Versus Performance disclosure.
Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results The following charts provide, across the Covered Years, a clear description of the relationships between (1) our cumulative TSR and the cumulative TSR for the peer group reflected in the PVP Table above, (2) PEO CAP and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above and (3) non-PEO NEO CAP and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above.
Compensation Actually Paid v. Southern TSR & Peer Group TSR

$23,822
$35,517
$42,131
$40,567
$28,201
$18,379
$158
$127
$129
$117
$101
$122
$114
$111
$99
$101
$6,387
$7,015
$6,722
$6,337
$7,724
2020
2021
2022
2023
2024
Fanning CAP ($000s)
Womack CAP ($000s)
Average NEO CAP ($000s)
1yr Cumulative TSR
Philadelphia Utility Index

78	Southern Company 2025 Proxy Statement

Executive Compensation Tables

Compensation Actually Paid vs. Net Income	Compensation Actually Paid vs. 1-Yr rTSR*

$4,401
$3,976
$42,131
$40,567
$3,524
$35,517
$3,119
$28,201
$23,822
$2,393
$18,379
$6,387
$7,015
$6,722
$6,337
$7,724
2020
2021
2022
2023
2024
Fanning CAP ($000s)
Womack CAP ($000s)
Average NEO CAP ($000s)
Net Income ($ millions)

70th
45th
77th
86th
68th
$23,822
$6,387
$35,517
$7,015
$42,131
$6,722
$40,567
$18,379
$6,337
$28,201
$7,724
2020
2021
2022
2023
2024
Fanning CAP ($000s)
Average NEO CAP ($000s)
Womack CAP ($000s)
1-year Relative TSR % Rank

*    As noted above, our 2024 LTI program utilized and applied significant weighting to our 3-year relative TSR metric, rather than the 1-year relative TSR metric shown. For more information, see page 54.
Most Important Performance Measures
This table provides what the Company believes represent the most important financial performance measures (including relative TSR) we used to link CAP for our PEO and non-PEO NEOs for 2024 to our performance for 2024.

1-year Relative TSR
3-year Relative TSR
Return on Equity (ROE)
Earnings per Share (EPS)
GHG Reduction Metric

Southern Company 2025 Proxy Statement	79

Audit Committee Matters
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures, and for preparing the Company’s consolidated financial statements.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries and management’s report on the Company’s internal control over financial reporting in the 2024 annual report with management. The Audit Committee also reviews the Company’s quarterly and annual reporting on Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee’s review process includes discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.
The independent registered public accounting firm is responsible for expressing opinions on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.
The Audit Committee has discussed with the independent registered public accounting firm the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, in accordance with the rules of the PCAOB, the Audit Committee has discussed with and has received the written disclosures and letter from the independent registered public accounting firm regarding its independence from management and the Company. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.
The Audit Committee discussed their overall audit scopes and plans separately with the Company’s internal auditors and independent registered public accounting firm. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, evaluations by management and the independent registered public accounting firm of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also meets privately with the Company’s compliance officer. The Audit Committee held nine meetings during 2024.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the SEC. The Audit Committee also reappointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2025. Stockholders are being asked to ratify that selection at the 2025 annual meeting.
Audit Committee

William G. Smith, Jr.	Janaki Akella	Henry A. Clark III	Donald M. James	David E. Meador
Policy on Audit and Non-Audit Services
The Audit Committee adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services that includes pre-approval requirements for the audit and non-audit services provided by Deloitte & Touche. All of the services provided by Deloitte & Touche in fiscal years 2024 and 2023 and related fees were approved in advance by the Audit Committee.
▶Under the policy, Deloitte & Touche delivers an annual engagement letter which provides a description of services anticipated to be rendered to the Company by Deloitte & Touche for the Audit Committee to approve. The Audit Committee’s approval of Deloitte & Touche’s annual engagement letter constitutes pre-approval of all services covered in the letter.
▶In addition, under the policy, the Audit Committee has pre-approved the engagement of Deloitte & Touche to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and services related to consultation on routine accounting and tax matters.

80	Southern Company 2025 Proxy Statement

Audit Committee Matters
▶The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee with respect to permissible services up to a limit of $150,000 per engagement. The Chair of the Audit Committee is required to report any pre-approval decisions at the next scheduled Audit Committee meeting.
▶Under the policy, prohibited non-audit services are services prohibited by the SEC to be performed by Deloitte & Touche. These services include bookkeeping or other services related to the preparation of accounting records or financial statements of the Company, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing services, management functions or human resources, broker-dealer, investment advisor or investment banking services, legal services and expert services unrelated to the audit, and any other service that the PCAOB determines, by regulation, is impermissible. In addition, officers of the Company may not engage Deloitte & Touche to perform any personal services, such as personal financial planning or personal income tax services.
Principal Independent Registered Public Accounting Firm Fees
The following represents the fees billed to us for the two most recent fiscal years by Deloitte & Touche.

(in thousands)	2024	2023
Audit Fees(1)	$15,867	$15,560
Audit-Related Fees(2)	3,503	4,238
Tax Fees	—	—
All Other Fees(3)	133	468
Total	$19,503	$20,266
(1)Includes services performed in connection with financing transactions and statutory audits of several Southern Company Gas subsidiaries.
(2)Represents fees in connection with statutory and non-statutory audit services, attest services, and audits of Southern Power partnerships.
(3)Represents registration fees for attendance at Deloitte & Touche-sponsored education seminars and other non-audit advisory services.

▶The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2025. This appointment is being submitted to stockholders for ratification.

The Board recommends a vote FOR this proposal

The Audit Committee of the Board of Directors is directly responsible for the appointment, retention and oversight of the independent registered public accounting firm retained to audit our financial statements, including the compensation of such firm and the related audit fee negotiations.
Deloitte & Touche has served as our independent registered public accounting firm since 2002. To promote continuing independence, the Audit Committee periodically considers whether there should be a change in the independent registered public accounting firm. The Audit Committee and its Chair also participate in the selection of Deloitte & Touche’s lead engagement partner in connection with the mandatory rotation requirements of the SEC.
The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2025. This appointment is being submitted to stockholders for ratification, and the Audit Committee and the Board of Directors believe that the continued retention of Deloitte & Touche to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders.
Representatives of Deloitte & Touche are expected to attend the 2025 annual meeting and be available to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

Southern Company 2025 Proxy Statement	81

▶The Board has determined that it is in the best interest of the Company and its stockholders to reduce the current two-thirds supermajority vote requirement in Article Eleventh of the Certificate to a majority vote.
▶The Board proposed a similar amendment to the Certificate seven times in the last 12 years (including last year) and is putting the amendment up for vote again this year.

The Board recommends a vote FOR this proposal

Current Provision in Certificate
Article Eleventh of our Certificate currently requires the affirmative vote of the holders of at least two-thirds of our issued and outstanding common stock in order to:
▶Authorize or create any class of stock preferred as to dividends or assets over the common stock or reclassify the common stock or change the issued shares of common stock into the same or a greater or less number of shares of common stock either with or without par value or reduce the par value of the common stock (collectively, Stock Changes); and
▶Amend, alter, change or repeal Article Twelfth (with respect to preemptive rights), Article Eleventh (with respect to Stock Changes and amendments to the Certificate) or any provision contained in the Certificate or in any amendment thereto that provides for the vote of the holders of at least two-thirds of the issued and outstanding common stock.
Proposed Amendment to Certificate
The proposed amendment to Article Eleventh of the Certificate is as follows:
▶Replace the two-thirds supermajority vote requirement with a requirement that the affirmative vote of a majority of the issued and outstanding shares of common stock of the Company is required to approve any Stock Change; and
▶Remove the two-thirds supermajority vote requirement necessary to amend, alter, change or repeal certain provisions of the Certificate, as more fully described above, so that all amendments, alterations, changes or repeals of the Certificate require the affirmative vote of a majority of the issued and outstanding shares of the capital stock of the Company, which is the default voting standard for such actions under Delaware law.
The text of the proposed amendment to Article Eleventh of the Certificate, marked to show changes from the current Article Eleventh, is shown below. If the proposal is approved, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would make promptly after the annual meeting.
Analysis of Provision
A supermajority vote requirement like the one contained in the Certificate is intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad stockholder consensus to make certain fundamental changes. While such protection can be beneficial to stockholders, as corporate governance standards have evolved, many stockholders and commentators now view this provision as limiting the Board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.
After considering the arguments in favor of and against the existing supermajority vote requirement, and based on feedback we have solicited from our stockholders on this topic over the years, the Board voted to propose and declare advisable, and to recommend to stockholders that they approve, an amendment to Article Eleventh of the Certificate to reduce the two-thirds supermajority vote requirement to a majority vote requirement to (1) effect any Stock Changes and (2) amend, alter, change or repeal certain provisions of the Certificate.
The Board cannot unilaterally remove the supermajority voting requirement from the Certificate as Delaware law requires stockholder approval for such an amendment to the Certificate.

82	Southern Company 2025 Proxy Statement

Approve an Amendment to Certificate
Previous Proposals to Amend the Certificate
We proposed a similar amendment to the Certificate to reduce the supermajority vote requirement to a majority vote in six out of the last 12 years. The Board recommended that stockholders vote for the proposal to amend the Certificate in each year it has come up for vote.
Over the past 12 years, we have seen an increase in the affirmative vote of the issued and outstanding shares on these proposals. In 2024, the most recent year this proposal came to vote, the proposal received 98.8% support of the votes cast, representing 66.47% of the issued and outstanding shares, the highest support level to date. Despite the strong support, the proposal did not achieve the stockholder vote necessary to pass (affirmative vote of at least 66 2/3% of the issued and outstanding shares).

Year Submitted for Vote	Affirmative Vote of Issued and Outstanding Shares
2024	66.47%
2023	66.33%
2021	63.25%
2019	60.79%
2017	61.86%
2016	57.21%
2013	51.16%
In prior years, we have taken meaningful action to encourage a strong stockholder turnout, including engaging third-party proxy solicitors. This year, we have again engaged a leading third-party proxy solicitor to assist with stockholder turnout.
We believe the primary reason we have not received the required affirmative vote of two-thirds of our issued and outstanding shares is due to our large retail stockholder base, which typically returns a lower proportion of proxies than the Company’s institutional stockholder base. Over time, there has been a decrease in the percentage of outstanding shares of our stock that are beneficially held by retail, or individual, stockholders and an increase in the percentage of outstanding shares of our stock that are held by institutional investors. We have seen a corresponding increase in the affirmative vote of the issued and outstanding shares supporting this proposal over the same period.
Text of Proposed Amendment to the Certificate
The text of the proposed amendment to Article Eleventh of the Certificate, marked to show changes to the current Article Eleventh, is as follows:
ELEVENTH: The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to this reservation; provided, however, that the corporation shall not, unless authorized by the affirmative vote in favor thereof of the holders of at least ~~two-thirds~~ a majority of the issued and outstanding common stock of the corporation given at any annual meeting of stockholders or at any special meeting called for that purpose, ~~(a)~~ authorize or create any class of stock preferred as to dividends or assets over the common stock or reclassify the common stock or change the issued shares of common stock into the same or a greater or less number of shares of common stock either with or without par value or reduce the par value of the common stock~~, or (b) amend, alter, change or repeal [Intentionally Omitted], Article Twelfth, this provision or any provision contained in the Certificate of Incorporation or in any amendment thereto which provides for the vote of the holders of at least two-thirds of the issued and outstanding common stock~~.

Southern Company 2025 Proxy Statement	83

The Board recommends a vote AGAINST each proposal

The following four proposals were submitted by stockholders. If the stockholder proponent of each proposal, or the proponent’s representative, is present at the annual meeting in person and presents the proposal for a vote, then the proposal will be voted on at the meeting.
Following SEC rules, other than minor formatting changes, we are reprinting the proposals, graphics and supporting statements as they were submitted to us. Some of the following proposals may contain assertions about the Company that we believe are incorrect. The Board has not attempted to refute all such assertions. However, the Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.
Item 5: Simple Majority Vote
Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, holder of at least 100 shares of Southern Company common stock, submitted the following proposal.
Proposal 5 – Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. The supermajority voting requirements, like those of The Southern Company, have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic recived [sic] 98% support each in 2024 at Domino's Pizza, FMC Corporation, ConocoPhillips, Masco Corporation and Power Integrations.
This proposal topic won impressive 98% support at the 2024 Southern Company annual shareholder meeting. This was even greater support than most of the Directors received. It was also greater support than the auditors received and greater support than the executive pay vote received.
Please vote yes:
Simple Majority Vote -- Proposal 5
Board’s Recommendation and Statement
The Board has carefully considered this proposal and recommends that you vote AGAINST the proposal for the reasons described below.
Southern’s own proposal in Item 4 will eliminate the only remaining supermajority voting requirement in our governing documents, rendering this proposal unnecessary.
While the proposal’s language is not entirely precise, our understanding is that the proposal is seeking to eliminate the only remaining supermajority voting requirement in our governing documents, which is set forth in Article Eleventh of the Certificate. As described in Item 4, our governing documents contain only one supermajority voting requirement, Article Eleventh of the Certificate. Our By-Laws do not contain any supermajority voting requirements.

84	Southern Company 2025 Proxy Statement

Stockholder Proposals
As described in Item 4, the Board cannot unilaterally remove the supermajority voting requirement from our Certificate as Delaware law also requires stockholders’ approval. For this reason, at seven stockholder meetings in the last 12 years (2013, 2016, 2017, 2019, 2021, 2023 and 2024), the Board recommended that stockholders approve an amendment to our Certificate to eliminate the last remaining supermajority voting requirement in our organizational documents. Each time, the proposed amendment received strong stockholder support but failed to receive the required vote of two-thirds of our outstanding shares.
The Board and management have consistently worked to eliminate this last remaining supermajority voting requirement, including engaging a leading third-party proxy solicitor to assist with stockholder turnout. We believe the primary reason we have not received the required affirmative vote of 66 2/3% of outstanding shares is due to our large retail stockholder base, which typically returns a lower proportion of proxies than the Company’s institutional stockholder base. Over time, there has been a decrease in the percentage of outstanding shares of our stock that are beneficially held by retail, or individual, stockholders and an increase in the percentage of outstanding shares of our stock that are held by institutional investors. We have seen a corresponding increase in the affirmative vote of the issued and outstanding shares supporting this proposal over the same period. We have indicated to the proponent our view that the Company’s proposal to amend its Certificate is likely to pass as more of our retail stockholder base naturally shifts toward institutional ownership. In addition, we have routinely discussed this matter with our largest stockholders over the many years we have been seeking approval of the Certificate amendment, and these stockholders have consistently supported our approach.
This year, the Board has again approved and recommended that stockholders approve the amendment to our Certificate to eliminate the last remaining supermajority voting requirement, as described in Item 4, and again engaged our proxy solicitor to assist with stockholder turnout. We believe the Company’s proposal in Item 4 and its accompanying amendment to the Certificate are drafted in a manner consistent with market practice and stockholder feedback we have received on this topic. The Board believes that the Company’s current approach to addressing this matter is appropriate and that the proponent’s year-over-year petitions for the Company to expend additional resources in an uncertain effort to solicit the additional requisite votes are not in the best interests of the Company’s stockholders.
If we receive stockholder approval of the Company’s proposal in Item 4, the Certificate amendment will be filed promptly with the State of Delaware, there will be no remaining supermajority voting standards in our governing documents, and the primary purpose of this proposal will be satisfied.
Accordingly, our own proposal in Item 4 would eliminate the only remaining supermajority voting requirement in our governing documents, rendering this proposal unnecessary.

The Board recommends a vote AGAINST the proposal.
Item 6: Disclose Assumptions Underlying Continued Reliance on Fossil Fuel-Based Energy
As You Sow, 2020 Milvia Street, Suite 500, Berkeley, California 94704, on behalf of the As You Sow Foundation Fund, holder of 562 shares of Southern Company common stock, submitted the following proposal.
WHEREAS: Southern Company, one of America's largest energy holding companies, projects a 6% annual increase in electric load between 2025 and 2028, primarily driven by manufacturing and data center expansion.1 To meet this demand, Southern is investing in new methane gas capacity and possibly delaying retirement of its coal plants.2 Southern posits that fossil fuels are required to meet growing demand while maintaining reliability and affordability. However, investors will benefit from access to the basic assumptions underlying this conclusion to promote confidence that the Company has fully assessed the risks and benefits of new and continued investments in fossil fuels.
Continued investments in fossil fuels are concerning to investors for three reasons:
1.Fossil fuel generation, including burning of coal, puts the company at risk of overshooting its greenhouse gas reduction targets and further exposes the company to climate-related risks. According to the Rocky Mountain Institute’s modeling, Southern is currently the U.S. power utility most misaligned with the Paris Agreement’s 1.5oC decarbonization path.3
2.If Southern does not prioritize decarbonization, some of the new load it is forecasting may not materialize. Many of Southern’s customers driving the increased energy demand, including Meta, Alphabet, Digital Realty, and Equinix, have aggressive renewable energy targets and are locating data centers where their renewable energy needs can be met.4
3.Leading energy experts are advising investors that electricity demand can be met without new fossil fuels, and that underinvestment in renewables is consequential.5

Southern Company 2025 Proxy Statement	85

Stockholder Proposals
Due to these concerns, investors are seeking assurance that Southern’s investments in new fossil fuel capacity are grounded in sound market projections and aligned with the most current data on renewable and fossil fuel developments. Without this transparency, investors cannot accurately evaluate key aspects of Southern's strategy including its likelihood of overshooting climate targets, its ability to meet customer demand for renewable energy, and whether Southern is leveraging technological advancements or overestimating the competitiveness of legacy technologies.
Peer utilities Duke Indiana, Dominion South Carolina, Duke Carolinas, and AES Indiana provide comparatively more transparency, with the latter disclosing projected cost, capacity, and lifespan assumptions for solar, wind, batteries, and methane gas through6 Southern’s failure to disclose energy resource plans. Further, companies failing to model and disclose these assumptions risk falling behind competitors in innovation, compliance, and customer retention.
RESOLVED: To allow informed decision making, shareholders request that Southern Company disclose the primary assumptions underpinning its decision to increase reliance on fossil fuel-based energy production rather than renewables. This disclosure should omit proprietary or competitively sensitive information.
1https://s27.q4cdn.com/273397814/files/doc_financials/2024/q3/v4/SO-2024-Q3-Earnings-Call-Final.pdf ,p.10
2https://www.utilitydive.com/news/georgia-power-approval-plant-yates-irp/713404/;
https://www.bloomberg.com/news/articles/2024-11-12/southern-ceo-says-extending-coal-among-options-to-meet-ai-demand
3https://utilitytransitionhub.rmi.org/climate-alignment/
4https://sustainability.atmeta.com/blog/2024/10/14/our-approach-to-clean-and-renewable-energy/;
https://sustainability.google/progress/energy/;
https://www.digitalrealty.com/about/esg/clean-energy; https://sustainability.equinix.com/environment/renewable-energy-scaling-our-impact/
5https://energyinnovation.org/wp-content/uploads/MEETING-GROWING-ELECTRICITY-DEMAND-WITHOUT-GAS.pdf; https://rmi.org/wp-content/uploads/dlm_uploads/2024/09/peak_grid_solutions_for_CW_RC.pdf; Non-Pipeline-Alternatives- Report_EDF_Feb2024.pdf
6https://www.duke-energy.com/-/media/pdfs/for-your-home/dei-irp/2024-plan-and-attachments/vol-i-complete-2024-dei- irp-plan.pdf?rev=93f4e009ddfc44b0baa3f94f3e195b4a, p.253; https://cdn-dominionenergy-prd-001.azureedge.net/-/media/pdfs/global/company/irp/sc/desc-integrated-resource-plan-2024.pdf?rev=42a0728dbf894c979aefc95151401fcb , p.59-64; https://www.duke-energy.com/-/media/pdfs/our-company/carolinas-resource-plan/chapter-2-methodology-and-key- assumptions.pdf?rev=44036eb8cc98429c92e7ac00bea5f445, p.32-39; https://www.aesindiana.com/sites/default/files/2022- 12/AES-Indiana-2022-IRP-Volume-I.pdf, p.74
Board’s Recommendation and Statement
The Board has carefully considered this proposal and recommends that you vote AGAINST the proposal for the reasons described below.
Southern already publicly discloses detailed information about its decarbonization strategy.
Southern is committed to providing our customers and communities with clean, safe, reliable and affordable energy, and our decarbonization strategy is a key component of this mission. We are also committed to transparency, and we provide industry-leading disclosure regarding our decarbonization strategy.
We publicly provide detailed disclosure about our decarbonization goals, strategy and performance, including disclosures aligned with the Task Force on Climate-related Financial Disclosures framework and additional climate-related disclosures, on our website. These disclosures include our Net Zero Q&A Supplement, which was published in response to our past conversations with the proponent and other stakeholders. The Supplement directly describes our view of the renewable resource economic potential in our jurisdictions and how this impacts decarbonization pathways in the relevant jurisdictions. Moreover, the integrated resource plans (IRPs) filed by our operating subsidiaries with their respective state regulators are publicly available and disclose our planned generation fleet and energy mix for each of those jurisdictions. For example, the IRP filed in January 2025 by our largest operating subsidiary, Georgia Power, goes into extensive detail about Georgia Power’s planning scenarios and potential generation resource expansion to address the anticipated load growth referenced by the proposal.
We believe our disclosures already address the core issue raised by the proposal.
Many of the assumptions requested by the proposal are protected trade secrets, and disclosure of this sensitive information could increase prices for Southern to the detriment of its customers and stockholders.
The proposal states that its request excludes proprietary or competitively sensitive information. However, it fails to appreciate that many of our planning assumptions include competitively sensitive cost information, which are trade secrets protected by law. During the IRP process for each of our jurisdictions, our planning assumptions are shared with regulators and intervenors, but much of this information is protected from public disclosure by applicable law.
As we explained to the proponent in engagements discussing the proposal, the protections afforded to trade secret information protect Southern and its customers by restricting public access to competitively sensitive information. The use of third-party suppliers is an inherent part of our utilities’ business models, and in some cases state regulators require our operating subsidiaries to issue requests for proposals to help ensure we are procuring reliable and economical generation for the benefit of our customers. Disclosure of our planning assumptions would hinder our ability to conduct a proper request for proposal solicitation and obtain the best pricing from these third-party suppliers. If third-party suppliers became aware of our planning assumptions, they could

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increase their own bids to narrow the pricing gap. Consequently, our operating subsidiaries could potentially pay higher prices to these suppliers than they otherwise would have paid, ultimately harming both our operating subsidiaries and our customers. The public disclosure of trade secret information sought by this proposal is contrary to the best interests of our customers and our stockholders.
Notably, the trade secret data sought by the proposal is already available to both our regulators and third-party “intervenors” in the IRP process – such as consumer protection organizations, large customers and customer advocacy groups, energy efficiency advocates, community representatives and environmental advocacy groups – enabling them to advocate for their policy positions. Critically, intervenors must enter into non-disclosure arrangements to protect Southern's trade secrets from competitors and third-party suppliers.
Southern believes that several assertions made by the proponent do not properly characterize the current market and policy landscapes.
In addition to requesting trade secret information that could hinder our ability to provide affordable energy to our customers, the proposal’s supporting statement makes several assertions regarding Southern’s decarbonization pathways, customer demand and peer disclosures that we believe fail to appreciate the dynamic nature of the current market and policy landscapes. For example, we believe the third-party modeling of our GHG emissions trajectory that is cited by the proponent fails to reflect our pending state regulatory proceedings, an evolving policy landscape and outstanding requests for proposal for incremental generating resources to meet increased projected load growth. We see no evidence of customer demand waning in our electric service territories. As noted in Southern’s earnings call on February 20, 2025, the Company has an economic development pipeline from large electric load customers, including data centers and large manufactures, of over 50 gigawatts of potential incremental load by the mid-2030s with 10 gigawatts already committed. Finally, the supporting statement mentions peer companies with varying levels of disclosure for system planning and GHG emissions reductions. Utilities operating in other jurisdictions, including the ones mentioned by the proponent, are subject to different regulatory aims, standards and disclosure requirements than those applicable to our operating subsidiaries.
Accordingly, the additional disclosures sought by this proposal are unnecessary, inadvisable and not in the best interests of the Company or its stockholders.

The Board recommends a vote AGAINST the proposal.
Item 7: Conduct a Net Zero Audit
Steven Milloy, 12309 Briarbush Lane, Potomac, Maryland, 20854, as authorized agent of New Breeze, 12309 Briarbrush Lane, Potomac, Maryland, 20854, holder of 747 shares of Southern Company common stock, submitted the following proposal.
Net Zero Audit
Resolved:
Shareholders request that, beginning in 2026, Southern Company report annually to shareholders on its net zero activities, including: memberships in organizations advocating net zero goals and policies, activities and transactions involving net zero goals and policies, and corporate commitments or agreements involving net zero goals and policies. The report should omit proprietary and/or confidential business information.
Supporting Statement:
Southern Company has committed to achieving net zero emissions by 2050. https://www.southerncompany.com/newsroom/clean-energy/plan-on-net-zero-carbon-emissions-goal.html
But there are significant problems associated with “net zero” goals and policies:
▶The utility industry has determined that economy-wide “net zero” is not possible. https://lcri-netzero.epri.com/
▶The most recent United Nations “Emission Gap” report indicates that emissions have steadily increased on global basis since 1990. https://www.unep.org/resources/emissions-gap-report-2024
▶The United Nations World Meteorological Organization recently concluded that there “no end in sight to the rising trend” of greenhouse gas emissions. https://news.un.org/en/story/2023/11/1143607
▶The financial sector has now begun questioning the validity of current net zero policies and advocacy. https://www.iif.com/portals/0/Files/content/Regulatory/32370132_iif_staff_position_paper_on_net_zero_transition_final_publication.pdf
▶The state of New York has sued companies for allegedly making false “net zero” claims. https://ag.ny.gov/press-release/2024/attorney-general-james-sues-worlds-largest-beef-producer-misrepresenting

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Stockholder Proposals
▶The attorneys general for Iowa, Kansas, Nebraska and Tennessee are investigating whether corporate “net zero” claims amount to consumer fraud.
▶Activist groups have sued corporations for false “net zero” claims. https://www.reuters.com/sustainability/climate-energy/green-group-sues-tyson-foods-allegedly-false-climate-claims-2024-09-18/
▶Corporations are abandoning “net zero” pledges. https://www.telegraph.co.uk/business/2024/09/08/ftse-100-companies-ditch-jeff-bezos-funded-climate-pledge/
Shareholders have the right to know the extent that Southern Company has committed itself to “net zero” policies that may be viewed by governments and others as actionable corporate misconduct and/or consumer/investor fraud.
Board’s Recommendation and Statement
The Board has carefully considered this proposal and recommends that you vote AGAINST the proposal for the reasons described below.
The separate, specific report sought by this proposal would be duplicative and of no added value given our existing public disclosures.
Southern recognizes the potential risks associated with setting forward-looking strategy. Our fleet transition strategy and decarbonization goals are an output of disciplined, multi-year planning processes that take into consideration many factors, including the delivery of clean, safe, reliable and affordable energy to our customers, and incorporate regional, state and local factors relevant to our service territories. These processes include extensive engagement with stakeholders (including regulators, customers and communities), reflect those stakeholders’ perspectives, and, in many instances, require formal approval by state regulators. Southern also engages with stockholders on these issues. Moreover, our fleet transition strategy and decarbonization goals are subject to extensive and independent oversight by our Board and its committees.
We believe the separate report sought by the proposal is unnecessary and would be a needless use of corporate resources because Southern already provides regular public disclosures that address the topics identified in the proposal. For example, information about our fleet transition strategy is included in annual filings with the SEC and in information posted on our corporate website. Our disclosures describe Southern’s progress toward – and potential challenges to – meeting our emissions reductions goals. The IRPs filed by our operating subsidiaries with their respective state regulators are also publicly available and include information regarding our planned generation fleet and energy mix for each of those jurisdictions. Our website disclosures include a summary of our policy engagement and advocacy, our policies and practices for political engagement, an annual report disclosing political engagement expenditures and a list of trade associations and other organizations of which Southern or its subsidiaries are members that may advocate on climate-related topics.
Accordingly, because Southern has robust oversight processes and already provides the information requested by this proposal, the separate, specific report sought by this proposal would be duplicative and of no added value to stockholders.

The Board recommends a vote AGAINST the proposal.
Item 8: Report on Respecting Workforce Civil Liberties
Inspire Investing, LLC, 3597 E. Monarch Sky Lane, Suite 330, Meridian, Idaho 83646, on behalf of Kevin L. Knipe, 23 Stiles Drive, Marysville, Pennsylvania 17053, holder of 30 shares of Southern Company common stock, submitted the following proposal.
Supporting Statement:
Southern Company is one of the largest utility companies in the United States and employs over 27,000 people. As a major employer, Southern Company should respect the free speech and religious freedom of its employees. Southern Company is legally required to comply with many laws prohibiting discrimination against employees on a variety of factors, including religion and sometimes political affiliation.
Respecting diverse views also allows Southern Company to attract the most qualified talent, promote a healthy and innovative business culture, serve its diverse customer base, and contribute to a healthy economic market and marketplace of ideas.
Despite this, the 2024 edition of the Viewpoint Diversity Score Business Index1 found that 91% of the largest companies in America promote divisive training concepts like critical race theory (CRT) that replace rich cultural and ideological diversity with a monolithic focus on group identity. Southern Company has stated that, "Our strategy for recruiting, hiring, retaining and developing employees includes a deliberate focus on DE&I."2 In addition, the company states that it "expects all of its employees to commit" to these trainings. regardless of their views.3

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Stockholder Proposals
While companies often push concepts like CRT under the guise of promoting "diversity, equity, and inclusion," such efforts often have the opposite effect. Instead of creating workplaces that afford equal opportunity, DEI too often leads to hostility, polarization, and partiality by focusing only on differences based on skin, biological sex, or religious status.
According to the Freedom at Work survey, 60% of employees were concerned that their company would punish them for expressing their religious or political views at work, and 54% said they feared the same for sharing these views even on their private social media accounts.4
Companies are also facing increased legal and reputational risk for a broad array of DEI initiatives that make distinctions based on race in light of recent Supreme Court decisions in Students for Fair Admission v. Harvard, Groff v DeJoy [sic], and City of St. Louis v. Muldrow. Numerous lawsuits have been filed or threatened by state attorneys general and aggrieved employees.5 Recent scholarship has cast serious doubt on the common assertion that DEI is good for business.6 The Wall Street Journal recently reported that "Diversity Goals Are Disappearing from Companies' Annual Reports."7 And numerous companies are voluntarily removing DEI initiatives entirely in response to sustained customer dissatisfaction and public pressure.8 In light of these risks, the Company must take immediate steps to assess potential shortcomings and allay these concerns.
Resolved: Shareholders request the Board of Directors conduct an evaluation and issue a civil rights and non-discrimination report within the next year, at reasonable cost and excluding proprietary and confidential information, evaluating how Southern Company's policies and practices impact employees and prospective employees based on their race, color, religion (including religious views), sex, national origin, or political views, and the risks those impacts present to Southern Company's business.
1https://www.viewpointdiversityscore.org/
2https://www.southerncompany.com/content/dam/southerncompany/sustainability/pdfs/our-people/human-capital-management-factsheet.pdf#: :text=Diversity%2C%20equity%20&%20inclusion%200ur%20strategy%20for,engage%2C%20include%20and%20retain%20a%20diverse%20workforce
3https://www.southerncompany.info/htmlemail/culture.pdf
4https://www.viewpointdiversityscore.org/polling
5https://www.wsj.com/us-news/law/diversity-equity-dei-companies-blum-2040b173
6https://econjwatch.org/artides/mckinsey-s-diversity-matters-delivers-wins-results-revisited
7https://www.wsj.com/business/diversity-goals-are-disappearing-from-companies-annual-reports-459d1ef3
8https://www .dailymaiI.co.uk/news/article-13812241/american-brand-dei-rules-backlash.htmI
Board’s Recommendation and Statement
The Board has carefully considered this proposal and recommends that you vote AGAINST the proposal for the reasons described below.
Southern’s existing policies, processes and risk oversight make the evaluation and report sought by this proposal unnecessary.
Our Code of Ethics states that we treat each other with fairness, respect and dignity and that we value and encourage different ideas and points of view. It also states that we value and encourage citizenship and that employees have the freedom to choose whether or not to support political candidates, parties or positions, or to engage in political activities.
Each of our operating subsidiaries has a Workplace Free of Discrimination and Harassment Policy that applies to all employees and contractors. The policy describes our prohibition against discrimination against or harassment of any applicant, employee, contractor, customer or other individual on the basis of race, color, religion, sex, national origin, age, disability or veteran status or any other protected characteristic and requires that, as an equal opportunity employer, employment decisions be based only on valid job requirements, extending to all terms, conditions and privileges of employment including recruitment, selection, compensation, benefits, training, promotion and disciplinary actions. The policy also states that the Company will provide reasonable accommodations for sincerely held religious beliefs, observances and practices unless doing so would result in an undue hardship.
We believe that we have implemented thorough risk management and oversight processes across the Company to monitor these policies and practices. In addition, the Audit Committee and Compensation and Talent Development Committee actively oversee risks related to ethics and compliance-related matters, including compliance with our Code of Ethics, and risks related to human capital management, including the policies and practices that are the subject of this proposal.
Our robust Ethics & Compliance program effectively communicates and trains employees on our policies, procedures and ethical expectations. Employees are reminded of their duty to report if aware of any suspected violations, including any discrimination or harassment, through training, communications and an annual attestation process. We provide multiple avenues for employees, contractors and stakeholders to report misconduct, and allegations raised are investigated by trained, experienced and independent investigators. We do not tolerate retaliation against anyone who files a concern. The Company’s Ethics & Compliance team

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Stockholder Proposals
measures, analyzes and provides reports to executive management and the Audit Committee regarding trends in allegations raised and substantiated misconduct identified through all reporting channels. The Chief Compliance Officer provides a quarterly update to the Audit Committee that includes significant substantiated violations, if any, and provides an annual report to the Audit Committee regarding both an assessment of the Company’s compliance risks and also the Ethics & Compliance program’s performance in preventing, detecting and responding to misconduct. Similarly, the Compensation and Talent Development Committee receives a summary of any compensation-related allegations. Moreover, we undertake periodic reviews by internal and external counsel to assess whether our policies and practices comply with federal, state and local laws.
Through Our Values of Act with Integrity and Intentional Inclusion, we expect our employees to act with honesty, respect and fairness. We strive to foster a culture of belonging and build a team where everyone feels valued. We are committed to preventing discrimination within our workforce and helping to ensure that all employees have a fair shot at success.
Accordingly, because of the strength of Southern's anti-discrimination practices, as well as Southern’s existing oversight and transparency around these practices, the evaluation and report sought by the proposal is unnecessary.

The Board recommends a vote AGAINST the proposal.

90	Southern Company 2025 Proxy Statement

Stock Ownership Information
Stock Ownership of Directors and Executive Officers
The following table shows the number of shares of common stock beneficially owned as of February 14, 2025 by Directors, NEOs and executive officers. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The shares owned by all Directors, NEOs and executive officers as a group constitute less than one percent of the total number of shares of common stock outstanding.

Directors and Executive Officers	Shares Owned Directly or Indirectly(1)	Deferred Common Stock Units(2)	Shares Individuals Have Rights to Acquire within 60 Days(3)	Total Shares Beneficially Owned(4)
Janaki Akella	—	17,421	—	17,421
Henry A. Clark III	2,000	69,699	—	71,699
Stanley W. Connally, Jr.	176,846	—	—	176,846
Shantella E. Cooper	19,901	27,349	—	47,250
Anthony F. Earley, Jr.	24,261	26,590	—	50,851
James O. Etheredge	—	—	—	—
David J. Grain	500	77,746	—	78,246
Kimberly S. Greene	139,009	—	—	139,009
Donald M. James	—	192,887	—	192,887
John D. Johns	730	81,571	—	82,301
James Y. Kerr II	205,065	—	—	205,065
Dale E. Klein	—	52,770	—	52,770
David E. Meador	—	5,006	—	5,006
William G. Smith, Jr.	10,480	150,157	—	160,637
Kristine L. Svinicki	—	8,297	—	8,297
Lizanne Thomas	700	4,642	—	5,342
Daniel S. Tucker	78,021	—	—	78,021
Christopher C. Womack	116,228	—	—	116,228
Directors and Executive Officers as a Group (25 people)(5)	1,083,938	714,135	1,361	1,799,434
(1)Includes shares held solely by or jointly with family members as follows: Mr. Earley – 24,261; Mr. Johns – 670; Mr. Kerr - 1,000; Mr. Smith – 1,453; Mr. Tucker - 804; and Directors and Executive Officers as a Group – 29,251.
(2)Represents the number of deferred common stock units held under the Director Deferred Compensation Plan that are payable in common stock or cash upon departure from the Board.
(3)The shares in this column represent restricted stock units.
(4)Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.
(5)This item includes Directors and executive officers serving as of April 11, 2025.

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Stock Ownership Information
Stock Ownership of Greater than 5% Beneficial Owners
According to the most recently available Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, the most recently available Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc., the most recently available Schedule 13G/A filed with the SEC on January 29, 2024 by State Street Corporation and a Schedule 13G filed with the SEC on February 10, 2025 by JPMorgan Chase & Co., the following reported beneficial ownership of more than 5% of our outstanding shares of common stock.

Name and Address	Shares Beneficially Owned(1)	Percentage of Class Owned(2)
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	99,606,095	9.1%
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001	77,730,437	7.1%
State Street Corporation, One Congress Street, Boston, MA 02114	63,785,573	5.8%
JPMorgan Chase & Co., 383 Madison Avenue, New York, NY 10179	55,894,492	5.1%
(1)According to the filings, The Vanguard Group held all of its shares as an investment advisor in accordance with SEC Rule 13(d)-1(b)(1)(ii)(E), BlackRock Inc. held all of its shares as a parent holding company or control person in accordance with SEC Rule 13(d)-1(b)(1)(ii)(G), State Street Corporation held all of its shares as a parent holding company or control person in accordance with SEC Rule 13(d)-1(b)(1)(ii)(G) and JPMorgan Chase & Co. held all of its shares as a parent holding company or control person in accordance with SEC Rule 13(d)-1(b)(1)(ii)(G).
According to the filings:
—The Vanguard Group has shared voting power with respect to 1,876,183 of its shares, sole dispositive power with respect to 94,440,157 of its shares and shared dispositive power with respect to 5,165,938 of its shares.
—BlackRock, Inc. has sole voting power with respect to 73,388,665 of its shares and sole dispositive power with respect to all 77,730,437 of its shares.
—State Street Corporation has shared voting power with respect to 43,785,534 of its shares and shared dispositive power with respect to 63,606,390 of its shares.
—JPMorgan Chase & Co. has sole voting power with respect to 47,458,489 of its shares, shared voting power with respect to 552,700 of its shares, sole dispositive power with respect to 55,241,787 of its shares and shared dispositive power with respect to 632,414 of its shares.
(2)Percentage of class owned calculated based on the most recent filings as described in footnote (1) above and total number of shares outstanding on February 14, 2025.
Delinquent Section 16(a) Reports
Based on our review of Forms 3, 4 and 5 and written representations furnished to us, we believe that the reports required to be filed by reporting persons during the fiscal year ended December 31, 2024 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), were filed on a timely basis, except for (1) a Form 4 for each of Christopher C. Womack and Sloane N. Drake to report the February 2024 vesting of the first tranches of 2023-2025 PRSUs and (2) a Form 4 for each of our 14 independent Directors to reflect the second quarter 2024 issuance of their annual equity grant filed on April 5, 2024, all of which were inadvertently filed late due to an administrative error.

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FAQs about Voting and the Annual Meeting
The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Item		Board Recommendation	Voting Standard	Abstentions	Uninstructed Shares
1	Election of 13 Directors	✓ FOR	Majority of votes cast for each Director	No effect	No effect
2	Advisory vote to approve executive compensation (Say on Pay)	✓ FOR	Majority of votes cast	No effect	No effect
3	Ratify the appointment of Deloitte & Touche as the independent registered public accounting firm for 2025	✓ FOR	Majority of votes cast	No effect	Discretionary voting by broker permitted
4	Approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	✓ FOR	At least two-thirds of issued and outstanding shares	Count as a vote against	Count as a vote against
5-8	Vote on four stockholder proposals	AGAINST	Majority of votes cast	No effect	No effect
Information about the Annual Meeting
Q    How will the annual meeting be conducted this year?
A    We will hold our 2025 annual stockholder meeting virtually, starting at 10:00 am ET on Wednesday, May 21, 2025. We are committed to affording stockholders the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions before and during the virtual annual meeting.
Q    How do I attend the virtual annual meeting?
A    To participate in the virtual annual meeting, visit www.virtualshareholdermeeting.com/SO2025 on May 21, 2025 and enter the 16-digit control number included on your proxy card, your Notice of Internet Availability of the proxy materials (Notice) or the instructions that were included with your proxy materials. The meeting will begin at 10 a.m. ET on May 21, 2025, but you may begin to log into the meeting website beginning at 9:45 a.m. ET. If you cannot locate your 16-digit control number, you will be able to login as a guest. However, if you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
The virtual meeting platform is supported across most internet browsers and devices (desktops, laptops, tablets and smart phones) running updated versions of applicable software and plugins. Stockholders should ensure that they have a sufficient internet connection wherever they intend to participate in the meeting. Stockholders should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
Q    Can I still ask a question at the virtual annual meeting?
A    Yes, we welcome questions from stockholders. If you wish to submit a question prior to the meeting, you may do so by logging into www.proxyvote.com, entering your 16-digit control number and typing your question in the “Submit a Question for Management” field. The deadline to submit questions prior to the meeting is 5:00 p.m. Eastern Time on May 19, 2025. If you would like to ask a question during the meeting, you may do so after logging into the meeting at www.virtualshareholdermeeting.com/SO2025, as described above, and typing your question in the “Ask a Question” field.
We will try to answer all stockholder questions, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, not pertinent to meeting matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
We request that each stockholder limit the number of questions they submit, whether before or during the virtual annual meeting, to no more than two questions to allow us to answer as many questions as possible during the meeting.

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FAQs about Voting and the Annual Meeting
Q    What do I do if I have technical difficulties during the virtual annual meeting?
A    If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting login page.
Q    Are there rules of conduct for the annual meeting?
A    The rules of conduct, which provide information regarding the rules and procedures for participating in the annual meeting, will be available for stockholders when they check in for the annual meeting.
Information about Voting
Q    Who is entitled to vote?
A    All stockholders of record at the close of business on the record date of March 31, 2025 may vote. On that date, there were 1,100,193,640 shares of the Company’s common stock outstanding and entitled to vote.
A list of stockholders entitled to vote at the virtual annual meeting will be available for inspection by stockholders at our headquarters at 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308, during ordinary business hours for a period of 10 days prior to the meeting. Please contact the Corporate Secretary in writing at Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308 or by sending a request to shareholderservices@southernco.com.
Q    How do I vote my shares in advance of the virtual annual meeting?
A    You may give voting instructions by internet, by phone or, if you received a printed proxy form, by mail. Information for giving voting instructions is on the Notice or form of proxy and trustee voting instruction form (proxy form).
For those investors whose shares are held by a broker, bank or other nominee, you must complete and return the voting instruction form provided by your broker, bank or nominee in order to instruct your broker, bank or nominee on how to vote.
Q    Can I vote during the virtual annual meeting?
A    Yes, you can vote during the virtual annual meeting with the 16-digit control number included on your proxy card, your Notice or the instructions that were included with your proxy materials after you log in to the meeting at www.virtualshareholdermeeting.com/SO2025.
Q    What shares are included on the proxy form?
A    If you are a stockholder of record, you will receive only one Notice or proxy form for all the shares of common stock you hold in certificate form, in book-entry form and in any Company benefit plan.
Please vote proxies for all accounts to ensure that all of your shares are voted. If you wish to consolidate multiple registered accounts, contact EQ Shareowner Services at 1-800-554-7626 or at www.shareowneronline.com.
Q    Will my shares be voted if I do not vote by internet, by telephone or by signing and returning my proxy form, or by attending the virtual annual meeting and voting online?
A    If you are a holder of record and you do not vote, then your shares will not count in deciding the matters presented for stockholder consideration at the annual meeting.
If you are a current or former Southern Company system employee or other individual who holds shares of common stock in the Southern Company ESP and you do not provide the trustee of the ESP (Trustee) with timely voting instructions, the Pension Fund Investment Review Committee may direct the Trustee how to vote these shares.
Procedures are in place to safeguard the confidentiality of your voting instructions.
If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your shares of common stock.
If your shares are held through a bank, broker or other nominee, your broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the annual meeting. These circumstances include voting your shares on routine matters under NYSE rules, such as the ratification of the appointment of our independent registered public accounting firm described in Item 3 this proxy statement. With respect to Item 3, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted. The remaining proposals are not considered routine matters under NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions, the brokerage firm cannot vote the shares on that proposal.
We encourage you to provide instructions to your broker or bank by voting your proxy so that your shares will be voted at the annual meeting in accordance with your wishes.

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FAQs about Voting and the Annual Meeting
Q    What is notice and access?
A    The SEC’s notice and access rule allows companies to deliver a Notice to stockholders in lieu of a paper copy of the proxy statement and annual report. The Notice provides instructions as to how stockholders can access the proxy statement and the annual report online, contains a listing of matters to be considered at the annual meeting and sets forth instructions as to how shares can be voted. Instructions for requesting a paper copy of the proxy statement and the annual report are set forth on the Notice.
Shares must be voted by internet, by phone or by completing and returning a proxy form. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes.
Q    What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy form?
A    Stockholders should specify their choice for each matter on the proxy form. If no specific instructions are given, proxies which are signed and returned will be voted in accordance with the Board’s recommendations.
Q    Can I change my vote?
A    Yes. If you are a holder of record, you may change your vote by submitting a subsequent proxy, by written request received by the Corporate Secretary prior to the annual meeting or by attending the virtual annual meeting and voting your shares online.
If your shares are held through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change your voting instructions.
Q    How are votes counted?
A    Each share counts as one vote.
Q    How many votes do you need to hold the annual meeting?
A    A quorum is required to transact business at the annual meeting. Stockholders of record holding shares of stock constituting a majority of the shares entitled to be cast present virtually or represented by proxy constitutes a quorum.
Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum, but shares that otherwise are not voted are not counted toward a quorum.
Q    What are broker non-votes?
A    Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker, bank or other nominee indicates on its proxy form, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by NYSE rules.
Information about Stockholder Proposals and Nominations
Q    When are stockholder proposals due for inclusion in our proxy materials for the 2026 annual meeting?
A    The deadline for the receipt of stockholder proposals to be considered for inclusion in our proxy materials pursuant to Rule 14a-8 of the Exchange Act for the 2026 annual meeting is December 12, 2025. Such proposals must comply with the requirements of Rule 14a-8 and be submitted in writing to Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. The proxies solicited by the Board of Directors for the 2026 annual meeting will confer discretionary authority on the proxy holders to vote in their discretion on any stockholder proposal or nomination presented at that meeting that is not included in our proxy materials.
Q    How can stockholders include nominees in our 2026 proxy materials under the proxy access provisions of our By-Laws?
A    Under our By-Laws, stockholders may nominate a person for election as a director at an annual meeting to be included in our proxy materials if the stockholders satisfy certain requirements. Generally, a stockholder, or group of up to 20 stockholders, must own, continuously for at least three years, at least 3% of our outstanding shares that are entitled to vote generally in the election of directors to be eligible to make a proxy access nomination. Stockholders who meet these requirements may nominate the greater of two directors or directors representing 20% of the directors in office as of the last day a notice may be delivered.

Southern Company 2025 Proxy Statement	95

FAQs about Voting and the Annual Meeting
If a stockholder wants to nominate a director to be included in our proxy materials and form of proxy for the 2026 annual meeting of stockholders, the nomination must be submitted in writing to Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta Georgia 30308 and received no earlier than November 12, 2025 and no later than December 12, 2025. However, if the annual meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, the Corporate Secretary must receive the notice no earlier than the 150th day before the annual meeting and not later than the 120th day before the annual meeting or the tenth day following the day on which first public announcement of the annual meeting date is first made by the Company.
If you will be nominating a director for election to be included in our 2026 proxy materials, there are special requirements that apply. These requirements are contained in Section 40 of our By-Laws, which are posted in the Corporate Governance section of our website at investor.southerncompany.com.
Q    How can stockholders make proposals or nominations at our 2026 annual meeting that will not be included in our proxy materials?
A    Stockholders intending to present a proposal or make a nomination at our 2026 annual meeting that will not be included in our proxy materials must comply with the procedural requirements set forth in our By-Laws.
A stockholder must deliver a written notice of a proposal or nomination and the information required by our By-Laws (which includes the information required by Rule 14a-19 under the Exchange Act) to our Corporate Secretary at Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta Georgia 30308 not less than 60 nor more than 90 days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is scheduled for a date more than 30 calendar days prior to or more than 70 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th calendar day prior to such annual meeting and the 10th calendar day following the day on which public announcement of the date of such meeting is first made.
Assuming the 2026 annual meeting is held on schedule (so that the 2026 annual meeting is not more than 30 calendar days prior to and not more than 70 calendar days after the anniversary date of the 2025 annual meeting), then we must receive the written notice of a proposal or nomination no earlier than February 20, 2026 and no later than March 22, 2026.
Any notice that is mailed, faxed, emailed or otherwise delivered to anyone other than our Corporate Secretary must still be received by the Corporate Secretary no later than the relevant date specified above.
Our By-Laws require a nominee to deliver signed forms of a questionnaire, representation and agreement that our Corporate Secretary will provide upon request. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the annual meeting, any material interest of the stockholder in the business and certain other information about the stockholder. This is not a complete description of all information that is required to be provided to the Company. The By-Law requirements are contained in Sections 9, 10 and 11 of our By-Laws, which are posted on the Corporate Governance section of our website at investor.southerncompany.com.
Q    Could any additional proposals be raised at the annual meeting?
A    As described above, our By-Laws require that a stockholder provide advance notice of any proposal or nomination to be brought at an annual meeting that is not included in our proxy materials. Notices by stockholders to bring proposals and nominations for the 2025 annual meeting of stockholders in accordance with our By-Laws had to be delivered to, or received by, the Company not earlier than February 21, 2025 or later than March 23, 2025.
The Company did not receive any notices from stockholders pursuant to our By-Laws to bring proposals or nominations before the annual meeting. Therefore, we do not know of any items, other than those referred to in the Notice that may properly come before the meeting. If any other business properly comes before the meeting or any adjournment or postponement thereof, the proxy holder will vote on those matters in accordance with their best judgment.

96	Southern Company 2025 Proxy Statement

FAQs about Voting and the Annual Meeting
Other Information
Q    Can I request a copy of the Company’s 2024 Annual Report on Form 10-K?
A    Yes. A copy of our 2024 Annual Report on Form 10-K including financial statements, as filed with the SEC, may be obtained without charge upon written request to the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308 or by sending a request to shareholderservices@southernco.com. You can also access the document on our website at investor.southerncompany.com.
Q    Does the Company offer electronic delivery of proxy materials?
A    Yes. Most stockholders can elect to receive an email that will provide an electronic link to the proxy statement, annual report and proxy voting site. Opting to receive your proxy materials online saves us the cost of producing and mailing documents. You may sign up for electronic delivery when you vote your proxy via the internet or by visiting www.icsdelivery.com/so. Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment. If you consent to electronic access, you will be responsible for your usual internet-related charges (e.g., online fees and telephone charges) in connection with electronic viewing and printing of the proxy statement and annual report. We will continue to distribute printed materials to stockholders who do not consent to access these materials electronically.
Q    What is “householding?”
A    Stockholders sharing a single address may receive only one copy of the proxy statement and annual report or the Notice, unless the transfer agent, broker, bank or other nominee has received contrary instructions from any owner at that address. This practice, known as householding, is designed to reduce printing and mailing costs. If a stockholder of record would like to either participate or cancel participation in householding, he or she may contact EQ Shareowner Services at 1-800-554-7626. If you own indirectly through a broker, bank or other nominee, please contact your financial institution.
Q    Who is soliciting my proxy and who pays the expense of such solicitations?
A    Your proxy is being solicited on behalf of the Board.
We pay the cost of soliciting proxies. We have retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee of $25,000, plus additional fees for telephone and other solicitation of proxies or other services, if needed, and reimbursement of out-of-pocket expenses. Our officers or other employees may solicit proxies to have a larger representation at the meeting. None of these officers or other employees will receive any additional compensation for these services. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the common stock.

Southern Company 2025 Proxy Statement	97

Reconciliation of Non-GAAP Information
In this proxy statement, we show EPS as calculated in accordance with GAAP and adjusted EPS which excludes certain items. Southern Company management uses this non-GAAP measure to evaluate the performance of Southern Company’s ongoing business activities and its annual performance on a basis consistent with the assumptions used in developing applicable performance targets and to compare certain results to prior periods. Southern Company believes this presentation is useful to investors by providing additional information for purposes of evaluating the performance of its business activities. This presentation is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

	Year Ended December 31,
(In millions, except earnings per share)	2024	2023	2022
Net Income – GAAP	$4,401	$3,976	$3,524
Average Shares Outstanding	1,096	1,092	1,075
Basic Earnings Per Share	$4.02	$3.64	$3.28

Net Income – GAAP	$4,401	$3,976	$3,524
Less Non-GAAP Excluding Items:
Estimated Loss on Plants Under Construction(1)	7	51	(199)
Tax Impact	(15)	(13)	51
Acquisition and Disposition Impacts(2)	—	(1)	(115)
Tax Impact	—	33	32
Loss on Extinguishment of Debt(3)	—	(5)	—
Tax Impact	—	1	—
Estimated Loss on Qualifying Infrastructure Plant and Other Capital Investments(4)	—	(96)	—
Tax Impact	—	24	—
Impairments(5)	(36)	—	(119)
Tax Impact	9	—	—
Accelerated Depreciation from Repowering(6)	(9)	—	—
Tax Impact	2	—	—
Net Income – Excluding Items	$4,443	$3,982	$3,874
Basic Earnings Per Share – Excluding Items	$4.05	$3.65	$3.60
(1)Net income for the year ended December 31, 2024 includes a pre-tax credit to income of $21 million ($16 million after tax) related to the estimated probable loss on Plant Vogtle Units 3 and 4 reflecting a revision to Georgia Power's total project capital cost forecast resulting from a reduction in remaining expected site demobilization costs and other contractor obligations. Additionally, net income for the year ended December 31, 2024 includes a $14 million income tax charge related to the remeasuring of deferred tax assets associated with the previously recognized estimated probable loss on Plant Vogtle Units 3 and 4 due to a change in the State of Georgia corporate tax rate. Net income for the year ended December 31, 2023 includes a pre-tax net credit to income of $68 million ($50 million after tax) and for the year ended December 31, 2022 includes net pre-tax charges of $183 million ($137 million after tax) related to the estimated probable loss associated with construction of Plant Vogtle Units 3 and 4. Further charges and/or credits may occur; however, the amount and timing are uncertain. Net income for all periods presented also includes charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries), and tax impacts related to Mississippi Power’s integrated coal gasification combined cycle facility project in Kemper County, Mississippi. Mississippi Power expects to incur additional pre-tax period costs related to dismantlement of the abandoned gasifier-related assets and site restoration activities, including related costs for compliance and safety, asset retirement obligation accretion, and property taxes, net of salvage, totaling approximately $15 million in 2025.
(2)Net income for the year ended December 31, 2023 includes a $35 million favorable tax impact related to a reversal of an uncertain tax position associated with the 2019 sale of Gulf Power. Net income for the years ended December 31, 2023 and 2022 includes disposition impacts associated with the sales of two Southern Company Gas natural gas storage facilities, including pre-tax impairment charges totaling $131 million ($99 million after tax) for the year ended December 31, 2022. Net income for the year ended December 31, 2022 also includes a $14 million pre-tax ($11 million after-tax) gain as a result of the early termination of the transition services agreement related to the 2019 sale of Gulf Power. Further impacts may result from future acquisition and disposition activities; however, the amount and timing of any such impacts are uncertain.
(3)Net income for the year ended December 31, 2023 includes costs associated with the extinguishment of debt at Southern Company. Similar transaction costs may occur in the future at Southern Company or one of its unregulated subsidiaries; however, the amount and timing of any such costs are uncertain.
(4)Net income for the year ended December 31, 2023 includes pre-tax charges totaling $96 million ($72 million after tax) for estimated losses at Southern Company Gas associated with the Illinois Commerce Commission disallowances related to (i) its review of the Qualifying Infrastructure Plant (QIP) capital investments by Nicor Gas under the QIP rider, or Investing in Illinois program, and (ii) Nicor Gas' general base rate case proceeding. Further charges may occur; however, the amount and timing of any such charges are uncertain.
(5)Net income for the year ended December 31, 2024 includes a pre-tax impairment loss of $36 million ($27 million after tax) associated with the discontinued development of a multi-use commercial facility at Alabama Power. Net income for the year ended December 31, 2022 includes an impairment charge of $119 million associated with goodwill at PowerSecure. Impairment charges may occur in the future; however, the amount and timing of any such charges are uncertain.
(6)Net income for the year ended December 31, 2024 includes a pre-tax charge, net of noncontrolling interests impacts, of $9 million ($7 million after tax) associated with accelerated depreciation related to the repowering of the Kay Wind facility at Southern Power. Accelerated depreciation related to the equipment being replaced will continue until commercial operation of the repowering project, which is projected to occur in the third quarter 2026. Pre-tax accelerated depreciation, net of noncontrolling interest impacts, is projected to total approximately $100 million in 2025 and $40 million in 2026.

98	Southern Company 2025 Proxy Statement

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements based on current expectations and plans that involve risks and uncertainties. Forward-looking statements include, among other things, statements concerning job growth, future generating capacity, projected renewable energy generation and energy storage additions and expected achievement of GHG emission reduction goals. Southern Company cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized.
The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented, and in subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information:
▶the impact of recent and future federal and state regulatory changes, including tax, environmental and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations;
▶the extent and timing of costs and legal requirements related to coal combustion residuals;
▶current and future litigation or regulatory investigations, proceedings or inquiries, including litigation and other disputes related to the Kemper County energy facility and Plant Vogtle Units 3 and 4;
▶the effects, extent and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate, including from the development and deployment of alternative energy sources;
▶variations in demand for electricity and natural gas;
▶available sources and costs of natural gas and other fuels and commodities;
▶the ability to complete necessary or desirable pipeline expansion or infrastructure projects, limits on pipeline capacity, public and policymaker support for such projects and operational interruptions to natural gas distribution and transmission activities;
▶transmission constraints;
▶the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of facilities or other projects due to challenges which include, but are not limited to, changes in labor costs, availability and productivity; challenges with the management of contractors or vendors; subcontractor performance; adverse weather conditions; shortages, delays, increased costs or inconsistent quality of equipment, materials and labor; contractor or supplier delay; the impacts of inflation; delays due to judicial or regulatory action; nonperformance under construction, operating or other agreements; operational readiness, including specialized operator training and required site safety programs; engineering or design problems or any remediation related thereto; design and other licensing-based compliance matters; challenges with start-up activities, including major equipment failure, or system integration; and/or operational performance; challenges related to pandemic health events; continued public and policymaker support for projects; environmental and geological conditions; delays or increased costs to interconnect facilities to transmission grids; and increased financing costs as a result of changes in interest rates or as a result of project delays;
▶legal proceedings and regulatory approvals and actions related to past, ongoing and proposed construction projects, including state PSC or other applicable state regulatory agency approvals and Federal Energy Regulatory Commission and Nuclear Regulatory Commission actions;
▶the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives and to integrate facilities into the Southern Company system upon completion of construction;
▶investment performance of the employee and retiree benefit plans and nuclear decommissioning trust funds;
▶advances in technology, including the pace and extent of development of low- to no-carbon energy and battery energy storage technologies and negative carbon concepts;
▶performance of counterparties under ongoing renewable energy partnerships and development agreements;
▶state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to return on equity, equity ratios, additional generating capacity and transmission facilities, extension of retirement dates for fossil fuel plants and fuel and other cost recovery mechanisms;

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Cautionary Note Regarding Forward-Looking Statements
▶the ability to successfully operate the electric utilities’ and Southern Power's generation, transmission, distribution and battery energy storage facilities, as applicable, and Southern Company Gas’ natural gas distribution and storage facilities and the successful performance of necessary corporate functions;
▶the inherent risks involved in operating nuclear generating facilities;
▶the inherent risks involved in generation, transmission and distribution of electricity and transportation and storage of natural gas, including accidents, explosions, fires, mechanical problems, discharges or releases of toxic or hazardous substances or gases and other environmental risks;
▶the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities;
▶internal restructuring or other restructuring options that may be pursued;
▶potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries;
▶the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required;
▶the ability to obtain new short- and long-term contracts with wholesale customers;
▶the direct or indirect effect on the Southern Company system’s business resulting from cyber intrusion or physical attack and the threat of cyber and physical attacks;
▶global and U.S. economic conditions, including impacts from geopolitical conflicts, recession, inflation, tariffs, interest rate fluctuations and financial market conditions, and the results of financing efforts;
▶access to capital markets and other financing sources;
▶changes in Southern Company’s and any of its subsidiaries’ credit ratings;
▶the ability of Southern Company’s electric utilities to obtain additional generating capacity (or sell excess generating capacity) at competitive prices;
▶catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, political unrest, wars or other similar occurrences;
▶the direct or indirect effects on the Southern Company system’s business resulting from incidents affecting the U.S. electric grid, natural gas pipeline infrastructure or operation of generating or storage resources;
▶impairments of goodwill or long-lived assets; and
▶the effect of accounting pronouncements issued periodically by standard-setting bodies.
Southern Company expressly disclaims any obligation to update any forward-looking information.

100	Southern Company 2025 Proxy Statement

Appendix A - Definitions of Key Terms

Term	Definition
2023 GPC IRP Update	An update to GPC's 2022 IRP filed with the Georgia Public Service Commission prompted by updated energy projections in Georgia that was submitted by GPC in October 2023 and approved in April 2024
Alabama Power	Alabama Power Company
Benefits Protection Plan	Amended and Restated Southern Company Change in Control Benefits Protection Plan, effective August 15, 2022
CD&A	Compensation Discussion & Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
COO	Chief Operating Officer
Clawback Policy	Southern Company Clawback Policy, as adopted May 26, 2021 and amended and restated December 1, 2023
Director Deferred Compensation Plan	Deferred Compensation Plan for Outside Directors of The Southern Company, as amended and restated effective June 1, 2021 and subsequently amended thereafter effective June 1, 2021
DOE	Department of Energy
EPRI	Electric Power Research Institute
EPS	Earnings per share
GAAP	Generally accepted accounting principles
Georgia Power	Georgia Power Company
GHG	Greenhouse gas
Gulf Power	Gulf Power Company, until January 1, 2019 a wholly-owned subsidiary of Southern Company
IRP	Integrated resource plan
LTI	Long-term incentive program offered under the 2021 Omnibus Plan
Mississippi Power or MPC	Mississippi Power Company
MW	Megawatt
NEOs	Named Executive Officers
Nicor Gas	Northern Illinois Gas Company, a wholly-owned subsidiary of Southern Company Gas
Notice	Notice of Internet Availability of proxy materials
NYSE	New York Stock Exchange
2011 Omnibus Plan	Southern Company Omnibus Incentive Compensation Plan, approved by stockholders in 2011
2021 Omnibus Plan	The Southern Company 2021 Equity and Incentive Compensation Plan, approved by stockholders in 2021
PowerSecure	PowerSecure, Inc., a wholly-owned subsidiary of Southern Company

Term	Definition
R&D	Research and development
Recoupment Policy	The Southern Company and Covered Subsidiaries Compensation Recoupment Policy, as adopted effective December 1, 2023
ROE	Return on equity
SCS	Southern Company Services, Inc., the Southern Company system service company and a wholly-owned subsidiary of Southern Company
SEC	U.S. Securities and Exchange Commission
Severance Plan	Southern Company Senior Executive Change in Control Severance Plan, as amended and restated effective August 15, 2022
Southern Company, Southern, the Company, we, us or our	The Southern Company
Southern Company Gas	Southern Company Gas, a wholly-owned subsidiary of Southern Company
Southern Company system	Southern Company, the traditional electric operating companies, Southern Power, Southern Company Gas, Southern Nuclear, SCS, Southern Linc, PowerSecure and other subsidiaries
Southern Linc	Southern Communications Services, Inc., a wholly-owned subsidiary of Southern Company, doing business as Southern Linc
Southern Nuclear	Southern Nuclear Operating Company, Inc., a wholly-owned subsidiary of Southern Company
Southern Power	Southern Power Company and its subsidiaries
Tax code or Code	Internal Revenue Code of 1986, as amended
TSR	Total shareholder return

Southern Company 2025 Proxy Statement	101

Appendix B - Benefit Plan Summary
The following section provides information on compensation and benefit plans sponsored by the Company or its subsidiaries in which the Named Executives Officers participated during 2024.
Retirement Plans – Pension and Supplemental Pension Plans
Pension Plan. The Southern Company Pension Plan is a broad-based, funded tax-qualified defined benefit in which substantially all employees participate after one year of service. A participant’s benefit formula in the Pension Plan is dependent upon the participant’s date of hire.
Vesting. Normal retirement benefits become payable when participants attain age 65 and complete five years of participation. As of December 31, 2024, all of the NEOs were vested in their Pension Plan benefits. Participants who terminate employment after vesting can elect to have their pension benefits commence prior to age 65 provided they met the applicable early retirement age and service provisions. Early retirement Pension Plan benefits are reduced by actuarially determined factors, other than those benefits accrued under the Cash Balance Formula.
If a participant dies while actively employed and is vested in the Pension Plan as of the date of death, the participant’s beneficiary is entitled to survivor benefits. If participants become totally disabled, periods that Social Security or employer-provided disability income benefits are paid will count as service for benefit calculation purposes. The crediting of this additional service ceases at the point a disabled participant elects to (a) commence retirement payments under the Final Average Earnings Formula or (b) qualifies for unreduced benefits under the Career Average Pay Formula. Outside of this extra service crediting, the normal Pension Plan provisions apply to disabled participants.
Benefit Formula - Final Average Earnings: The description below applies to each NEO, as participants hired by the Company before January 1, 2016.
▶The plan benefit equals the greater of amounts computed using a 1.7% Offset Formula and a 1.25% Formula. The highest three years of pay out of a participant’s last 10 calendar years of service are averaged to derive a final average earnings.
•1.7% Offset Formula: 1.7% of final average earnings (base pay only) times years of credited service less an offset related to Social Security benefits.
•1.25% Formula: 1.25% of final average earnings (base pay plus annual performance-based compensation earned) times years of credited service.
▶Early retirement benefits become payable once plan participants have, during employment, attained age 50 and completed 10 years of credited service. Participants who retire early receive a 0.3% reduction for each month (3.6% for each year) prior to normal retirement that participants elect to have their benefit payments commence.
▶As of December 31, 2024, all of the NEOs employed on that date and covered under the Final Average Earnings Formula were retirement eligible, other than Jim Kerr.
▶For NEOs covered under the Final Average Earnings Formula, the number of years of credited service is one year less than the number of years of employment.
Payment of Benefits. The Pension Plan’s benefit formulas produce amounts payable monthly over a participant’s post-retirement lifetime. At retirement, plan participants can choose to receive their benefits from various forms of payment. All forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a beneficiary. An actuarial reduction applies if a retiring participant chooses a payment form other than a single life annuity. It is assumed that male Pension Plan participants are two years older than their spouses.
Limitations on Benefits. Benefits are limited to a statutory maximum. The statutory limit restricts eligible compensation under the pension plan; the limit for 2024 was $345,000.
Supplemental Benefit Plan (Pension-Related) (SBP-P). The SBP-P is an unfunded retirement plan that is not tax qualified. This plan makes highly-paid employees whole by (i) providing any benefits that the Pension Plan cannot pay due to the Limitations on Benefits described above and (ii) ignoring pay deferrals. When an SBP-P participant separates from service, vested monthly benefits provided by the benefit formulas described below are converted into a single sum value.
If the separating participant is a “specified employee” under Section 409A of the Code, the first installment will be delayed for 6 months after the date of separation.

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Appendix B - Benefit Plan Summary
Vesting. The SBP-P’s vesting and early retirement provisions mirror those of the Pension Plan. Its disability provisions mirror those of the Pension Plan but cease upon a participant’s separation from service. In the event of a change in control, the benefits accrued under the SBP-P through the date of such change in control will vest and become non-forfeitable.
Benefit Formula - Final Average Earnings: The discount rate used in the single sum value calculation is based on the 30-year U.S. Treasury yields for the September preceding the calendar year of separation, but not more than 6%.
Payment of Benefits - Final Average Earnings Formula: Vested participants subject to the Final Average Earnings Formula terminating prior to becoming retirement eligible will be paid their single sum value as of September 1 following the calendar year of separation. If the terminating participant is retirement-eligible, the single sum value will be paid in 10 annual installments starting shortly after separation. The unpaid balance of a retiree’s single sum will be credited with interest at the prime rate published in The Wall Street Journal.
If an SBP-P participant who is subject to the Final Average Earnings Formula dies while active after becoming vested in the Pension Plan, the beneficiary of the deceased participant will receive the single sum value in installments as soon as possible following death. The single sum value is calculated as if the participant had survived to age 50 and discounted back to the payment date (if earlier). Spouse beneficiaries receive 100% and non-spouse beneficiaries receive 50% of the single sum value.
Supplemental Executive Retirement Plan (SERP). The SERP is an unfunded retirement plan that is not tax qualified. This plan provides highly-paid employees covered under the Final Average Earnings Formula additional benefits that the Pension Plan and the SBP-P would pay if the 1.7% offset formula calculations reflected a portion of annual performance-based compensation. The SERP was closed to new hires and future promotions effective January 1, 2016. The SERP’s early retirement, survivor benefit and disability provisions mirror the SBP-P’s provisions.
Vesting. SERP benefits do not vest until participants become eligible to retire, so no benefits are paid if a participant terminates prior to becoming retirement-eligible. The SERP benefits vest for participants who are not retirement-eligible upon a change in control.
Benefit Formula. To derive the SERP benefits, a final average pay is determined reflecting participants’ base rates of pay and their annual performance-based compensation amounts, whether or not deferred, to the extent they exceed 15% of those base rates (ignoring statutory limits). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Pension Plan and the SBP-P benefits are subtracted from the gross benefit to calculate the SERP benefit.
Retirement Plans – Employee Savings Plan
Employee Savings Plan (ESP). The ESP is a 401(k) defined contribution plan covering substantially all employees.
Supplemental Benefit Plan (SBP). The SBP is a nonqualified deferred compensation plan where the Company can make contributions that are prohibited to be made under the ESP due to limits prescribed under the Code. Under the tax code, employer-matching contributions are prohibited under the ESP on employee contributions above stated limits and, if applicable, above legal limits set forth in the Code. The statutory limit for 2024 was $345,000. SBP contributions are treated as if invested in common stock and are payable in cash upon termination of employment in a lump sum or in up to 20 annual installments, at the election of the participant.
Incentive Plans
2021 Omnibus Plan. The Company’s stockholders approved the 2021 Omnibus Plan in 2021 to provide cash awards and equity-based compensation to employees of the Southern Company system, non-employee directors of the Company and its subsidiaries and certain other consultants or service providers.
PPP. The PPP is an annual cash incentive award program that provides the opportunity to receive an annual cash award based on the achievement of predetermined corporate, business unit and individual performance goals to substantially all employees. The PPP goals may include financial performance, such as EPS, net income, or other financial goals at the business unit or operating company, or operational performance, such as safety, operations, culture and other goals specific to each business unit or operating company. A threshold, target and maximum payout is set for each participant.
PPP payouts usually occur in March in the year following the applicable performance year. See page # for additional information about the PPP, the goals applicable to the NEOs and the 2024 payouts. The PPP is a component program of the 2021 Omnibus Plan.
LTI Program. The use of shares of common stock as a component of our compensation program directly links compensation with long-term shareholder value creation and reward participants based on their continued service and/or performance. The following types of awards may be granted under the Omnibus Plan, as designated by the Compensation Committee: stock options, stock appreciation rights (SARs), restricted stock, RSUs, PSUs, PSUs and cash-based awards. The Company currently has outstanding awards of RSUs and PSUs, which are described below.

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Appendix B - Benefit Plan Summary
RSUs. RSUs provide an employee the opportunity to earn common stock, cash, or a combination thereof upon the achievement of predetermined performance- or time-based metrics. The Company’s current compensation programs include RSUs as part of the annual LTI awards to eligible employees.
PSUs. PSUs provide an employee the opportunity to earn common stock if predetermined performance metrics are met for a predetermined performance period. The Company’s current compensation programs include PSUs as part of the annual LTI awards to eligible employees.
Other Plans
Deferred Compensation Plan (DCP). The DCP is an unfunded plan that permits participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement, disability, death or other separation from service. Up to 50% of base salary and up to 100% of performance-based non-equity compensation may be deferred at the election of eligible employees.
Under the DCP, participants make an annual election to choose how much compensation to defer, when those deferrals will be paid and how distributions will be paid (in one to ten annual installments).
DCP participants have five notional investment options: the stock equivalent account, the prime equivalent account and three equivalent index fund accounts. Under the terms of the DCP, participants are permitted to transfer between investments at any time.

DCP Notional Investment Account Options	Summary	2024 Rate of Return
Stock Equivalent Account	Treated as invested at a rate of return equivalent to that of an actual investment in common stock, including crediting dividend equivalents as paid by Southern Company	21.69%
Prime Equivalent Account	Treated as invested in prime interest rate compounding monthly, as published in The Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks	8.62%
Equivalent Index Fund Accounts	Treated as invested in one of the following:
	▶Equivalent Vanguard Institutional 500 Index Fund	25.00%
	▶Equivalent BlackRock Russell 2000 Index Fund	11.56%
	▶Equivalent BlackRock EAFE Equity Index Fund	3.78%
As of January 1, 2018, all of the NEOs were eligible to participate in the DCP. There is no enhancement or acceleration of payments under the DCP associated with termination or change-in-control events, other amounts deferred prior to 2005 which can be paid as a lump sum per the Benefit Administration Committee’s discretion. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation table.

104	Southern Company 2025 Proxy Statement

Our Mission
Building the future of energy
For more than a century, we've been providing clean, safe, reliable and affordable energy to the customers and communities we're privileged to serve. Through industry-leading innovation and a commitment to a net-zero future, we're delivering sustainable and resilient energy solutions that help to drive growth and prosperity.

Our Footprint

Service territories

- Electric
- Gas

Gas pipelines

- Southern Natural Gas
- Southern Company Gas

HAWAII
PUERTO RICO

Southern Power

- CC Combined-cycle facility
- CT Peaking facility
- S Solar facility
- W Wind facility
- E Energy storage

Southern Company Gas

- LNG LNG facilities
- SS SouthStar
- Natural gas storage
- RNG Renewable natural gas

PowerSecure

- # Owned and/or managed sites per state

* Under Development

Award-Winning Excellence
More than 28,000 employees across the Southern Company system work hard every day to deliver on our mission. The Superior Performance of these employees has been recognized by a variety of organizations, earning the Company awards and recognitions that reflect Our Values and dedication to service.

▶2025 World’s Most Admired Companies by Fortune magazine (No. 1 in electric and gas utility industry for social responsibility, financial soundness and long-term investment value)
▶2024 Platts Global Energy Award (demonstrated excellence in generation and grid asset management, systems operations, technological innovation, including the use of AI, grid modernization and cybersecurity)
▶CPA-Zicklin Index of Corporate Political Disclosure “Trendsetter” for 2024
▶2025 Military Friendly® Top 10 Employer
▶2024 Best Place to Work for Disability Inclusion by Disability Equality Index

For more information on company awards and recognitions, please visit the Accolades page of our website at www.southerncompany.com.

Southern Company

C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

If you vote by internet or phone, please do not mail this form.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SO2025**

You may participate in the meeting via the internet and vote during the meeting. There will be no physical location for stockholders to attend and vote at the meeting this year. Use the information that is printed in the box marked by the arrow and follow the instructions to access the meeting and vote these shares.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 20, 2025 (or 11:00 a.m. Eastern Time on May 20 for ESP participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the enclosed postage-paid envelope we have provided or return it to The Southern Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64201-P24832

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE SOUTHERN COMPANY

The Board of Directors recommends a vote FOR each nominee in Item 1.

		For	Against	Abstain
1.	Elect 13 Directors:			
1a.	Janaki Akella	☐	☐	☐
1b.	Shantella E. Cooper	☐	☐	☐
1c.	Anthony F. Earley, Jr.	☐	☐	☐
1d.	James O. Etheredge	☐	☐	☐
1e.	David J. Grain	☐	☐	☐
1f.	Donald M. James	☐	☐	☐
1g.	John D. Johns	☐	☐	☐
1h.	Dale E. Klein	☐	☐	☐
1i.	David E. Meador	☐	☐	☐
1j.	William G. Smith, Jr.	☐	☐	☐
1k.	Kristine L. Svinicki	☐	☐	☐
1l.	Lizanne Thomas	☐	☐	☐
1m.	Christopher C. Womack	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2, 3 and 4.

The Board of Directors recommends a vote AGAINST each of Items 5-8.

		For	Against	Abstain
5.	Stockholder proposal regarding simple majority vote	☐	☐	☐
6.	Stockholder proposal regarding disclosing assumptions underlying continued reliance on fossil fuel-based energy	☐	☐	☐
7.	Stockholder proposal regarding conducting a net zero audit	☐	☐	☐
8.	Stockholder proposal regarding a report on respecting workforce civil liberties	☐	☐	☐

NOTE: The last instruction received in either paper or electronic form prior to the deadline will be the instruction included in the final tabulation.

This Form of Proxy will be voted as specified by the undersigned. If no choice is indicated, the shares will be voted as the Board of Directors recommends. On other matters that come before the annual meeting, and any adjournments or postponements thereof, the Proxies are authorized to vote in their discretion.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 11, 2025.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V64202-P24832

FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM

Southern Company

FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND PLAN TRUSTEE

If a stockholder of record, the undersigned hereby appoints Christopher C. Womack, Daniel S. Tucker and Sterling A. Spainhour or any of them, Proxies, with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held on May 21, 2025 at 10:00 a.m., ET, via the internet at www.virtualshareholdermeeting.com/SO2025, and any adjournments or postponements thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.

If a beneficial owner holding shares through The Southern Company Employee Savings Plan (ESP), the undersigned directs the trustee of the ESP (Trustee) to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments or postponements thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form. Procedures are in place to safeguard the confidentiality of your voting instructions. If you do not provide the Trustee with timely voting instructions, the Pension Fund Investment Review Committee may direct the Trustee how to vote these shares.

This Form of Proxy and Trustee Voting Instruction Form (Form of Proxy) is solicited jointly by the Board of Directors of The Southern Company and the Trustee pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this Form of Proxy should be mailed in the enclosed envelope to the Company's proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. **The deadline for receipt of the Form of Proxy and instructions provided electronically for the Trustee is 11:00 a.m., ET, on Tuesday, May 20, 2025. The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m., ET, on Wednesday, May 21, 2025. The deadline for receipt of instructions for shares of record provided electronically is 11:59 p.m., ET, on Tuesday, May 20, 2025.**

The proxy tabulator will report separately to the Proxies named above and to the Trustee as to proxies received and voting instructions provided, respectively.

THIS FORM OF PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. ON OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION.

Continued and to be voted and signed on reverse side.